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1215 DATACENTER PARK BOULEVARD

DATACENTER LEASE

Between

COLLINS TECHNOLOGY PARK PARTNERS, LLC
as Landlord

and

RACKSPACE US, INC.
as Tenant

Dated

December 29, 2011

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Table of Contents

Page
1		LEASE OF TENANT SPACE	1
	1.1	Tenant Space
	1.2	Condition of Tenant Space
	1.3	Interconnections
	1.4	Relocation Right
	1.5	Quiet Enjoyment; Access
	1.6	Common Area
2		TERM	2
	2.1	Term; Tenant’s Early Termination Right
	2.2	Delivery of Tenant Space; Delivery of Documentation; Early Access
	2.3	Extension Options
3		BASE RENT AND OTHER CHARGES	5
	3.1	Base Rent
	3.2	Operating Expenses and Taxes – Real Property
	3.3	Payments Generally
	3.4	Late Payments
	3.5	Utilities
4		TAXES-EQUIPMENT; TAXES-OTHER	7
	4.1	Taxes - Equipment
	4.2	Taxes - Other
5		INTENTIONALLY DELETED	8
6		PERMITTED USE; COMPLIANCE WITH RULES AND LAWS; HAZARDOUS MATERIALS	8
	6.1	Permitted Use
	6.2	Building Rules and Regulations
	6.3	Compliance with Laws; Hazardous Materials
	6.4	Electricity Consumption Threshold
	6.5	Maximum Structural Load
	6.6	Rooftop Rights
7		ACCESS CONTROL; SECURITY; ELECTRICITY; INTERRUPTION OF SERVICES; BUILDING MANAGEMENT SYSTEM	9
	7.1	Access Control; Security
	7.2	Electricity
	7.3	Interruption of Services
	7.4	Building Management System
8		MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT’S PERSONAL PROPERTY	11
	8.1	Landlord’s Maintenance
	8.2	Tenant’s Maintenance
	8.3	Alterations
	8.4	Removal of Tenant’s Personal Property
	8.5	Depreciation
9		CASUALTY EVENTS; TAKINGS; INSURANCE	13

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	9.1	Casualty Events; Takings
	9.2	Tenant’s Insurance
	9.3	Landlord’s Insurance
10		TRANSFERS	15
	10.1	Restrictions on Transfers; Landlord’s Consent
	10.2	Notice to Landlord
	10.3	Landlord’s Recapture Rights
	10.4	No Release; Subsequent Transfers
	10.5	Colocation
	10.6	Excess Rent
11		ESTOPPEL CERTIFICATES	16
12		SUBORDINATION AND ATTORNMENT; HOLDER RIGHTS	17
	12.1	Subordination and Attornment
	12.2	Intentionally Omitted
	12.3	SNDA
13		SURRENDER OF TENANT SPACE; HOLDING OVER	17
	13.1	Tenant’s Method of Surrender
	13.2	Disposal of Tenant’s Personal Property
	13.3	Holding Over
	13.4	Survival
14		WAIVERS; INDEMNIFICATION; CONSEQUENTIAL DAMAGES; LIENS	18
	14.1	Waivers
	14.2	Indemnification
	14.3	Consequential Damages
	14.4	Liens
15		TENANT DEFAULT	20
	15.1	Events of Default By Tenant
	15.2	Remedies
	15.3	Tenant’s Liability
16		LANDLORD’S LIABILITY	21
	16.1	Landlord Default; Tenant’s Remedies
	16.2	Landlord’s Liability
	16.3	Transfer of Landlord’s Interest
17		MISCELLANEOUS	22
	17.1	Severability
	17.2	No Waiver
	17.3	Attorneys’ Fees and Costs
	17.4	Waiver of Right to Jury Trial
	17.5	Headings; Time; Survival
	17.6	Notices
	17.7	Governing Law; Jurisdiction
	17.8	Incorporation; Amendment; Merger
	17.9	Brokers
	17.1	Examination of Lease; Binding on Parties
	17.1	Recordation

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17.1	Authority
17.1	Successors and Assigns
17.1	Force Majeure
17.2	No Partnership or Joint Venture; No Third Party Beneficiaries
17.2	Access By Landlord
17.2	Rights Reserved by Landlord
17.2	Counterparts; Delivery by Facsimile or E-mail
17.2	Confidentiality
17.2	Incorporation of Schedules and Exhibits
17.2	Financial Statements
17.2	Intentionally Omitted
17.2	Re-Commissioning
17.2	Landlord’s Lien
17.3	Parking
17.3	Reporting

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SCHEDULE “1”
CERTAIN DEFINED TERMS
“1232 Alma Lease” shall mean and refer to that certain Datacenter Lease dated effective as of May 20, 2011, by and between Collins Technology Park Partners, LLC, as landlord (the “1232 Landlord”), and Rackspace US, Inc., as tenant, related to certain space located at 1232 Alma Road, Richardson, Texas.
“A&E Firm” shall mean and refer to the architectural and engineering firm that prepares the As-Built Drawings for Landlord.
“ACM” shall mean and refer to asbestos, asbestos-containing materials or presumed asbestos-containing materials.
“Additional Rent” shall mean and refer to all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such.
“Affiliate Transfer” shall mean and refer to an assignment by Tenant of this Lease, or the sublease of the entire or any portion of the Tenant Space, to a Tenant Affiliate where (x) Tenant gives Landlord prior written notice of the name of such Tenant Affiliate, and (y) as applicable, the applicable Tenant Affiliate assumes, in writing, for the benefit of Landlord, all of Tenant's obligations under this Lease, or enters into a sublease with Tenant on a form approved by Tenant in Tenant's sole but good faith discretion.
“Alterations” shall mean and refer to any alterations, additions, improvements or replacements to the Tenant Space, or any other portion of the Building or Property (exclusive of any replacement(s) of any portion of the Infrastructure performed in accordance with Section 8.2, below) that are performed by or on behalf of Tenant or any other Tenant Party. For avoidance of doubt, and notwithstanding the fact that the manner and method of the installation of Tenant's Personal Property is subject to the terms of Section 8.3, the term “Alterations” expressly excludes Tenant's Personal Property.
“Applicable Laws” shall mean and refer to (a) all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority now or hereafter having jurisdiction over the Property, (b) all covenants, conditions and restrictions now or hereafter affecting the Property, and (c) all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function for the Property.
“As-Built Drawings” shall mean and refer to the As-Built Drawings, as defined on Exhibit “E-1”, attached hereto.
“Back-Up Power Systems” shall mean and refer to all emergency, supplemental and/or back-up power systems used in or for either of the Datacenters.
“Base Building” shall mean and refer to: (i) those walls in the Tenant Space that are structural in nature, (ii) the foundation of the Building, (iii) the steel structure of the Building, (iv) the exterior walls (including windows) of the Building, (v) the roof of the Building, (vi) the parking and grounds adjacent to the Building, (vii) the Base Building Systems; and (viii) the Common Area.
“Base Building Systems” shall mean and refer to the shared/common systems and equipment in the Building and/or otherwise for the Property, including, without limitation, the Fire Detection System, electrical, HVAC, plumbing, sprinkler, access control (including, without limitation, Landlord's Access Control Systems), mechanical, and telecommunications systems and equipment. For the avoidance of doubt, Base Building Systems shall: (i) in no event include any of the Infrastructure; and (ii) include all portions of the Building electrical system down to, but not including, that certain output side of the primary Building switchgear (i.e., that certain output side of the Vista switchgear) that exclusively serves the Premises.
“Base Rent” shall mean and refer to the amounts of Base Rent set forth in Item 8 of the Basic Lease Information.
“Building” shall mean and refer to the Building described in Item 15 of the Basic Lease Information.
“Building Management System” or “BMS” shall mean and refer to the Building's environmental diagnostic system for power, temperature and humidity, which includes remote sensors located in each Tenant Space to provide 24x7 monitoring of (i) the power supplied to each Tenant Space and (ii) the temperature and humidity in each Suite.
“Building Rules and Regulations” shall mean and refer to Landlord's rules and regulations for the Building, as same may be amended from time to time in accordance with Section 6.2 of the Lease. The current version of the Building Rules and Regulations is attached hereto as Exhibit “G”.

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“Cables” shall mean and refer to all fiber and/or copper and/or other cabling that is placed into the Pathway by Landlord on Tenant's behalf, or by Tenant and/or by any other Tenant Party.
“Casualty-Complete” shall mean and refer to a Casualty Event that results in the complete destruction of the Building.
“Casualty Event” shall mean and refer to fire, explosion or any other casualty or peril causing damage to the Property, the Building and/or the Tenant Space.
“Casualty Repair - Landlord” shall mean and refer to the repair and reconstruction of the damaged portion(s) of the Base Building and/or the Property (exclusive of the Tenant Space and Tenant's Repair Obligations) to substantially the same condition in which they existed immediately prior to a particular Casualty Event and in order to enable Tenant's access to and use of the Tenant Space in the ordinary conduct of Tenant's business. For the avoidance of doubt (and notwithstanding anything to the contrary contained in the foregoing), Landlord's obligations under the “Casualty Repair - Landlord” does not, and shall not, include the obligation to repair or replace any of the Infrastructure.
“Casualty Repair - Tenant” shall mean and refer to the repair and reconstruction of the damaged portion(s) of the equipment, item and materials that are included within Tenant's Repair Obligations to substantially the same condition in which they existed immediately prior to a particular Casualty Event.
“Casualty Repair Notice” shall mean and refer to written notice by Landlord to Tenant notifying Tenant of the Repair Period-Estimated.
“Claims” shall mean and refer to all third party claims, actions, suits and proceedings, and all losses, damages, obligations, liabilities, penalties, fines, costs and expenses arising from any such claims, actions, suits, or proceedings, including, without limitation, attorneys' fees, legal costs, and other costs and expenses of defending against any such claims, actions, suits, or proceedings.
“Colocation Activity” shall mean and refer to the installation, operation and maintenance by a Colocation Party of such Colocation Party's computer, switch and/or communications equipment in the Tenant Space, and the connection of such equipment with the equipment of Tenant and/or other Colocation Parties within the Tenant Space.
“Colocation Agreement” shall mean and refer to a license agreement, by and between Tenant and a Colocation Customer, whereby Tenant provides such Colocation Customer (and its related Colocation Parties) a license for the sole purpose of engaging in Colocation Activities within the Tenant Space.
“Colocation Customer” shall mean and refer to a customer of Tenant, who desires to engage in Colocation Activities within the Tenant Space, under and pursuant to a Colocation Agreement.
“Colocation Party” shall mean and refer to any Colocation Customer and any person claiming, directly or indirectly, by, through or under any Colocation Customer, together with the officers, agents, servants and employees of each Colocation Customer.
“Commencement Date” shall mean and refer to (a) the Commencement Date (A), as it relates to Datacenter-A and the Datacenter-A Period, and (b) the Commencement Date (B), as it relates to Datacenter-B and the Datacenter-B Period.

“Commencement Date (A)” shall mean and refer to the Commencement Date (A) set forth in Item 4 of the Basic Lease Information, subject to the terms of Section 2.2.2 of the Standard Lease Provisions.

“Commencement Date (B)” shall mean and refer to the Commencement Date (B) set forth in Item 4 of the Basic Lease Information, subject to the terms of Section 2.2.2 of the Standard Lease Provisions.

“Commencement Date Conditions” shall mean and refer (a) to Commencement Date Conditions (A) (as it relates to the occurrence of Commencement Date (A)), and (b) to Commencement Date Conditions (B) (as it relates to the occurrence of Commencement Date (B)).

“Commencement Date Conditions (A)” shall mean and refer to the occurrence of the following:

(a)    Landlord has performed the Commissioning of Datacenter-A, which condition shall be deemed to have been satisfied upon Landlord's receipt of the Commissioning Complete Letter for Datacenter-A;

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(b)    Landlord has completed Landlord's Installations (A) and has installed the Base Building Systems for the Building, which shall be substantially similar in functionality to the “Base Building Systems” (as defined in the 1232 Alma Lease) that have been installed by the 1232 Landlord at the 1232 Building as of the Effective Date of this Lease.
(c)    Landlord has completed installation of (i) the P-POP Room and S-POP Room, as defined in Item 16 of the Basic Lease Information, below; and (ii) the POP Premises, as defined in the POP Rider; and
(d)    Landlord has delivered the Suite A-1 Tenant Space and the POP Premises to Tenant and provided the Commencement Date Notice for the Suite A-1 Tenant Space to Tenant.
“Commencement Date Conditions (B)” shall mean and refer to the occurrence of the following:

(a)    Landlord has performed the Commissioning of Datacenter-B, which condition shall be deemed to have been satisfied upon Landlord's receipt of the Commissioning Complete Letter for Datacenter-B;
(b)    Landlord has completed Landlord's Installations (B); and
(c)    Landlord has delivered the Suite B-1 Tenant Space to Tenant and provided the Commencement Date Notice for the Suite B-1 Tenant Space to Tenant.
“Commencement Date Notice” shall mean and refer to a notice from Landlord to Tenant, substantially in the form attached hereto as Exhibit “E-4”, which shall (a) memorialize Landlord's delivery of the Suite A-1 Tenant Space (or the Suite B-1 Tenant Space, as applicable) to Tenant with Landlord's Installations (A) (or Landlord's Installations (B), as applicable) complete, (b) be accompanied by a copy of the Commissioning Complete Letter for Datacenter-A (or for Datacenter-B, as applicable), and (c) confirm the actual Commencement Date, as applicable.
“Commissioning” shall mean and refer to the act of causing the commissioning/turn up of the Infrastructure of a Datacenter pursuant to the Commissioning Criteria, so that such Infrastructure has passed Level 5 of such Commissioning Criteria, as certified by the Commissioning Agent by virtue of the Commissioning Complete Letter for the particular Datacenter.
“Commissioning Complete Letter” shall mean and refer to a letter from the Commissioning Agent, evidencing successful Commissioning of a Datacenter, substantially in the form attached hereto as Exhibit “J”.
“Commissioning Agent” shall mean and refer to the third party engineering firm that performs the Commissioning of the Infrastructure for a particular Datacenter.
“Commissioning Criteria” shall mean and refer to the commissioning criteria set forth on Exhibit “E-2”.
“Commissioning Documentation” shall mean and refer to the Commissioning Documentation, as defined on Exhibit “E-1”, attached hereto.
“Common Area” shall mean and refer to those portions of the Property and the Building designated by Landlord from time to time for the common use of all tenants of the Building, including among other facilities, the sidewalks, service corridors, curbs, truck ways, loading areas (including, without limitation, loading docks), private streets, driveways and alleys, lighting facilities, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities.
“Consequential Damages” shall mean and refer to consequential damages, incidental damages, indirect damages, special damages, loss of profit, loss of business opportunity and loss of income.
“Control”, as used in the definition of Tenant Affiliate, shall mean and refer to (i) the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the controlled entity, (ii) the power to elect a majority of the controlled entity's board of directors and/or (iii) the ability to otherwise direct the business, management and/or operational decisions of the entity in question, whether through ownership, voting rights, by contract or otherwise.
“Datacenter” shall mean and refer to (a) Datacenter-A, as it relates to Suites A-1, A-2 and A-3; and (b) Datacenter-B, as it relates to Suites B-1, B-2 and B-3.
“Datacenter-A” shall mean and refer to Datacenter-A described in Item 18 of the Basic Lease Information.

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“Datacenter-A Period” shall mean and refer to the period of time commencing on the Commencement Date (A) and continuing until the expiration of the one hundred eightieth (180th) full calendar month thereafter, unless earlier terminated in accordance with the terms of this Lease.
“Datacenter-B” shall mean and refer to Datacenter-B described in Item 18 of the Basic Lease Information.
“Datacenter-B Period” shall mean and refer to the period of time commencing on the Commencement Date (B) and continuing until the expiration of the one hundred eightieth (180th) full calendar month thereafter, unless earlier terminated in accordance with the terms of this Lease.
“Datacenter Period” shall mean and refer (a) to the Datacenter-A Period (as it relates to Tenant Space (A)), and (b) to the Datacenter-B Period (as it relates to Tenant Space (B)).
“Default Rate” shall mean and refer to an interest rate equal to the lesser of (a) one percent (1%) per month or (b) the maximum lawful rate of interest.
“Delinquency Date” shall mean and refer to the date that is (a) five (5) business days after the date on which any particular payment of Base Rent is due from Tenant to Landlord; and (b) ten (10) days after the date on which any particular payment of Additional Rent is due from Tenant to Landlord.
“Digital” shall mean and refer to Digital Realty Trust, L.P., a Maryland limited partnership.
“DPD Campus” shall mean and refer to that certain real property located in Richardson, Texas bound on four sides by Collins Road on the north, International Parkway on the east, Security Row on the south and Alma Road on the west.
“Early Access” shall mean and refer to Tenant's ability and right, subject to the terms of Section 2.2.4 of the Standard Lease Provisions, to enter and use the Early Access Suites, during the Early Access Period for each such Suite, for the Permitted Use.
“Early Access Date” shall mean and refer to Commencement Date (A) (as it relates to Suite A-2 and Suite A-3) and Commencement Date (B) (as it relates to Suite B-2 and Suite B-3).
“Early Access Period” shall mean and refer to the period between the Early Access Date and the commencement of the applicable Suite Period.
“Early Access Suite” shall mean and refer to any Suite within a Datacenter for which the Datacenter Period has commenced, but for which the Suite Period has yet to commence.
“ECT Default Notice” shall mean and refer to written notice from Landlord notifying Tenant of an ECT Overage. The parties agree, however, that such written notice need only be delivered by e-mail to Tenant's legal notice e-mail address (i.e., legalnotice@rackspace.com), and need not be followed up by a confirming copy by any other method of delivery.
“ECT Overage” shall mean and refer to a situation in which the electricity consumption for a Datacenter exceeds such Datacenter's Electricity Consumption Threshold.
“Electricity Consumption Threshold” shall mean and refer to (a) the Electricity Consumption Threshold-A, as it relates to Datacenter-A (see Exhibit “F”, Table A, Item 1), and (b) the Electricity Consumption Threshold-B, as it relates to Datacenter-B (see Exhibit “F”, Table A, Item 2).
“Environmental Laws” shall mean and refer to all now and hereafter existing Applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment and/or Hazardous Materials [including, without limitation, CERCLA, RCRA, OSHA, HMTA, and the Clean Air Act].
“Event of Default by Tenant” shall mean and refer to the occurrence of any of the Events of Default by Tenant described in Sections 15.1.1-15.1.5, inclusive.
“Excess Rent” shall mean and refer to any consideration in excess of the sum of (a) the pro-rata portion of Rent applicable to the portion of the Tenant Space subject to the assignment or sublease, less (b) the reasonable leasing costs (e.g., tenant improvement allowances, legal fees actually incurred in connection with consummating such sublease or assignment, and broker commissions) actually incurred by Tenant in connection with such sublease or assignment.

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“Extension Options” shall mean and refer to Tenant's options to extend the Term of the Lease with respect to each of Tenant Space (A) and Tenant Space (B), the number and duration of which are as set forth in Item 6 of the Basic Lease Information, and the terms for which are as set forth in Section 2.3 of the Standard Lease Provisions.
“Extension Option Exercise Notice” shall mean and refer to written notice from Tenant to Landlord specifying that Tenant is irrevocably exercising an Extension Option so as to extend the Term of this Lease for a particular Tenant Space by the applicable Extension Term on the terms set forth in Section 2.3 of the Standard Lease Provisions.
“Extension Term” shall mean and refer to the duration of each duly exercised Extension Option, as set forth in Item 6 of the Basic Lease Information.
“Extension Term Base Rent” shall mean and refer to the monthly Base Rent payable with respect to the applicable Tenant Space during an Extension Term.
“Financial Statements” shall mean and refer to audited annual financial statements of the indicated entity, including (i) an opinion of a certified public accountant, (ii) a balance sheet, and (iii) a profit and loss statement (income statement), all prepared in accordance with sound accounting principles consistently applied.
“Fire Detection System” shall mean and refer to a fire/life/safety system substantially similar in functionality to the fire/life/safety system installed by the 1232 Landlord at the 1232 Building as of the Effective Date of this Lease.
“Force Majeure” shall mean and refer to any cause or reason beyond the reasonable control of the party obligated to perform hereunder, including, but not limited to, strike, labor trouble, governmental rule, regulation, ordinance, statute or interpretation, or fire, earthquake or civil commotion. Notwithstanding the foregoing, neither financial disability nor financial hardship shall constitute Force Majeure hereunder.
“Foreclosure” shall mean and refer to any foreclosure, sale under a power of sale, ground lease termination or transfer in lieu of any of the foregoing or the exercise of any other remedy pursuant to any Security Document by virtue of which Landlord's interest in the Property is transferred to the applicable Holder.
“Guarantor” shall mean and refer to Rackspace Hosting, Inc., a Delaware corporation.
“Handle,” “Handled,” or “Handling” shall mean and refer to any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.
“Hazardous Materials” shall mean and refer to: (1) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing PCBs; (iv) containing ACM; (v) which is radioactive; (vi) which is infectious; or (2) any other material or substance displaying toxic, reactive, ignitable, explosive or corrosive characteristics, and is defined, or becomes defined, as such by any Environmental Law.
“Holder” shall mean and refer to any mortgagee or beneficiary of a mortgage or deed of trust encumbering the Property or any portion thereof, or any lessor of a ground or underlying lease with respect to the Property or any portion thereof.
“HVAC” shall mean and refer to heating, ventilation and air conditioning.
“Infrastructure” shall mean and refer to all mechanical and electrical systems exclusively serving each Datacenter, and all components, equipment and facilities thereof, whether located inside or outside such Datacenter, including, without limitation, generators, PDUs, power distribution boards and other components of the UPS Plant, and PAHUs and other components of the HVAC system. On such Datacenter's applicable Commencement Date, the Infrastructure for the applicable Datacenter shall include the items (identified to the applicable Datacenter) set forth on Exhibit “I”, attached hereto.
“Infrastructure (A)” shall mean and refer to Infrastructure (A) as defined on Exhibit “I”.
“Infrastructure (B)” shall mean and refer to Infrastructure (B) as defined on Exhibit “I”.
“Insurable Casualty Event” shall mean and refer to a Casualty Event which is required to be covered by this Lease, or normally would be covered, or coverable, under the insurance actually carried, or required to be carried, by the parties pursuant to this Lease,

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whichever is greater.
“Land” shall mean and refer to the Land described in Item 14 of the Basic Lease Information.
“Landlord” shall mean and refer to the Landlord set forth in Item 1 of the Basic Lease Information.
“Landlord Default” shall mean and refer to the occurrence of a Landlord Default, as described in Section 16.1.1.
“Landlord Group” shall mean and refer to Landlord, Digital Realty Trust, L.P., Digital Realty Trust, Inc., and their respective directors, officers, shareholders, members, employees, agents, contractors, constituent partners, affiliates, beneficiaries and trustees.
“Landlord's Access Control Systems” shall mean and refer to: [*****], in each case, such items shall be substantially similar in functionality to the same items of “Landlord's Access Control Systems” that, as of the Effective Date of this Lease, have been installed by the 1232 Landlord at the 1232 Building (as defined in Exhibit “C”), under and pursuant to the 1232 Alma Lease.
“Landlord's Actual Knowledge” or similar phrase shall mean and refer to the actual current knowledge, as of the Effective Date, of [*****] (the foregoing two (2) individuals, being employees of Digital Realty Trust, L.P., each of whom has direct and specific knowledge regarding the Building, but neither of whom shall have the duty of additional investigation in connection with this Lease).
“Landlord's Installations” shall, as it relates to Datacenter-A and Commencement Date (A), mean and refer to Landlord's Installations (A); and, as it relates to Datacenter-B and Commencement Date (B), mean and refer to Landlord's Installations (B).
“Landlord's Installations (A)” shall mean and refer to (a) the installations for Datacenter-A defined as such, as set forth on Exhibit “I”, attached hereto, and (b) the Commissioning of Datacenter-A, including such installations, as certified by the Commissioning Agent. Landlord shall perform Landlord's Installations (A) at Landlord's sole cost and expense and without reimbursement from Tenant as an Operating Expense under Article 3 of the Lease or otherwise. [*****] For the avoidance of doubt, the parties acknowledge that Landlord shall have the obligations regarding Landlord's Installations (A) set forth in Section 2.2.1, below (i.e., as it relates to the requirement that Landlord use commercially reasonable efforts to cause the Commencement Date Conditions (A) to be completed prior to the Target Commencement Date (A)).
“Landlord's Installations (B)” shall mean and refer to (a) the installations for Datacenter-B defined as such, as set forth on Exhibit “I”, attached hereto, and (b) the Commissioning of Datacenter-B, including such installations, as certified by the Commissioning Agent. Landlord shall perform Landlord's Installations (B) at Landlord's sole cost and expense and without reimbursement from Tenant as an Operating Expense under Article 3 of the Lease or otherwise. [*****] For the avoidance of doubt, the parties acknowledge that Landlord shall have the obligations regarding Landlord's Installations (B) set forth in Section 2.2.1, below (i.e., as it relates to the requirement that Landlord use commercially reasonable efforts to cause the Commencement Date Conditions (B) to be completed prior to the Target Commencement Date (B)).
“Landlord's Lease Undertakings” shall mean and refer to any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents that is to be provided or performed by Landlord.
“Landlord's Liability Cap” shall mean and refer to [*****].
“Late Charge” shall, as it relates to each Late Payment, mean and refer to a sum equal to [*****].
“Late Payment” shall mean and refer to any payment of Rent that Landlord has not received from Tenant prior to the Delinquency Date.
“Late Payment Interest” shall mean and refer to interest on a particular Late Payment at the Default Rate.
“Lease Documents” shall mean and refer to this Lease and all schedules, exhibits, riders, amendments, and addenda to this Lease.
“Lease Year” shall mean and refer, as it relates to each respective Tenant Space, to each period of twelve (12) consecutive calendar months during the Term, commencing with the first day (the “Calendar Month Commencement Date”) of the first full calendar month of (a) the Datacenter-A Period, as it relates to Tenant Space (A), and (b) the Datacenter-A Period, as it relates to Tenant Space (B) (and each successive anniversary thereof), and ending with the day before the anniversary of such Tenant Space's Calendar Month Commencement Date. In the event that a Commencement Date occurs on a date that is other than the Calendar Month Commencement Date for a particular Tenant Space, then the first (1st) Lease Year for such Tenant Space shall be deemed

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to include the Partial Month.
“Maximum Structural Load” shall mean and refer to the Maximum Structural Load set forth in Item 19 of the Basic Lease Information.
“Metering Equipment - Tenant Space” shall mean and refer to a metering device (or metering devices) for monitoring, measuring, and allocating the cost of the utilities serving, provided to and/or used in the Tenant Space.
“MMR Services” shall mean and refer to the services typically provided by companies in the primary business of providing carrier-neutral interconnections, such as Equinix, CoreSite and Telehouse, including without limitation, furnishing of space, racks and pathway to telecommunications carriers for the purpose of such carriers' placement and maintenance of computer, switch and/or communications equipment and cross-connections by such carriers with the communications cable and facilities of other parties in the Building.
“Noticed Holder” shall mean and refer to a Holder for which Tenant has been notified in writing of the address of such Holder.
“Operating Expenses” shall mean and refer to all actual and reasonable expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay, without markup or surcharge (except as it relates to management fees as set forth in subparagraph (ix) below) because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Property, none of which shall be a duplication of another Operating Expense, determined on an accrual basis in accordance with generally accepted accounting principles (or otherwise in accordance with sound accounting principles) consistently applied, including, without limitation, the following:
(i)    Salaries and wages of all employees (general manager and below) engaged in the operation, maintenance and security of the Property, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto;
(ii)    Cost of all supplies and materials used in the operation, maintenance and security of the Property;
(iii)    Cost of all electricity supplied to the Common Areas of the Property and the OS Tenant Spaces and all water and sewage service supplied to the Property;
(iv)    Cost of all maintenance and service agreements for the Property and the equipment therein, including, without limitation, alarm service, parking facilities, security (both on-site and off-site), janitorial service, landscaping, fire protection, sprinklers, window cleaning and elevator maintenance;
(v)    Cost of all insurance relating to the Property, including the cost of casualty/property, rental and liability insurance applicable to the Property and Landlord's personal property used in connection therewith but only to the extent customarily carried by landlords of high quality class A datacenter buildings comparable to the Building (The foregoing notwithstanding, Landlord shall not be permitted to include as “Operating Expenses” the portions of its casualty/property insurance premiums that are attributable to the Infrastructure and to the infrastructure for any other tenant premises in the Building that is comparable to the Infrastructure. To the extent that Landlord's casualty insurance premiums are not ordinarily separated between Building and equipment, Landlord agrees to provide, and the parties shall rely on, an annual statement from Landlord's insurance broker that attributes an appropriate portion of the casualty/property insurance premium to the Infrastructure and to the infrastructure for any other tenant premises in the Building that is comparable to the Infrastructure for the purposes of satisfying the preceding sentence.);
(vi)    Cost of repairs and general maintenance, including the costs of maintaining, repairing and/or replacing the Base Building, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by any third parties;
(vii)    Cost of capital improvement items, including installation thereof, which are acquired: (a) primarily for the purpose of reducing Operating Expenses and which, within twenty-four (24) months after the date any such cost is made or incurred by Landlord, in fact, does result in a net decrease in Operating Expenses; or (b) in order to comply with any Applicable Law with which the Property (or Landlord) is not required to comply as of the Commencement Date (and excluding, e.g., costs to cure any violation(s) of Applicable Laws existing as of the Effective Date), with any such costs to be amortized on a straight line basis (calculated over the useful economic life of the applicable capital improvement item), as determined by Landlord in its reasonable discretion using generally accepted accounting principles (or, at least, sound accounting principles) consistently applied, with interest at the commercially-reasonable rate paid by Landlord on any funds borrowed for such item or, if the capital improvement item is not financed, at the Prime Rate;

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(viii)    Capital expenditures which, though capital for accounting purposes, are customarily considered maintenance and repair items and, therefore, passed through as operating expenses by landlords of high quality class A datacenter buildings comparable to the Building and which relate to items that, by their nature, require periodic maintenance, repair and/or replacement (but excluding the initial costs thereof), such as painting of Common Areas, replacement of carpet in lobbies, and the like, with any such capital improvements or costs to be amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion using generally accepted accounting principles (or, at least, sound accounting principles) consistently applied, with interest at the commercially-reasonable rate paid by Landlord on any funds borrowed for such item or, if the item is not financed, at the Prime Rate; and
(ix)    Reasonable management fees paid by Landlord to third parties or to management companies or managing agents owned by, or management divisions of, Landlord; provided that Tenant's Proportionate Share of such management fees shall not exceed [*****].
To the extent that any Operating Expenses are attributable to the Property and other properties of Landlord, a fair, equitable and reasonable allocation of such Operating Expenses shall be made between the Property and such other properties. The term “Operating Expenses” shall exclude the costs set forth on Exhibit “H”.
“Operating Expenses (Actual)” shall mean and refer, with respect to each calendar year during the Term of the Lease, to the actual Operating Expenses for such year.
“Operating Expenses (Projected)” shall mean and refer, with respect to each calendar year during the Term of the Lease, to Landlord's projection of Operating Expenses for such year.
“OS Rider” shall mean and refer to that certain Office Space Rider dated December 29, 2011, by and between Landlord and Tenant, related to certain office spaces (as more particularly described in the OS Rider, the “OS Tenant Spaces”) in the Building.
“Outside Commencement Date” shall mean and refer to the Outside Commencement Date set forth in Item 4 of the Basic Lease Information, subject to the terms of Section 2.2.2 of the Standard Lease Provisions.
“PAHUs” shall mean and refer to packaged air handling units.
“Partial Month” shall, in the event that a Commencement Date occurs on a date that is other than the first (1st) day of a calendar month, mean and refer to the number of calendar days (including the applicable Commencement Date) remaining in the month in which such Commencement Date occurs.
“Pathway” shall mean and refer, collectively, to (a) the Suite A-1 Pathway (only during the Suite A-1 Period) with regard to Suite A-1, (b) the Suite A-2 Pathway (only during the Suite A-2 Period) with regard to Suite A-2, (c) the Suite A-3 Pathway (only during the Suite A-3 Period) with regard to Suite A-3, (d) the Suite B-1 Pathway (only during the Suite B-1 Period) with regard to Suite B-1, (e) the Suite B-2 Pathway (only during the Suite B-2 Period) with regard to Suite B-2, and (f) the Suite B-3 Pathway (only during the Suite B-3 Period) with regard to Suite B-3, as more particularly described in Item 7 of the Basic Lease Information and Exhibit “C”, attached hereto, and subject to the terms and provisions of said Exhibit “C”.
“PCBs” shall mean and refer to polychlorinated biphenyls.
“PDUs” shall mean and refer to power distribution units.
“Permitted Transfer” shall mean and refer to any of the following and, as applicable, any Transfer resulting from, as part of or in connection with the following: (i) the transfer of a majority interest of the outstanding shares of stock of Tenant, (ii) the merger of Tenant with another entity or entities (“Permitted Transfer - Merger”), (iii) the sale of all or substantially all of Tenant's assets (“Permitted Transfer - SSA”) and/or (iv) Affiliate Transfers; provided that, in any such event, (a) the action is taken pursuant to a bona fide business transaction and not principally or exclusively as a means to evade the consent requirements under this Lease, (b) the “Tenant” under this Lease after such Transfer assumes in writing all of the obligations and liabilities of Tenant under the Lease Documents; (c) the proposed use of the Premises by Transferee complies with the Permitted Use; and (d) the Guaranty remains in full force and effect.
“Permitted Use” shall mean and refer to: (i) the Permitted Use - Datacenter, as it relates to Suite A-1, Suite A-2, Suite A-3, Suite B-1, Suite B-2 and/or Suite B-3, (ii) the Permitted Use - UPS Room, as it relates to the Datacenter-A UPS Rooms and/or the Datacenter-B UPS Rooms, and (iii) the Permitted Use - Mechanical Yard Spaces, as it relates to the Mechanical Yard Space (A) and/or the Mechanical Yard Space (B).

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“Permitted Use - Datacenter” shall mean and refer to the placement, installation, operation, use, replacement, repair and maintenance of the Infrastructure and any computer, switch and/or communications equipment in each Suite, all for data center operation, computing, hosting and managed services purposes (including, without limitation, Colocation Activity) and uses accessory or incidental thereto, including, without limitation, general office, storage and assembly to the extent that the same comply with Applicable Laws, and for no other use or purpose.
“Permitted Use - Mechanical Yard Spaces” shall mean and refer to the operation, use, replacement, repair and maintenance of Infrastructure located in the Mechanical Yard Space (A) and/or the Mechanical Yard Space (B).
“Permitted Use - UPS Room” shall mean and refer to the operation, use, replacement, repair and maintenance of Infrastructure located in a UPS Room that serves a Datacenter.
“POP Rider” shall mean and refer to that certain POP Room Rider by and between Landlord and Tenant dated of even date with the Effective Date of this Lease related to Tenant's presence in the POP Rooms in connection with this Lease.
“POP Rooms” shall mean and refer to the POP Rooms described in Item 16 of the Basic Lease Information.
“Premises” shall mean and refer, collectively, to (a) Premises-A-1 (only during the Suite A-1 Period), (b) Premises-A-2 (only during the Suite A-2 Period), (c) Premises-A-3 (only during the Suite A-3 Period), (d) Premises-B-1 (only during the Suite B-1 Period), (e) Premises-B-2 (only during the Suite B-2 Period), and (f) Premises-B-3 (only during the Suite B-3 Period), as more particularly described in Item 7 of the Basic Lease Information.
“Premises-A-1” shall mean and refer to Premises-A-1 described in Item 7(a) of the Basic Lease Information.
“Premises-A-2” shall mean and refer to Premises-A-2 described in Item 7(a) of the Basic Lease Information.
“Premises-A-3” shall mean and refer to Premises-A-3 described in Item 7(a) of the Basic Lease Information.
“Premises-B-1” shall mean and refer to Premises-B-1 described in Item 7(a) of the Basic Lease Information.
“Premises-B-2” shall mean and refer to Premises-B-2 described in Item 7(a) of the Basic Lease Information.
“Premises-B-3” shall mean and refer to Premises-B-3 described in Item 7(a) of the Basic Lease Information.
“Premises-A” shall mean and refer, collectively, to Suite A-1 (only during the Suite A-1 Period), Suite A-2 (only during the Suite A-2 Period), and Suite A-3 (only during the Suite A-3 Period).
“Premises-B” shall mean and refer, collectively, to Suite B-1 (only during the Suite B-1 Period), Suite B-2 (only during the Suite B-2 Period), and Suite B-3 (only during the Suite B-3 Period).
“Prepaid Rent” shall mean and refer to the Prepaid Rent set forth in Item 10 of the Basic Lease Information, subject to the terms of Section 3.1 of the Standard Lease Provisions.
“Prime Rate” shall mean and refer to the then-current “prime” interest rate published in the Money Rates section of the Wall Street Journal from time to time.
“Projected Operating Expenses Installment” shall mean and refer to an amount equal to one-twelfth (1/12) of the product of (i) the Operating Expenses (Projected), multiplied by (ii) Tenant's Proportionate Share.
“Projected Real Property Tax Installment” shall mean and refer to an amount equal to one-twelfth (1/12) of the product of (i) the Taxes - Real Property (Projected), multiplied by (ii) Tenant's Proportionate Share.
“Property” shall mean and refer to the Land, the Building, and Landlord's personal property thereon and/or therein.
“Re-Commissioning” shall mean and refer to Tenant causing the Infrastructure for a particular Datacenter to undergo a post-Commissioning set of commissioning/turn-up type tests, in accordance with the terms and conditions of Section 17.23 of the Standard Lease Provisions.
“Re-Commissioning Agent” shall mean and refer to the third party engineering firm (or firms) that is engaged by, through, for or under Tenant to perform Re-Commissioning of the Infrastructure for Datacenter-A and/or Datacenter-B.

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“Rent” shall mean and refer to all Base Rent, plus all Additional Rent.
“Repair Period-Actual” shall mean and refer to the period of time that it actually takes to perform the Casualty Repair - Landlord.
“Repair Period-Estimated” shall mean and refer to the period of time, which Landlord estimates will be required for the performance of the Casualty Repair - Landlord.
“Security Documents” shall mean and refer to: (i) all ground leases or underlying leases; (ii) the lien of any mortgage, deed, or deed of trust; (iii) all past and future advances made under any such mortgages, deeds, or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, mortgages, deeds, and deeds of trust.
“SNDA” shall mean and refer to a subordination, non-disturbance and attornment agreement in a form that is reasonably acceptable to Tenant, which provides that, so long as there is no Event of Default by Tenant, Tenant shall remain in possession of the Tenant Space under the terms of this Lease, even if the Holder should acquire Landlord's title to the Building.
“Suite” shall mean and refer to each of (a) Suite A-1 (during the Suite A-1 Period), (b) Suite A-2 (during the Suite A-2 Period and, if applicable, the Early Access Period), (c) Suite A-3 (during the Suite A-3 Period and, if applicable, the Early Access Period), (d) Suite B-1 (during the Suite B-1 Period), (e) Suite B-2 (during the Suite B-2 Period and, if applicable, the Early Access Period), and (f) Suite B-3 (during the Suite B-3 Period and, if applicable, the Early Access Period), individually.
“Suite A-1 Base Rent” shall mean and refer to the amounts of Suite A-1 Base Rent set forth in Item 8(a) of the Basic Lease Information.
“Suite A-1 Pathway” shall mean and refer to the Suite A-1 Pathway, as defined on Exhibit “C”, attached hereto.
“Suite A-1 Period” shall mean and refer to the Suite A-1 Period, as defined in Item 5 of the Basic Lease information.
“Suite A-1 Tenant Space” shall mean and refer, collectively, to Premises-A-1 and the Suite A-1 Pathway.
“Suite A-2 Base Rent” shall mean and refer to the amounts of Suite A-2 Base Rent set forth in Item 8(b) of the Basic Lease Information.
“Suite A-2 Pathway” shall mean and refer to the Suite A-2 Pathway, as defined on Exhibit “C”, attached hereto.
“Suite A-2 Period” shall mean and refer to the Suite A-2 Period, as defined in Item 5 of the Basic Lease information.
“Suite A-2 Tenant Space” shall mean and refer, collectively, to Premises-A-2 and the Suite A-2 Pathway.
“Suite A-3 Base Rent” shall mean and refer to the amounts of Suite A-3 Base Rent set forth in Item 8(c) of the Basic Lease Information.
“Suite A-3 Pathway” shall mean and refer to the Suite A-3 Pathway, as defined on Exhibit “C”, attached hereto.
“Suite A-3 Period” shall mean and refer to the Suite A-3 Period, as defined in Item 5 of the Basic Lease information.
“Suite A-3 Tenant Space” shall mean and refer, collectively, to Premises-A-3 and the Suite A-3 Pathway.
“Suite B-1 Base Rent” shall mean and refer to the amounts of Suite B-1 Base Rent set forth in Item 8(d) of the Basic Lease Information.
“Suite B-1 Pathway” shall mean and refer to the Suite B-1 Pathway, as defined on Exhibit “C”, attached hereto.
“Suite B-1 Period” shall mean and refer to the Suite B-1 Period, as defined in Item 5 of the Basic Lease information.
“Suite B-1 Tenant Space” shall mean and refer, collectively, to Premises-B-1 and the Suite B-1 Pathway.
“Suite B-2 Base Rent” shall mean and refer to the amounts of Suite B-2 Base Rent set forth in Item 8(e) of the Basic Lease Information.
“Suite B-2 Pathway” shall mean and refer to the Suite B-2 Pathway, as defined on Exhibit “C”, attached hereto.

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“Suite B-2 Period” shall mean and refer to the Suite B-2 Period, as defined in Item 5 of the Basic Lease information.
“Suite B-2 Tenant Space” shall mean and refer, collectively, to Premises-B-2 and the Suite B-2 Pathway.
“Suite B-3 Base Rent” shall mean and refer to the amounts of Suite B-3 Base Rent set forth in Item 8(f) of the Basic Lease Information.
“Suite B-3 Pathway” shall mean and refer to the Suite B-3 Pathway, as defined on Exhibit “C”, attached hereto.
“Suite B-3 Period” shall mean and refer to the Suite B-3 Period, as defined in Item 5 of the Basic Lease information.
“Suite B-3 Tenant Space” shall mean and refer, collectively, to Premises-B-3 and the Suite B-3 Pathway.
“Suite Period” shall mean and refer to (a) the Suite A-1 Period, as it relates to Suite A-1; (b) the Suite A-2 Period, as it relates to Suite A-2, (c) the Suite A-3 Period, as it relates to Suite A-3, (d) the Suite B-1 Period, as it relates to Suite B-1, (e) the Suite B-2 Period, as it relates to Suite B-2, and (f) the Suite B-3 Period, as it relates to Suite B-3.
“Taking” shall mean and refer to the Property, or some portion thereof, having been taken under the power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or sold to prevent the exercise thereof.
“Target Commencement Date (A)” shall mean and refer to the Target Commencement Date (A) set forth in Item 4 of the Basic Lease Information, subject to the terms of Section 2.2.2 of the Standard Lease Provisions.
“Target Commencement Date (B)” shall mean and refer to the Target Commencement Date (B) set forth in Item 4 of the Basic Lease Information, subject to the terms of Section 2.2.2 of the Standard Lease Provisions.
“Taxes” shall mean Taxes-Equipment, Taxes-Other and Taxes-Real Property. Notwithstanding anything to the contrary contained herein, Taxes shall not include federal and state income taxes, excess profits taxes, inheritance taxes, estate taxes, succession taxes, gains taxes, death taxes, gift taxes, franchise taxes, corporation taxes or, except as otherwise expressly provided herein, similar taxes assessed against or imposed on or measured by the income of Landlord from the operation of the Building, or grantor's taxes, recordation taxes and/or transfer taxes, except to the extent any of the foregoing are imposed in lieu of all or any part of Taxes-Real Property, [*****]. Furthermore, Taxes shall not include any interest or penalties for late payment by Landlord of taxes.
“Taxes - Equipment” shall mean and refer to all governmental fees, taxes, tariffs and other charges levied directly or indirectly against Tenant's Personal Property, the Infrastructure and any other personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances that are included within Tenant's Repair Obligations.
“Taxes - Other” shall mean any excise, sales, privilege or other tax, assessment or other charge (other than income taxes) first imposed, assessed or levied after the Effective Date by any governmental or quasi‑governmental authority or agency upon Landlord on account of (i) the Rent (and other amounts) payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority, (ii) this Lease, Landlord's business as a lessor hereunder, and/or the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Tenant Space (including, without limitation, any applicable possessory interest taxes), or (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Tenant Space, but only to the extent that such taxes, assessments and/or charges are of the type customarily passed through to the tenant in a NNN-lease scenario.  Notwithstanding anything to the contrary contained herein, Taxes-Other shall include so-called “value added taxes” first imposed, assessed or levied after the Effective Date by any governmental authority on account of the items set forth in items (i) - (iii), but shall exclude the portion of such taxes that are hereafter instituted by any governmental authority as a replacement for and/or are imposed in lieu of all or any part of [*****].
“Taxes - Real Property” shall mean and refer to all taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary), whether federal, state, county or municipal, and whether levied by taxing districts or authorities presently taxing the Property or by others subsequently created or otherwise, levied or assessed against the Property and any other taxes and assessments attributable to the Property or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined; provided, however, Taxes - Real Property shall not include taxes paid by tenants of the Property as a separate charge on the value of their leasehold improvements and shall not include any Taxes - Other.
“Taxes - Real Property (Actual)” shall mean and refer, with respect to each calendar year during the Term of the Lease, to the

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actual Taxes - Real Property for such year.
“Taxes - Real Property (Projected)” shall mean and refer, with respect to each calendar year during the Term of the Lease, to Landlord's projection of Taxes - Real Property for such year.
“Tenant” shall mean and refer to the Tenant set forth in Item 2 of the Basic Lease Information.
“Tenant Affiliate” shall mean and refer to any partnership, limited liability company, or corporation or other entity, which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, Tenant.
“Tenant Delay” shall mean and refer to a delay in (i) Landlord's completion of Landlord's Installations (A) and/or Landlord's Installations (B), and/or (ii) the Commissioning of either Datacenter, as applicable, which is attributable to or caused by Tenant (by virtue of a change request, or otherwise). The foregoing notwithstanding, Landlord and Tenant agree that (a) Tenant shall have no express right hereunder to demand or require a change in the specifications of Landlord's Installations (A), Landlord's Installations (B) or the Commissioning Criteria, but (b) in the event that Tenant requests any such changes, the same shall be subject to Landlord's reasonable approval. In that regard, Landlord and Tenant acknowledge and agree that, if Landlord reasonably approves of such change(s), such approval may be reasonably conditioned upon (1) Tenant's agreement to bear the incremental costs related to such change(s); and (2) Tenant's acknowledgment and agreement of the Tenant Delay effects of such change(s), if any. For the avoidance of doubt, however, in order for any Tenant-requested change to have any effect, all such change requests (if acceptable to Landlord) must be documented in an amendment to this Lease (any such change, once documented in an amendment to the Lease, is referred to herein as a “Change”). Without limiting the foregoing, should Landlord or its agents, contractors and/or employees experience any event of Tenant Delay affecting the timing of completion of the Commencement Date Conditions (A) and/or the Commencement Date Conditions (B), Landlord shall, as soon as is reasonably practicable after acquiring actual knowledge of such Tenant Delay, notify Tenant in writing of the existence of such Tenant Delay. If Landlord fails to notify Tenant of any Tenant Delay within ten (10) days after acquiring actual knowledge of such Tenant Delay, then such Tenant Delay shall automatically be deemed to be waived by Landlord for the period of such Tenant Delay occurring prior to the date of such notice. Promptly upon cessation of any Tenant Delay as to which Landlord has previously notified Tenant, Landlord shall notify Tenant in writing of such cessation.
“Tenant Group” shall mean and refer to Tenant and its directors, officers, shareholders, members, employees, constituent partners, and Tenant Affiliates.
“Tenant Parties” shall mean and refer, collectively to Tenant, the other members of the Tenant Group, Tenant's Transferees, and their respective contractors, clients, servants, representatives, licensees, customers [including without limitation any Tenant Space Customer], Colocation Parties, agents, and invitees.
“Tenant Space” shall mean and refer, collectively, to Tenant Space (A) (as the same may be comprised from time to time during the Term of this Lease) and Tenant Space (B) (as the same may be comprised from time to time during the Term of this Lease).
“Tenant Space (A)” shall mean and refer, collectively, to the Suite A-1 Tenant Space (only during the Suite A-1 Period), the Suite A-2 Tenant Space (only during the Suite A-2 Period), and the Suite A-3 Tenant Space (only during the Suite A-3 Period).
“Tenant Space (B)” shall mean and refer, collectively, to the Suite B-1 Tenant Space (only during the Suite B-1 Period), the Suite B-2 Tenant Space (only during the Suite B-2 Period), and the Suite B-3 Tenant Space (only during the Suite B-3 Period).
“Tenant Space Customer” shall mean and refer to each customer or other person or entity to which Tenant, any Tenant Affiliate, any other Tenant Party, or any Transferee, provides goods or services, which are in any way related to or associated with the use of the Tenant Space, including, but not limited to, those customers, persons or entities now or hereafter conducting transactions or other operations by or through or in connection with equipment located within the Tenant Space.
“Tenant's Early Termination Right” shall mean and refer to Tenant's Early Termination Right, as defined in Section 2.1.2 of the Standard Lease Provisions, below.
“Tenant's Emergency Contacts” shall mean the following: (a) dfw2Notifications@lists.rackspace.com (twenty-four (24) hours per day, seven (7) days per week and three hundred sixty-five (365) days per year); and (b) (210) 789-8895 (twenty-four (24) hours per day, seven (7) days per week and three hundred sixty-five (365) days per year), and/or to such other email address and/or phone number as Tenant shall from time to time notify Landlord in writing.
“Tenant's Lease Undertakings” shall mean and refer to any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents that is to be provided or performed by Tenant.

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“Tenant's Personal Property” shall mean and refer, collectively, to all cable, wiring, connecting lines, and other installations, equipment, trade fixtures, furniture, furnishings and other personal property installed or placed by, for, through, under or on behalf of Tenant or any Tenant Party anywhere in the Building and/or the Tenant Space, not including any equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group. Additionally, for the purposes of clarity, the parties acknowledge that “Tenant's Personal Property” includes all equipment or property, other than equipment or property owned, leased or licensed by Landlord or any other member of the Landlord Group, installed and/or placed anywhere in the Building and/or the Tenant Space by any party specifically and solely in order to provide any service to Tenant or any Tenant Party (e.g., data storage/archiving and data recovery type equipment that is utilized by or for Tenant or any Tenant Party in the Tenant Space, but which is actually owned by a third party, other than Landlord or any other member of the Landlord Group).
“Tenant's Proportionate Share” shall mean and refer to the Tenant's Proportionate Share described in Item 17 of the Basic Lease Information. Landlord and Tenant acknowledge that Tenant's Proportionate Share is a “deemed” share, which has been calculated by taking into consideration the rentable square feet of all space that is included collectively in and/or serving the respective Premises and the Building.
“Tenant's Proportionate Share of Operating Expenses (Actual)” shall mean and refer, with respect to each calendar year during the Term of this Lease, to an amount equal to the product of (i) the Operating Expenses (Actual), multiplied by (ii) Tenant's Proportionate Share.
“Tenant's Proportionate Share of Taxes - Real Property (Actual)” shall mean and refer, with respect to each calendar year during the Term of this Lease, to an amount equal to the product of (i) the Taxes - Real Property (Actual), multiplied by (ii) Tenant's Proportionate Share.
“Tenant's Utility Payment” shall (a) as it relates to the Datacenter-A Period, mean and refer to the cost of all utilities (including electricity) serving, provided to and/or used in a Datacenter, including but not limited to (a) the cost of utilities provided to and/or used in, or for, spaces that support the Datacenter (e.g., utility costs related to the UPS room(s) supporting a Datacenter), (b) the cost of power loss that occurs prior to the Metering Equipment - Tenant Space for such Datacenter, and (c) “commitment charges”, “capacity charges”, “feeder charges”, “utility taxes” and all other similar utility charges with respect to utilities serving, provided to and/or used in the Datacenter, whether or not such charges are determined upon actual utility usage, dedicated capacity or any other manner of allocation reasonably determined by Landlord. For avoidance of doubt, Tenant shall not be responsible or liable to pay for the cost, charges or taxes of, or with respect to, any utilities which are not provided to Tenant, but which are provided solely to other tenants or occupants of the Building.
“Term”; “Term of this Lease”; and “Term of the Lease” shall mean and refer, with respect to each Tenant Space, to the respective period described in Item 5 of the Basic Lease Information, subject to the terms of such Item 5.
“Third Party POP Room Operator” shall mean and refer to an entity, who is not an affiliate of Landlord, with whom Landlord may hereafter contract for the operation and control of one or more POP Rooms.
“Transfer” shall mean and refer to (a) a sublease of all or any part of the Tenant Space, (b) an assignment of this Lease, and/or (c) any other agreement (i) permitting a third party (other than Tenant's employees, Colocation Parties and occasional guests) to occupy or use any portion of the Tenant Space, or (ii) otherwise assigning, transferring, licensing, mortgaging, pledging, hypothecating, encumbering, or permitting a lien to attach to its interest under, this Lease.
“Transferee” shall mean and refer to any person or entity to whom/which a Transfer is made or sought to be made.
“Transfer Notice” shall mean and refer to a written request for Landlord's consent to a particular Transfer, which notice shall include (i) a statement containing: (a) the name and address of the proposed Transferee; and (b) all of the principal terms of the proposed Transfer; (ii) current financial statements of the proposed Transferee reasonably acceptable to Landlord, and any other information and materials reasonably required by Landlord to enable Landlord to adequately review the financial responsibility of the proposed Transferee; (iii) such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials); and (iv) the form of the proposed assignment or other Transfer documentation that will be executed by Tenant and the proposed Transferee.
“Uninsurable Casualty Event” shall mean and refer to a Casualty Event that is not an Insurable Casualty Event.
“UPS Plant” shall mean and refer to an uninterruptable power supply plant.

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“UPS Room” shall mean and refer, in general, to (a) the Datacenter-A UPS Rooms (defined in item 7 of the Basic Lease Information, below), which exclusively serve (but are located outside of) Suites A-1, A-2 and A-3, and (b) the Datacenter-B UPS Rooms (defined in item 7 of the Basic Lease Information, below), which exclusively serve (but are located outside of) Suites B-1, B-2 and B-3.

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1215 DATACENTER PARK BOULEVARD
DATACENTER LEASE

This Datacenter Lease (this “Lease”) is entered into as of the Effective Date specified in Item 4 of the Basic Lease Information, by and between Landlord and Tenant):
RECITALS
A.    Landlord is the owner of the Land. The Land is currently being improved with, among other things, the Building.
B.    Tenant desires to lease (i) certain Premises, and (ii) certain Pathway, each as more particularly described in this Lease.
C.    Unless otherwise specifically indicated to the contrary, all initially capitalized terms contained in this Lease shall have the meanings set forth on Schedule “1”, attached to this Lease.
NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:
BASIC LEASE INFORMATION

1. Landlord:	Collins Technology Park Partners, LLC, a Delaware limited liability company
2. Tenant:	Rackspace US, Inc., a Delaware corporation
3. Tenant Addresses:	Tenant Address for Notices: [*****] With Copies to: [*****]

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4. Effective Date/
     Commencement Date:

(a) Effective Date:

(b) Target
      Commencement Date
      (A):

(c) Outside Commencement
       Date (A):

(d) Commencement Date       (A):

(e) Target
      Commencement Date
      (B):

(f)Outside Commencement Date (B):

(g) Commencement Date       (B):

December __, 2011* (being the latest of the parties' respective dates of execution of this Lease, as set forth on the signature page of this Lease, the “Effective Date”).

August 1, 2012

October 31, 2012

The “Commencement Date (A)” shall, subject to the terms of Section 2.2.2 of the Standard Lease Provisions, mean and refer to the date upon which Landlord has completed the Commencement Date Conditions (A).

August 1, 2015

October 31, 2015

The “Commencement Date (B)” shall, subject to the terms of Section 2.2.2 of the Standard Lease Provisions, mean and refer to the date upon which Landlord has completed the Commencement Date Conditions (B), provided that, except as set forth in this Item 4(g) herein below, under no circumstances shall the Commencement Date (B) occur prior to the Target Commencement Date (B). Notwithstanding anything to the contrary contained herein, the parties hereto agree that, if Tenant delivers written notice to Landlord that Tenant desires to occupy and use Datacenter-B prior to the Target Commencement Date(B), which such notice shall not be given by Tenant to Landlord prior to the date that is six (6) months after the Commencement Date (A), Landlord shall use commercially-reasonable, diligent efforts to complete the Commencement Date Conditions (B) and cause the Commencement Date (B) to occur within eighteen (18) weeks after receipt of such notice from Tenant.

* For the avoidance of doubt, such date shall be inserted by Landlord, upon Landlord's counter-execution of this Lease.

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5. Term:

As to the Suite A-1 Tenant Space, the “Term of this Lease” (also referred to herein as the “Suite A-1 Period”, as the same may hereafter be extended or reduced in accordance with the terms hereof) shall be approximately one hundred eighty (180) full calendar months, commencing on the Commencement Date (A) and expiring on the last day of the one hundred eightieth (180th) full calendar month thereafter.

As to the Suite A-2 Tenant Space, the “Term of this Lease” (also referred to herein as the “Suite A-2 Period”, as the same may hereafter be extended or reduced in accordance with the terms hereof) shall be approximately one hundred sixty-eight (168) full calendar months, commencing on the first (1st) day of the thirteenth (13th) month of the Datacenter-A Period and expiring on the last day of the one hundred eightieth (180th) full calendar month of the Datacenter-A Period.

As to the Suite A-3 Tenant Space, the “Term of this Lease” (also referred to herein as the “Suite A-3 Period”, as the same may hereafter be extended or reduced in accordance with the terms hereof) shall be approximately one hundred fifty-six (156) full calendar months, commencing on the first (1st) day of the twenty-fifth (25th) month of the Datacenter-A Period and expiring on the last day of the one hundred eightieth (180th) full calendar month of the Datacenter-A Period.

As to the Suite B-1 Tenant Space, the “Term of this Lease” (also referred to herein as the “Suite B-1 Period”, as the same may hereafter be extended or reduced in accordance with the terms hereof) shall be approximately one hundred eighty (180) full calendar months, commencing on the Commencement Date (B) and expiring on the last day of the one hundred eightieth (180th) full calendar month thereafter.

As to the Suite B-2 Tenant Space, the “Term of this Lease” (also referred to herein as the “Suite B-2 Period”, as the same may hereafter be extended or reduced in accordance with the terms hereof) shall be approximately one hundred sixty-eight (168) full calendar months, commencing on the first (1st) day of the thirteenth (13th) month of the Datacenter-B Period and expiring on the last day of the one hundred eightieth (180th) full calendar month of the Datacenter-B Period.

As to the Suite B-3 Tenant Space, the “Term of this Lease” (also referred to herein as the “Suite B-3 Period”, as the same may hereafter be extended or reduced in accordance with the terms hereof) shall be approximately one hundred fifty-six (156) full calendar months, commencing on the first (1st) day of the twenty-fifth (25th) month of the Datacenter-B Period and expiring on the last day of the one hundred eightieth (180th) full calendar month of the Datacenter-B Period.

For the avoidance of doubt, Landlord and Tenant acknowledge and agree that, if the applicable Commencement Date occurs on a date that is other than the first (1st) day of a calendar month, the applicable Term of this Lease shall be deemed to have been automatically extended by the number of calendar days in the Partial Month, such that the applicable Term of the Lease shall then be equal to the number of full calendar months described above, plus the number of calendar days in the Partial Month.

For example:

If the Commencement Date (A) occurred on August 21, 2012, then the Term of this Lease, as it relates to the Suite A-1 Tenant Space, would commence on August 21, 2012, and expire on August 31, 2027. In this example, the period occurring from and including August 21, 2012 through August 31, 2012 is a Partial Month.

6. Extension Options/ Extension Term:
With respect to each of Tenant Space (A) (inclusive of the Suite A-1 Tenant Space, the Suite A-2 Tenant Space and the Suite A-3 Tenant Space) and Tenant Space(B) (inclusive of the Suite B-1 Tenant Space, the Suite B-2 Tenant Space and the Suite B-3 Tenant Space), Tenant shall have one (1) Extension Option of ten (10) Lease Years each, subject to the terms of Section 2.3 of the Standard Lease Provisions.

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7. Premises/Pathway: (a) Premises: (b) Pathway:

Landlord and Tenant acknowledge and agree that the “Premises” will, subject to the terms set forth below, consist of ten (10) spaces (being Suite A-1, Suite A-2, Suite A-3, Suite B-1, Suite B-2, Suite B-3, the Datacenter-A UPS Rooms, the Datacenter-B UPS Rooms, Mechanical Yard Space (A), and Mechanical Yard Space (B), each as defined below) within the Building (as defined in Item 15, below) and the Property, and shall, subject to (i) the terms and provisions of Section 2.2.4 of the Standard Lease Provisions and (ii) Landlord's satisfaction of the applicable Commencement Date Conditions on or before the applicable Commencement Date, be leased to Tenant in six (6) phases, as follows:

1. Premises A-1. During the Suite A-1 Period, the “Premises” shall be deemed to include “Suite A-1” (as depicted on Exhibit “A”, attached hereto; also referred to herein as “Premises-A-1”), with Suite A-1 consisting of approximately 9,700 square feet of datacenter space in the Building. During the Suite A-1 Period, the term “Tenant Space” shall be deemed to include the Suite A-1 Tenant Space.

2. Premises A-2. During the Suite A-2 Period, the “Premises” shall be deemed to include “Suite A-2” (as depicted on Exhibit “A”, attached hereto; also referred to herein as “Premises-A-2”), with Suite A-2 consisting of approximately 9,700 square feet of datacenter space in the Building. During the Suite A-2 Period, the term “Tenant Space” shall be deemed to include the Suite A-2 Tenant Space.

3. Premises A-3. During the Suite A-3 Period, the “Premises” shall be deemed to include “Suite A-3” (as depicted on Exhibit “A”, attached hereto; also referred to herein as “Premises-A-3”), with Suite A-3 consisting of approximately 9,700 square feet of datacenter space in the Building. During the Suite A-3 Period, the term “Tenant Space” shall be deemed to include the Suite A-3 Tenant Space.

4. Premises B-1. During the Suite B-1 Period, the “Premises” shall be deemed to include “Suite B-1” (as depicted on Exhibit “A”, attached hereto; also referred to herein as “Premises-B-1”), with Suite B-1 consisting of approximately 9,700 square feet of datacenter space in the Building. During the Suite B-1 Period, the term “Tenant Space” shall be deemed to include the Suite B-1 Tenant Space.

5. Premises B-2. During the Suite B-2 Period, the “Premises” shall be deemed to include “Suite B-2” (as depicted on Exhibit “A”, attached hereto; also referred to herein as “Premises-B-2”), with Suite B-2 consisting of approximately 9,700 square feet of datacenter space in the Building. During the Suite B-2 Period, the term “Tenant Space” shall be deemed to include the Suite B-2 Tenant Space.

6. Premises B-3. During the Suite B-3 Period, the “Premises” shall be deemed to include “Suite B-3” (as depicted on Exhibit “A”, attached hereto; also referred to herein as “Premises-B-3”), with Suite B-3 consisting of approximately 9,700 square feet of datacenter space in the Building. During the Suite B-3 Period, the term “Tenant Space” shall be deemed to include the Suite B-3 Tenant Space.

Additionally:

A. “Datacenter-A UPS Room-1”, “Datacenter-A UPS Room-2” and “Datacenter-A UPS Room-3” (each, as depicted on Exhibit “A”; collectively, the “Datacenter-A UPS Rooms”) contain items of Infrastructure (A). As such, commencing on the Commencement Date (A), and continuing until the expiration or earlier termination of the Datacenter-A Period, the Datacenter-A UPS Rooms shall be deemed to be included in the “Premises-A” and the “Tenant Space (A)” and, if applicable, the Early Access Suites.

B. “Datacenter-B UPS Room-1”, “Datacenter-B UPS Room-2” and “Datacenter-B UPS Room-3” (each, as depicted on Exhibit “A”; collectively, the “Datacenter-B UPS Rooms”) contain items of Infrastructure (B). As such, commencing on the Commencement Date (B), and continuing until the expiration or earlier termination of the Datacenter-B Period, the Datacenter-B UPS Rooms shall be deemed to be included in the “Premises-B” and the “Tenant Space (B)” and, if applicable, the Early Access Suites.

C. The “Mechanical Yard Space (A)” (as depicted on Exhibit “A”) contains the DC-A Primary Generators and the DC-A Redundant Generator (as those terms are defined on Exhibit “I”) that provide back-up power for the Suites in Datacenter-A. As such, commencing on the Commencement Date (A), and continuing until the expiration or earlier termination of the Datacenter-A Period, the Mechanical Yard Space (A) shall be deemed to be included in the “Premises-A” and the “Tenant Space (A)” and, if applicable, the Early Access Suites.

D. The “Mechanical Yard Space (B)” (as depicted on Exhibit “A”) contains the DC-B Primary Generators and the DC-B Redundant Generator (as those terms are defined on Exhibit “I”) that provide back-up power for the Suites in Datacenter-B. As such, commencing on the Commencement Date (B), and continuing until the expiration or earlier termination of the Datacenter-B Period, the Mechanical Yard Space (B) shall be deemed to be included in the “Premises-B” and the “Tenant Space (B)” and, if applicable, the Early Access Suites.

For the avoidance of doubt, the Datacenter-A Period and the Datacenter-B Period are not mutually exclusive. Rather, during that portion of the Term of this Lease for which the Datacenter-A Period and the Datacenter-B Period run concurrently, the Tenant Space will be deemed to include the Tenant Space (A) and Tenant Space (B).

As described on Exhibit “C”.

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8. Base Rent: (a) Suite A-1 Base Rent: (b) Suite A-2 Base Rent: (c) Suite A-3 Base Rent:
Base Rent related to Tenant Space (A) (items (a), (b) and (c), collectively, “Base Rent (A)”) shall be as follows:

See Column B of Datacenter-A Base Rent Table set forth on Schedule “1”, attached hereto (collectively, “Suite A-1 Base Rent”).

See Column C of Datacenter-A Base Rent Table set forth on Schedule “1”, attached hereto (collectively, “Suite A-2 Base Rent”).

See Column D of Datacenter-A Base Rent Table set forth on Schedule “1”, attached hereto (collectively, “Suite A-3 Base Rent”).

(d) Suite B-1 Base Rent: (e) Suite B-2 Base Rent: (f) Suite B-3 Base Rent:
Base Rent related to Tenant Space (B) (items (d), (e) and (f), collectively, “Base Rent (B)”) shall be as follows:

See Column B of Datacenter-B Base Rent Table set forth on Schedule “1”, attached hereto (collectively, “Suite B-1 Base Rent”).

See Column C of Datacenter-B Base Rent Table set forth on Schedule “1”, attached hereto (collectively, “Suite B-2 Base Rent”).

See Column D of Datacenter-B Base Rent Table set forth on Schedule “1”, attached hereto (collectively, “Suite B-3 Base Rent”).

Base Rent (A) and Base Rent (B) are referred to herein collectively, for the respective portions of the Term during which the relevant amounts are in effect, as “Base Rent”.

9. Intentionally Omitted.	Intentionally Omitted.
10.Prepaid Rent; Guaranty: (a) Prepaid Rent: (b) Guaranty:

[*****]

Tenant agrees to provide Landlord, on the date that Tenant executes this Lease, a Guaranty by Rackspace Hosting, Inc. (“Guarantor”), in the form set forth on Exhibit “K”, attached hereto with regard to the Lease (the “Guaranty”).

Landlord and Tenant acknowledge and agree that Tenant's submission of the GUARANTY in accordance with the foregoing paragraph is a material inducement to Landlord for entering into this Lease. the CONTINUED EFFECTIVENESS of the GuarantY shall, in all events, be A COVENANT AND AN OBLIGATION OF TENANT THROUGHOUT THE TERM OF THIS LEASE.

11. Landlord's Address for Notices:	[*****]	With copies to: [*****] And: [*****]
12. Landlord's Address for Payment of Rent:	ACH Payments: [*****] Wire Transfer: [*****] Contact Information: [*****]
13. Brokers:
(a) Landlord's Broker:	None.
(b) Tenant's Broker:	None.
14. Land:	The Land located at: 1215 Datacenter Park Boulevard, Richardson, Texas 75081 The Land is more particularly described on Exhibit “A-1” attached hereto and made a part hereof.

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15. Building:	1215 Datacenter Park Boulevard: A one (1)-story building being constructed on the Land, which will be laid out approximately as shown on Exhibit “A”.
16. POP Rooms:
The primary point-of-presence room for the Building is approximately in the location depicted on Exhibit “A”, attached hereto (the “P-POP Room”) and the secondary point-of-presence room for the Building is approximately in the location depicted on Exhibit “A”, attached hereto (the “S-POP Room”, the P-POP Room together with the S-POP Room, collectively, the “POP Rooms”; individually, a “POP Room”).

17. Tenant's Proportionate Share:
Tenant's Proportionate Share related to Suite A-1 = [*****]%, during the Suite A-1 Period.

Tenant's Proportionate Share related to Suite A-2 = [*****]%, during the Suite A-2 Period.

Tenant's Proportionate Share related to Suite A-3 = [*****]%, during the Suite A-3 Period.

Tenant's Proportionate Share related to Suite B-1 = [*****]%, during the Suite B-1 Period.

Tenant's Proportionate Share related to Suite B-2 = [*****]%, during the Suite B-2 Period.

Tenant's Proportionate Share related to Suite B-3 = [*****]%, during the Suite B-3 Period.

18. Datacenter-A; Datacenter-B:
Datacenter-A located on the first (1st) floor of the Building approximately as depicted on Exhibit “A” (“Datacenter-A”).

Datacenter-B located on the first (1st) floor of the Building approximately as depicted on Exhibit “A” (“Datacenter-B”).

19. Maximum Structural Load:	[*****] pounds of live load per square foot at the slab.

This Lease shall consist of the foregoing Basic Lease Information, the provisions of the Standard Lease Provisions, below, Schedule “1”, above, and Exhibits “A” through “L”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Basic Lease Information shall control.
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STANDARD LEASE PROVISIONS

1.	LEASE OF TENANT SPACE.

1.1Tenant Space. In consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant for the Term, (i) the Premises; and (ii) the Pathway.

1.2Condition of Tenant Space. Except as otherwise expressly provided herein, Tenant accepts the Tenant Space in its “AS IS, WHERE IS” condition on the Commencement Date, subject to (i) Landlord's obligations regarding the Commencement Date Conditions and (ii) Landlord's repair obligations under Section 8.1 below. Tenant acknowledges and agrees that (y) except as specifically set forth herein, no representation or warranty (express or implied) has been made by Landlord as to the condition of the Property, the Building or the Tenant Space or their suitability or fitness for the conduct of the Permitted Use, its business or for any other purpose, and (z) except as specifically set forth herein, Landlord shall have no obligation to construct or install any improvements in or to make any other alterations or modifications to the Property, Building or the Tenant Space. Notwithstanding anything to the contrary contained herein, Landlord covenants to Tenant that, as of the Commencement Date, the following items will have been completed, obtained and/or will be true, as applicable, with respect to the Tenant Space: (A) the Infrastructure for the applicable Premises shall include the items (identified to the applicable Premises) set forth on Exhibit “I”, attached hereto and made a part hereof; (B) the Infrastructure of each Premises and the remainder of the Tenant Space shall be in good working order, condition and repair; (C) the Tenant Space, including the Infrastructure, shall be in compliance with Applicable Laws; and (D) a certificate of occupancy and/or any other required occupancy and/or use permits will have been issued by all applicable governmental authorities for the Tenant Space. In the event of a breach of any of the foregoing representations, warranties and/or covenants, Landlord shall, promptly (but in no event more than ten (10) days) after receipt of written notice thereof and at its sole cost and expense, cause any such non-compliant aspect of the applicable Tenant Space to become compliant; unless more than ten (10) days is reasonably necessary to remedy the same, in which case Landlord must commence the remedy within such ten (10) day period and thereafter diligently and in good faith pursue the completion thereof.

1.3Interconnections. Tenant acknowledges and agrees that all interconnections between the systems of Tenant and those of other occupants of the Building, and all cross-connects between the systems of Tenant and those of carriers in the Building, must be made in the POP Rooms. Anything to the contrary contained in this Lease notwithstanding, Tenant acknowledges that one or both of the POP Rooms may hereafter be operated by one or more Third Party POP Room Operators. In such event, all operations in the relevant POP Room(s) (including all MMR Services), and all Tenant presences in such POP Room(s), including pathway therein (but, for avoidance of doubt, expressly excluding the Pathway), may be governed and controlled by the Third Party POP Room Operator; each and all of which would be subject to the terms of this Lease and such agreements and costs as are mutually agreed in writing, by and between Tenant and the relevant Third Party POP Room Operator.

1.4Relocation Right. [Intentionally Deleted.]

1.5Quiet Enjoyment; Access. Subject to all of the terms and conditions of this Lease, Tenant shall quietly have, hold and enjoy the Tenant Space in conformity with the Permitted Use without hindrance from Landlord or any person or entity claiming by, through or under Landlord or the Landlord Group. Subject to the terms and conditions of this Lease, including, without limitation, the Building Rules and Regulations and Landlord's Access Control Systems and Force Majeure, Tenant shall have access to the Tenant Space twenty-four (24) hours per day, seven (7) days per week.

1.6Common Area. The Common Area shall be subject to Landlord's sole management and control, subject to the terms and provisions of this Lease, and Landlord shall cause the Common Areas to be maintained in good order, repair and operable condition, consistent with standards of high quality class A datacenter buildings comparable to the Building. Tenant, and the other Tenant Parties, shall have a non-exclusive, irrevocable right to use the Common Area as constituted from time to time; such use to be in common with Landlord, the other members of the Landlord Group, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use of the Common Areas as Landlord may from time to time prescribe, which right to use shall be appurtenant to the Tenant Space and shall run with the Land during the Term of this Lease. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations, provided that no such activity unreasonably interferes with or disrupts Tenant's access to and/or use of the Tenant Space for the Permitted Use.

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2.	TERM.
2.1Term; Tenant's Early Termination Right.
2.1.1    Term. The term of this Lease, and Tenant's obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the Term of the Lease, as the same may be extended, or earlier terminated, in accordance with the express terms of this Lease.
2.1.2    Tenant's Early Termination Right. Notwithstanding anything to the contrary contained herein (but subject to the terms of this Section 2.1.2), Tenant shall have a continuing right to terminate this Lease as it relates to the Suite B-1 Tenant Space, the Suite B-2 Tenant Space and/or the Suite B-3 Tenant Space for any reason or no reason, at any time during the Term of this Lease (as it relates to each such portion of Tenant Space (B), a “Tenant's Early Termination Right”). Landlord and Tenant agree that Tenant's Early Termination Right, with regard to each such portion of Tenant Space (B), is subject to (and limited by) the following terms and conditions:
(a)    Tenant must provide Landlord prior written notice (each, a “TETR Notice”) of Tenant's exercise of a Tenant's Early Termination Right, which notice must include the applicable date of Tenant's termination (the effective date of the termination with regard to the applicable portion(s) of Tenant Space (B) is referred to herein as the “TETR Termination Date”). In the event that Tenant delivers a TETR Notice with regard to the entirety of Tenant Space (B) any time prior to the occurrence of the Commencement Date (B), then notwithstanding anything herein to the contrary, Landlord shall not be obligated to cause the completion of the Commencement Date Conditions (B), and Tenant shall not be entitled to any rental credits or termination rights in connection therewith. In the event that Tenant delivers a TETR Notice any time after the occurrence of the Commencement Date (B), the applicable TETR Termination Date shall be a date no earlier than the one hundred eightieth (180th) day following the date upon which Landlord receives the applicable TETR Notice from Tenant. For the purposes of this Lease, the term “Terminated Portion of Tenant Space (B)” shall mean and refer to each portion of Tenant Space (B) (i.e., the Suite B-1 Tenant Space, the Suite B-2 Tenant Space and/or the Suite B-3 Tenant Space) that is the (or a) subject of a TETR Notice.
(b)    On or prior to the applicable TETR Termination Date, Tenant must pay Landlord the applicable TETR Fee, defined below, as Additional Rent. Landlord must receive the applicable TETR Fee on or prior to the applicable TETR Termination Date in order for Tenant's exercise of the applicable Tenant's Early Termination Right to have effect. In the event that Landlord does not receive the applicable TETR Fee on or prior to the applicable TETR Termination Date described in the applicable TETR Notice, Tenant will be deemed to have withdrawn the applicable TETR Notice and the Term of this Lease shall continue with regard to the applicable portion of Tenant Space (B) as though such TETR Notice had never been provided. The “TETR Fee” shall mean and refer to an amount equal to the amount set forth opposite the corresponding portion of Tenant Space (B) in Table 2.1.2(b), below.
Table 2.1.2(b).

If the (or an) applicable Terminated Portion of Tenant Space (B) is:	The TETR Fee related to such Terminated Portion of Tenant Space (B) shall be:
The Suite B-1 Tenant Space	[*****]
The Suite B-2 Tenant Space	[*****]
The Suite B-3 Tenant Space	[*****]

(c)    Notwithstanding the foregoing, (y) Tenant shall have no right to exercise a Tenant's Early Termination Right, or deliver a TETR Notice, and the applicable TETR Termination Date may not occur, at any time in which an Event of Default exists under the Lease, and any delivery of a TETR Notice during such period of time shall automatically be null and void and of no effect, and (z) if an Event of Default occurs under the Lease at any time after Tenant provides a TETR Notice, but prior to the applicable TETR Termination Date, the applicable TETR Notice shall automatically, upon such occurrence, be deemed to have been withdrawn.
(d)    If Tenant exercises a Tenant's Early Termination Right, Tenant shall surrender full and complete possession of the entire applicable Terminated Portion of Tenant Space (B) to Landlord on or before the applicable TETR Termination Date in accordance with Section 13.1 of this Lease (and otherwise, in accordance with the provisions of the Lease), and free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Tenant. If Tenant shall fail to strictly comply with the terms of this paragraph (d), Tenant shall be deemed to be in holdover as it relates to the applicable

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Terminated Portion of Tenant Space (B) from and after the applicable TETR Termination Date, until Tenant's obligations under this paragraph (d) are satisfied. For the avoidance of doubt, once and if Tenant's obligations under this paragraph (d) are satisfied, Landlord will cause the applicable Terminated Portion of Tenant Space (B) to be separately demised from the remaining portion(s) of Tenant Space (B), if any. In connection with any such demising work, Landlord shall reasonably cooperate and coordinate with Tenant regarding the performance of any such demising work, including timing, staging and other reasonable construction controls. Additionally, the parties shall, prior to the applicable TETR Termination Date, enter into an amendment of this Lease (which shall be effective as of the applicable TETR Termination Date) that effects such changes to this Lease as are reasonably necessary in order to account for the effects of such termination (e.g., modification of the applicable Electricity Consumption Threshold to apply only to those portions, if any, of Tenant Space (B) that have not been terminated).
(e)    If Tenant properly and timely exercises a Tenant's Early Termination Right and the effectiveness thereof has not been otherwise negated as set forth in this Section 2.1.2, the Lease, as it relates to the applicable Terminated Portion of Tenant Space (B), shall cease and expire on the applicable TETR Termination Date with the same force and effect as if such TETR Termination Date were the date originally provided in the Lease as the expiration date of the Term hereof with regard to the applicable Terminated Portion of Tenant Space (B). For the avoidance of doubt, Landlord and Tenant acknowledge and agree that the exercise of a Tenant's Early Termination Right shall have no effect upon the Term of the Lease as it relates to (i) Tenant Space (A) or any portion thereof, or (ii) any portion of Tenant Space (B) other than the applicable Terminated Portion of Tenant Space (B).
(f)    Tenant's Early Termination Right is personal to the undersigned (named) Tenant, any Tenant Affiliate of the undersigned (named) Tenant or other successor by Permitted Transfer. If a Transfer occurs (other than a Permitted Transfer), Tenant's Early Termination Right shall thereupon be deemed null and void.
(g)    Notwithstanding anything in this Section 2.1.2 to the contrary, Tenant's Early Termination Right applies only to the original Tenant Space (B) described in this Lease and not to any additional premises in the Building (e.g., Tenant's Early Termination Right would not entitle Tenant to terminate this Lease with regard to any subsequent expansion of Tenant Space (B)). In that regard, if Tenant leases any such additional premises, the Lease with respect to such additional premises would remain in full force and effect following the TETR Termination Date.
(h)    No exercise of Tenant's Early Termination Right will obviate Tenant's obligation to satisfy all terms, covenants, conditions, obligations, requirements and liabilities related to the applicable Terminated Portion of Tenant Space (B) (including, without limitation, all payments of Base Rent (B) related to the Terminated Portion of Tenant Space (B)) that are, or become, due from Tenant prior to the applicable TETR Termination Date. Such obligations shall survive the termination of this Lease.
(i)    The terms of this Section 2.1.2 shall survive the expiration or termination of this Lease.
2.2Delivery of Tenant Space; Delivery of Documentation; Early Access.

2.2.1    Delivery of Tenant Space. Landlord shall use commercially reasonable efforts to satisfy the applicable Commencement Date Conditions prior to the applicable Target Commencement Date. Landlord agrees to deliver the applicable Commencement Date Notice to Tenant upon Landlord's completion of Landlord's Installations, as applicable. Landlord shall deliver possession of the applicable Tenant Space to Tenant on the applicable Commencement Date.
2.2.2    In the event that the applicable Commencement Date Conditions have not been completed by the applicable Target Commencement Date, subject to extension by virtue of Tenant Delay and Force Majeure, Landlord shall not be deemed in default hereunder, and the applicable Commencement Date shall be postponed until the date on which the applicable Commencement Date Conditions have been completed. Notwithstanding the foregoing, in the event that applicable Commencement Date Conditions have not occurred prior to the applicable Outside Commencement Date, subject to extension by virtue of Tenant Delay and Force Majeure, Tenant shall have the right to terminate this Lease with regard to the applicable Tenant Space only, provided that (a) Tenant notifies Landlord of such termination prior to the earlier to occur of (1) completion of the applicable Commencement Date Conditions; or (2) ten (10) days after the applicable Outside Commencement Date; and (b) Landlord has not caused the applicable Commencement Date Conditions to have been completed within ten (10) days after its receipt of such notice of termination from Tenant. If (aa) the applicable Commencement Date Conditions are completed prior to Tenant's exercise of the foregoing termination right, (bb) the applicable Commencement Date Conditions are completed within ten (10) days after Tenant's exercise of the foregoing termination right, or (cc) Tenant shall fail to exercise such termination right within ten (10) days after the applicable Outside Commencement Date, then such termination right shall, in any such event, be deemed to have expired

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and shall, thereafter, be of no further force or effect. In the event of such a termination, Landlord will refund to Tenant any Prepaid Rent theretofore received from Tenant within thirty (30) days after the date of such termination.
2.2.2.1     Notwithstanding anything contained herein to the contrary, in the event that Landlord has not completed the Commencement Date Conditions (A) prior to the date occurring thirty (30) days after the Target Commencement Date (A) (the “Late Delivery Date-A”), subject to extension by virtue of Tenant Delay and Force Majeure, Tenant shall be entitled to a credit against Suite A-1 Base Rent equal to [*****].
2.2.2.2.    Notwithstanding anything contained herein to the contrary, in the event that Landlord has not completed the Commencement Date Conditions (B) prior to the date occurring thirty (30) days after the Target Commencement Date (B) (the “Late Delivery Date-B”), subject to extension by virtue of Tenant Delay and Force Majeure, Tenant shall be entitled to a credit against Suite B-1 Base Rent equal to [*****].
2.2.2.3    The termination rights, the credits against Base Rent and the refund of Prepaid Rent provided for in Sections 2.2.2, 2.2.2.1 and 2.2.2.2, above, respectively, shall be Tenant's sole and exclusive remedies related to Landlord's failure to timely complete the applicable Commencement Date Conditions, as set forth herein above.
2.2.3    Delivery of Documentation. Landlord agrees to cause copies of the As-Built Drawings for the applicable Tenant Space and Commissioning Documentation for the applicable Tenant Space to be delivered to Tenant within ten (10) business days after the later to occur of (a) the applicable Commencement Date and (b) execution and delivery by both parties of a mutually acceptable reasonable confidentiality/non-disclosure agreement protecting Landlord's interests in such materials. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that Landlord's delivery of the As-Built Drawings for the applicable Tenant Space and the Commissioning Documentation for the applicable Tenant Space is not a condition precedent to any obligation of Tenant to pay Rent, nor is such delivery a condition precedent to the occurrence of the applicable Commencement Date.
2.2.4    Early Access. Landlord agrees, subject to the terms and conditions of this Section 2.2.4, to permit Tenant and the other Tenant Parties to have Early Access in the Early Access Suites, on and after the Early Access Date applicable to such Suites. Tenant's Early Access shall be subject to (and, during such periods, Tenant must comply with) all of the terms and provisions of this Lease (including the obligation to maintain, repair and replace such spaces and the Infrastructure for same), as though the Early Access Suites were part of the Premises and the Tenant Space during the Early Access Period, excepting only the payment of Base Rent, Operating Expenses, Taxes-Real Property and Taxes-Other that would (if the applicable Suite Period was then in effect) otherwise be applicable to the pertinent Early Access Suites.
2.2.5    Early Installations. Without limiting the terms and provisions of Section 2.2.4 above, and notwithstanding anything to the contrary contained herein, Landlord agrees, subject to the terms and conditions of this Section 2.2.5, to permit Tenant and the other Tenant Parties to have access in and to the applicable Datacenter on and after the respective Early Installations Date, but prior to the Commencement Date for each Datacenter, for the sole purpose of installing Tenant's Personal Property. Landlord agrees to use commercially-reasonable, diligent efforts to cause the Early Installations Date for each Datacenter to occur at least thirty (30) days before the applicable Commencement Date. As used herein, the term “Early Installations Date,” as it relates to each Datacenter, shall mean and refer to the date upon which Landlord provides Tenant the Early Installations Notice for such Datacenter. As used herein, “Early Installations Notice” shall mean and refer to the notice from Landlord to Tenant notifying Tenant that Landlord has advanced the applicable Landlord Installations sufficiently to allow Tenant to install Tenant's Personal Property in the applicable Datacenter prior to the applicable Commencement Date.
2.2.5.1    Notwithstanding anything in this Lease to the contrary, the Early Installations Period may be reduced by Landlord to the extent, and, in such event, for only so long as, such early access by Tenant as set forth in this Section 2.2.5 materially interferes with Landlord's ability to complete the Landlord Installations on or before the Target Commencement Date. Tenant's early access as set forth in this Section 2.2.5 shall be subject to (and, during such period, Tenant must comply with) all of the terms and provisions of this Lease, excepting only the payment of Rent. As used herein, “Early Installations Period”, as it relates to each Datacenter, shall mean and refer to the period between the Early Installations Date and the Commencement Date.

2.3	Extension Options.

2.3.1Subject to and in accordance with the terms and conditions of this Section 2.3, Tenant shall have the number of Extension Options specified in Item 6 of the Basic Lease Information to extend either or both Datacenter Periods, for

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the Extension Terms specified in such Item 6, upon the same terms, conditions and provisions applicable to the pertinent Tenant Space's then-current Datacenter Period (except as provided otherwise herein). The monthly Extension Term Base Rent payable with respect to the Tenant Space (i.e., Tenant Space (A) or Tenant Space (B)) being extended for each Lease Year of such Tenant Space's extended Datacenter Period shall be automatically increased hereunder as of the first (1st) day of each such Lease Year of a Tenant Space's extended Datacenter Period to be equal to [*****] of such Tenant Space's aggregate monthly Base Rent that was payable for the immediately preceding month of such Tenant Space's Datacenter Period, as extended.

2.3.2Tenant may exercise each Extension Option only by delivering an Extension Option Exercise Notice to Landlord at least nine (9) calendar months prior to the expiration date of the applicable Datacenter Period, specifying that Tenant is irrevocably exercising its Extension Option so as to extend the Term of this Lease with regard to the applicable Tenant Space by an Extension Term on the terms set forth in this Section 2.3. In the event that Tenant shall duly exercise an Extension Option, the applicable Datacenter Period shall be deemed to have been extended to include the applicable Extension Term (and all references to the Term in this Lease, as it relates to the Datacenter Period that is then being extended, shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, as extended in accordance with the foregoing). In the event that Tenant shall fail to deliver an Extension Option Exercise Notice within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished the Extension Option related to the applicable Datacenter Period, and any other options or rights to renew or extend the Term with regard to such Datacenter Period effective after the then applicable expiration date of such Datacenter Period shall have terminated and shall be of no further force or effect.

2.3.3Tenant shall have the right to exercise any Extension Option with respect to a particular Tenant Space only with respect to the entirety of such Tenant Space (to the extent that it relates to the Datacenter Period being extended) leased by Tenant at the time that Tenant delivers the applicable Extension Option Exercise Notice. If Tenant duly exercises an Extension Option, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of an Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Extension Option Exercise Notice, or on the date on which the Extension Term is scheduled to commence, there shall be an uncured Event of Default by Tenant under this Lease.

3.	BASE RENT AND OTHER CHARGES.

3.1Base Rent. Tenant shall pay Base Rent to Landlord throughout the Term of this Lease as set forth herein. All Base Rent shall be paid to Landlord in monthly installments in advance on the first day of each and every calendar month throughout the Term of this Lease; provided, however, that (a) the installment of Suite A-1 Base Rent applicable to the first (1st) full calendar month of the Suite A-1 Period shall be payable upon Tenant's execution of this Lease; (b) if the Term of this Lease does not commence on the first day of a calendar month, the initial level of Suite A-1 Base Rent payable with respect to the first full calendar month of the Term shall (i) be calculated on a per diem basis determined by dividing the initial monthly Suite A-1 Base Rent [i.e., [*****]] by the total number of calendar days in such first full calendar month and multiplying such amount by the number of days occurring in such first full calendar month from and including the Commencement Date (A), and (ii) be paid by Tenant to Landlord on the Commencement Date (A); and (c) if the Suite B-1 Period does not commence on the first day of a calendar month, the initial level of Suite B-1 Base Rent payable with respect to the first (1st) full calendar month of the Suite B-1 Period shall (i) be calculated on a per diem basis determined by dividing the initial monthly Suite B-1 Base Rent [i.e., [*****]] by the total number of calendar days in the calendar month in which Commencement Date (B) occurs, and multiplying such amount by the number of days occurring in such calendar month from and including the Commencement Date (B), and (ii) be paid by Tenant to Landlord on the Commencement Date (B). Except as set forth in this Section 3.1, Tenant shall not pay any installment of Rent more than one (1) month in advance. For avoidance of doubt, if Tenant is entitled to any credits against Rent for a particular Tenant Space under the terms and provisions of this Lease, Tenant shall have the right to deduct such credited amounts against the next payment(s) of Rent related to the applicable Tenant Space due and payable hereunder.

3.2Operating Expenses and Taxes - Real Property.

3.2.1    Tenant shall be obligated to pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share of Operating Expenses (Actual). In addition, Tenant shall be obligated to pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share of Taxes - Real Property (Actual).
3.2.2    Beginning with the applicable Commencement Date (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a statement of the Operating Expenses (Projected) and the Taxes - Real Property (Projected). On

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or about January 1 each calendar year of the Term thereafter (or as soon thereafter as Landlord reasonably is able to provide such statement), Landlord will provide Tenant with a statement of the Operating Expenses (Projected) and the Taxes - Real Property (Projected) for such calendar year. Tenant shall pay each Projected Operating Expenses Installment and each Projected Real Property Tax Installment to Landlord the first day of each month during the Term of the Lease. Until Tenant has received the statement of the Operating Expenses (Projected) and the Taxes - Real Property (Projected) from Landlord, Tenant shall continue to pay Projected Operating Expenses Installments and Projected Real Property Tax Installments to Landlord in the same amount (if any) as required for the last month of the prior calendar year. Within thirty (30) days after Tenant's receipt of such statement of the Operating Expenses (Projected), Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant as Projected Operating Expenses Installments prior to receiving such statement and the amount payable by Tenant therefor as set forth in such statement. In addition, within thirty (30) days after Tenant's receipt of such statement of the Taxes - Real Property (Projected), Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant as Projected Real Property Tax Installments prior to receiving such statement and the amount payable by Tenant therefor as set forth in such statement. Landlord shall provide Tenant a statement on or before May 1 (or as soon thereafter as reasonably possible) after the end of each calendar year, showing Operating Expenses (Actual) as compared to the Operating Expenses (Projected) for such calendar year and Taxes - Real Property (Actual) as compared to the Taxes - Real Property (Actual) for such calendar year. If Tenant's Proportionate Share of Operating Expenses (Actual) for such calendar year exceeds the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Tenant shall pay to Landlord, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. However, if Tenant's Proportionate Share of Operating Expenses (Actual) for such calendar year is less than the aggregate of Projected Operating Expenses Installments collected by Landlord from Tenant, Landlord shall pay to Tenant, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. If Landlord fails to make such payment within said 30-day period, Tenant shall have the right to offset such amount against the next payment(s) of Rent due and payable hereunder. If Tenant's Proportionate Share of Taxes - Real Property (Actual) for such calendar year exceeds the aggregate of the Projected Real Property Tax Installments collected by Landlord from Tenant, Tenant shall pay to Landlord, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. However, if Tenant's Proportionate Share of Taxes - Real Property (Actual) for such calendar year is less than the aggregate of Projected Real Property Tax Installments collected by Landlord from Tenant, Landlord shall pay to Tenant, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. If Landlord fails to make such payment within said 30-day period, Tenant shall have the right to offset such amount against the next payment(s) of Rent due and payable hereunder. Landlord shall have the right from time to time during each calendar year to revise the Operating Expenses (Projected) and/or the Taxes - Real Property (Projected) and provide Tenant with a revised statement thereof. Thereafter, Tenant shall pay Projected Operating Expenses Installments and Projected Real Property Tax Installments on the basis of the revised statement. If the Commencement Date is not the first day of a calendar year, or the expiration or earlier termination date of this Lease is not the last day of a calendar year, the Tenant's Proportionate Share of Operating Expenses (Actual) and Tenant's Proportionate Share of Taxes - Real Property (Actual) shall be prorated. The foregoing adjustment provisions shall survive the expiration or termination of the Term of this Lease.
3.2.3    Intentionally Deleted.
3.2.4    Landlord agrees to keep books and records reflecting the Operating Expenses and Taxes - Real Property of the Property in accordance with generally accepted accounting principles (or, at least, “sound” accounting principles) consistently applied. Tenant, at its expense, shall have the right, within twelve (12) months after receiving Landlord's statement of Operating Expenses (Actual) and Taxes - Real Property (Actual) for a particular year, to audit Landlord's books and records relating to the Operating Expenses and Taxes as the case may be for such year. If conducted by Tenant, such audit shall be conducted only during regular business hours at a location reasonably designated by Landlord on the DPD Campus and only after Tenant gives Landlord fourteen (14) days' written notice. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days after its receipt by Tenant. If the audit reveals that the amounts paid by Tenant to Landlord on account of Operating Expenses and/or Taxes: (a) exceed the amounts to which Landlord is entitled hereunder, then Landlord shall credit the amount of such excess toward the next monthly payment(s) of Rent due and payable hereunder, or (b) are less than the amounts to which Landlord is entitled hereunder, then Tenant shall pay such deficiency as Additional Rent within thirty (30) days after Tenant delivers the result of such audit to Landlord. If the amount of Operating Expenses or Taxes set forth in Landlord's statement of Operating Expenses (Actual) and Taxes - Real Property (Actual) was overstated by Landlord by more than [*****], Landlord shall, within thirty (30) days after receipt of written request from Tenant, accompanied by back-up documentation reasonably acceptable to Landlord, reimburse Tenant for the actual, reasonable costs and expenses paid by Tenant in connection with Tenant's audit, not to exceed [*****] per audit. No audit shall be conducted at any time that there is an uncured Event of Default by Tenant under this Lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Tenant Space. Such audit must be conducted by an independent nationally or regionally recognized accounting

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firm. All information obtained through the Tenant's audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the Landlord and/or the Property as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit shall be held in strict confidence by Tenant, subject to the terms and provisions of Section 17.19 below; and Tenant shall cause its auditor and any of its officers, agents, and employees to be similarly bound. As a condition precedent to Tenant's exercise of its right to audit, Tenant must deliver to Landlord a signed covenant from the auditor in a form reasonably satisfactory to Landlord acknowledging that all of the results of such audit as well as any compromise, settlement, or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person other than Tenant and/or Tenant's officers, agents and employees, except upon the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, or if required pursuant to any litigation between Landlord and Tenant related to such audit, or if required by Applicable Laws. Tenant understands and agrees that the confidentiality provisions set forth herein are of material importance to Landlord and that any violation of such provisions shall result in immediate and irreparable harm to Landlord. Notwithstanding anything to the contrary contained herein, including without limitation this Section 3.2.4 and/or Section 17.19 below, Landlord shall have all rights allowed by law or equity if Tenant, its officers, agents, or employees violate the terms of this provision, and, if Tenant and/or its officers or employees violates the terms of this provision the result of which is the material impairment and/or interference of Landlord's operation of the Building, Landlord shall have the right to terminate Tenant's right to audit in the future pursuant to this Section 3.2.4. In the event Tenant's auditor violates the terms of this provision, Landlord shall have the right to condition Tenant's right to audit in the future pursuant to this Section 3.2.4 on Tenant engaging a different auditor to perform any future audit. If within such twelve (12) month period Tenant does not give Landlord written notice stating in reasonable detail any objection to the statement of Operating Expenses (Actual) and/or Taxes - Real Property (Actual), Tenant shall be deemed to have approved such statement in all respects, provided that the foregoing shall not preclude Tenant from objecting to payments of amortized amounts for capital improvement items charged to Tenant under subparagraph (vii) of the definition of Operating Expenses in Schedule “1.”
3.2.5    Intentionally Omitted.
3.3Payments Generally. Base Rent and all forms of Additional Rent payable hereunder by Tenant (i) shall be payable to Landlord when due, without any prior notice or demand therefor, in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (ii) shall be payable to Landlord at the address of Landlord specified in Item 12 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant). No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit, or a final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment. No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Applicable Laws. In the event that the applicable Commencement Date or the expiration of the applicable Term (or the date of any earlier termination of this Lease) falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis.

3.4Late Payments. Landlord and Tenant agree that if Landlord has not received any payment of Rent on or before the Delinquency Date, Tenant shall, in addition to Tenant's obligation to pay the Late Payment to Landlord, also be required to pay to Landlord, as Additional Rent, (i) a Late Charge, and (ii) Late Payment Interest from the Delinquency Date until the date the foregoing are paid, collectively, to cover Landlord's additional administrative costs and damages related to such Late Payment, which are difficult, if not impossible, to determine. In no event, however, shall the charges permitted under this Section 3.4, or elsewhere in this Lease, to the extent the same are considered to be interest under Applicable Law, exceed the maximum lawful rate of interest. Landlord's acceptance of any Late Charge, or any Late Payment Interest, shall not be deemed to constitute a waiver of Tenant's default with respect to the Late Payment, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Applicable Laws.

3.1Utilities. Landlord shall bill Tenant monthly for Tenant's Utility Payment. Tenant shall pay Tenant's Utility Payment to Landlord, as Additional Rent, within thirty (30) days after Tenant's receipt of each Tenant's Utility Payment invoice.

4.	TAXES-EQUIPMENT; TAXES-OTHER.

4.1Taxes - Equipment. Tenant shall be liable for and shall pay before delinquency all Taxes - Equipment.

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If any such Taxes - Equipment are levied or assessed against Landlord or the Property, and if Landlord elects to pay the same, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days of Landlord's demand therefor, that part of such Taxes - Equipment for which Tenant is liable hereunder.

4.1.1    Taxes - Equipment Rebate. In the event that Tenant desires to apply to the City of Richardson, Texas, for a reduction or rebate with regard to Taxes-Equipment that apply to the Infrastructure, Landlord agrees to reasonably cooperate with Tenant in connection with such undertaking, including the execution of reasonably acceptable documentation that must (according to the City of Richardson) be executed by the owner of the Infrastructure in order to achieve/receive such rebate(s). Tenant shall be entitled to receive any such rebates related to any particular calendar year's Taxes-Equipment for the Infrastructure, up to the amount of Taxes-Equipment for the Infrastructure that Tenant actually paid with regard to such calendar year.
4.1Taxes - Other. Tenant shall pay to Landlord, as Additional Rent and within thirty (30) days of Landlord's demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant all Taxes - Other.

5.INTENTIONALLY DELETED.

6.PERMITTED USE; COMPLIANCE WITH RULES AND LAWS; HAZARDOUS MATERIALS.

6.1Permitted Use. Tenant shall use the Tenant Space only for the Permitted Use. Any other use of the Tenant Space is subject to Landlord's prior written consent, which consent may be withheld or conditioned in Landlord's sole but reasonable discretion. For avoidance of doubt, Landlord acknowledges and agrees that, as part of the Permitted Use, Tenant will provide tours of the Tenant Space to prospective or current customers of Tenant. Tenant acknowledges that all such tours shall be subject to compliance with the Building Rules & Regulations.
6.1.1    Limitations on Permitted Use. Tenant agrees that neither Tenant, nor any other Tenant Party, may use the Tenant Space, or operate within the Tenant Space and/or the Building, in any manner, which: (i) causes or is reasonably likely to cause damage to the Property, the Building, the Tenant Space or any Base Building System; (ii) will invalidate or otherwise violate a requirement or condition of any fire, extended coverage or any other insurance policy covering the Land, the Base Building, and/or the Common Area, or the property located therein (to the extent not part of Tenant's Repair Obligations), or will increase the cost of any of the same; (iii) constitutes a nuisance and/or otherwise unreasonably interferes with other tenants' or occupants' use of space in the Building or otherwise at the Property, and/or any equipment, facilities or systems of any such tenant or occupant; (iv) unreasonably interferes with the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennas or other facilities located at the Property. Additionally, and notwithstanding anything to the contrary contained in this Section 6.1, Tenant agrees that neither Tenant, nor any other Tenant Party, may (a) operate a meet-me room in the Tenant Space or any other portion of the Building, (b) provide MMR Services in the Tenant Space or any other portion of the Building, or (c) refer to the Tenant Space as a “meet-me room”. Tenant agrees to reimburse Landlord for any losses, costs or damages caused by unauthorized parties who gain access to the Tenant Space or the Building through access cards/badges, keys or other access devices provided to Tenant (or any other Tenant Party) by Landlord, except for the extent to which the same is caused by an act of negligence or willful misconduct of Landlord (or any other member of the Landlord Group). Tenant agrees to reimburse Landlord, as Additional Rent, for any additional insurance premium charged by Landlord's insurance carrier for any insurance policy by reason of Tenant's failure to comply with the provisions of this Section 6.1.1.
6.2Building Rules and Regulations. Tenant's Permitted Use shall be subject to, and Tenant, and all other Tenant Parties, shall comply fully with the Building Rules and Regulations. Landlord shall have the right, from time-to-time, to change, amend and/or supplement the Building Rules and Regulations as may be deemed by Landlord, in the exercise of its sole but reasonable discretion, advisable for the safety, care and/or cleanliness of the Tenant Space, the Building and/or the Property, and/or for the preservation of good order in any of same; provided, however, that such changes to the Building Rules and Regulations may not: (a) increase Tenant's monetary obligations; (b) materially increase Tenant's non-monetary obligations; and/or (c) materially decrease Tenant's rights, under this Lease or unreasonably interfere with Tenant's Permitted Use of the Tenant Space or access thereto. In the event of a conflict between the Building Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern. Tenant shall be responsible for causing the other Tenant Parties to comply with the Building Rules and Regulations. Landlord shall apply and enforce the Building Rules and Regulations in uniform and non-discriminatory manner.

6.3	Compliance with Laws; Hazardous Materials.

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6.3.1Compliance with Laws. Tenant, at Tenant's sole cost and expense, shall timely take all action required to cause all Alterations, and Tenant's (and all other Tenant Parties') use of the Tenant Space and the Infrastructure (including generators), to comply at all times during the Term of this Lease in all respects with all Applicable Laws. Subject to the terms and provisions of Section 1.2 above (i.e., except for the extent to which the Infrastructure was not in compliance with Applicable Laws on the Commencement Date), Tenant, at Tenant's sole cost and expense, shall timely take all action to cause the Infrastructure to comply at all times during the Term of this Lease in all respects with all Applicable Laws. Landlord, at Landlord's sole cost and expense (subject to reimbursement pursuant to Section 3.2 above, if and to the extent permitted thereby or elsewhere under this Lease), shall timely take all action required to cure violations of Applicable Laws with regard to the Base Building, the Base Building Systems, the Common Area, and any other portions of the Building located outside of the Tenant Space that exist or arise during the Term of this Lease.

6.3.2Hazardous Materials. Tenant agrees that neither Tenant, nor any other Tenant Party, shall Handle any Hazardous Materials in the Tenant Space or any portion of the Building or the Property, provided that Tenant and any Tenant Party may use and store normal and reasonable quantities of Hazardous Materials in the Tenant Space as are customarily maintained by data center tenants and operators and as may be reasonably necessary for Tenant and any Tenant Party to conduct normal operations in the Tenant Space, taking into account the Permitted Use, so long as such Hazardous Materials are properly, safely and lawfully stored and used by Tenant and/or any Tenant Party. Additionally, Tenant agrees that neither Tenant, nor any other Tenant Party, shall use the Tenant Space in any manner which may directly or indirectly lead to any non-compliance with any Environmental Law.

6.3.2.1    Notwithstanding anything to the contrary contained herein, Landlord represents to Tenant, to the best of Landlord's Actual Knowledge, that there are no Hazardous Materials in or about the Property, the removal or remediation of which is required by Applicable Laws. In the event that Hazardous Materials are discovered in, on and/or under the Property during the Term of this Lease in violation of Applicable Laws, and such Hazardous Materials were not introduced by Tenant or any Tenant Party, Landlord will cause such Hazardous Materials to be remediated, encapsulated, or otherwise handled, at Landlord's sole cost and expense, within the time frames and parameters required by Applicable Laws.
6.4Electricity Consumption Threshold. Tenant's actual electricity consumption for each Datacenter, as reasonably determined by Landlord utilizing meters, sub-meters and/or pulse meters, shall not at any time, exceed such Datacenter's Electricity Consumption Threshold. The power drawn by the Infrastructure and all of Tenant's Personal Property, shall, collectively, be included in the calculation of Tenant's actual electricity consumption for each Datacenter. In the event that an ECT Overage occurs for which Landlord desires for Tenant to take a certain action, Landlord shall provide notice thereof to Tenant's Emergency Contacts by email and telephone call, and Tenant agrees to take immediate action to cause power consumption in the relevant Datacenter to be at or below the Electricity Consumption Threshold. Tenant will be permitted to configure the BMS as needed.

6.5Maximum Structural Load. Tenant shall not place a load upon the Premises exceeding the Maximum Structural Load.

6.6Rooftop Rights. As set forth on Exhibit “L”, attached hereto.

7.	ACCESS CONTROL; SECURITY; ELECTRICITY; INTERRUPTION OF SERVICES; BUILDING MANAGEMENT SYSTEM.

7.1Access Control; Security. Landlord will provide Landlord's Access Control Systems during the Term of this Lease. Landlord reserves the right, but without assuming any duty, to institute additional access control measures in order to further control and regulate access to the Building or any part thereof, provided same: (a) are consistent with high quality class A datacenter buildings comparable to the Building; and (b) do not unreasonably interfere with Tenant's use of and/or access to the Tenant Space for the Permitted Use. Landlord shall not, under any circumstances, be responsible for [*****].

7.1.1    Tenant shall, upon ten (10) days' advance written notice to Landlord, have the right to obtain, at no additional cost to Tenant, monthly reports (regarding the two (2) most recently completed calendar months) from Landlord regarding entry data and [*****] for: (a) each person on the Tenant Access List (as hereinafter defined) that enters the Building; and (b) each person that enters the Tenant Space. Tenant shall, further, have the right to request entry data and [*****] for the Tenant Space, the Building and the Common Area (including the parking lot), as situations dictate to resolve its own reasonable security concerns or support any necessary personnel inquires, and Landlord shall use commercially reasonable efforts to furnish copies of or access to all such records [*****], all subject to availability [*****].

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7.1.2    Tenant shall have the right, subject to Section 8.3 below, to install, manage and/or maintain, at its sole cost and expense, access control and/or security services and systems to protect the Tenant Space, [*****], in addition to Landlord's Access Control Systems. Tenant agrees that such security systems shall not (i) limit Landlord's ability to access the space in the event of an emergency or otherwise pursuant to and in accordance with Section 17.16, below, or (ii) materially, adversely affect any area outside of the Tenant Space.
7.1.3    [*****].
7.2Electricity. Landlord shall furnish electricity to (i) Datacenter-A during the Datacenter-A Period sufficient to meet the Electricity Consumption Threshold-A in accordance with the specifications set forth in Item 1 of Exhibit “F” Table A attached hereto, and (ii) Datacenter B during the Datacenter-B Period sufficient to meet the Electricity Consumption Threshold-B in accordance with the specifications set forth in Item 2 of Exhibit “F” Table A attached hereto. The obligation of Landlord to provide electricity to Datacenter-A and Datacenter-B shall be subject to the rules, regulations and requirements of the supplier of such electricity and of any governmental authorities regulating providers of electricity and shall be limited to providing the respective Electricity Consumption Threshold. Aside from Landlord's obligation to complete Landlord's Installations, Tenant shall be solely responsible for Back-Up Power Systems for use in the Tenant Space.

7.2.1    [*****].
7.3Interruption of Services. Except with respect to a breach by Landlord of its covenant set forth in Section 7.2.1 above, Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility-provided electric service is changed, is no longer available, or is no longer suitable for Tenant's requirements. Additionally, unless caused by the gross negligence or willful misconduct of Landlord or by a breach or default by Landlord of its covenant set forth in Section 7.2.1 above, and except as otherwise expressly provided herein, no interruption or malfunction of any electrical or other service to the Premises, or to any other portion of the Building or Property, shall, in any event, (i) constitute an eviction or disturbance of Tenant's use and possession of the Tenant Space, (ii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant's obligations under this Lease (including the obligation to pay Base Rent, Additional Rent, or other charges), (iii) grant Tenant any right of setoff or recoupment, (iv) provide Tenant with any right to terminate this Lease, or (v) make Landlord liable for any injury to or interference with Tenant's business or any punitive, incidental or Consequential Damages, whether foreseeable or not. In the event of the interruption of any such service, however, Landlord shall employ commercially reasonable, diligent efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord.

7.3.1    Essential Services Failure. Notwithstanding anything to the contrary contained herein, commencing on the [*****] consecutive day of any Essential Service Failure (defined below) within Landlord's control to prevent or correct (unless the Essential Service Failure is caused by a fire or other casualty, in which event Section 9.1 below controls), Tenant shall be entitled to terminate this Lease upon written notice to Landlord, given prior to the earlier of: (a) the [*****] day of the Essential Service Failure or (b) cure of the Essential Service Failure. Further notwithstanding anything to the contrary contained herein, commencing on the [*****] consecutive day of any Essential Service Failure that is not within the control of Landlord to prevent or correct (unless the Essential Service Failure is caused by a fire or other casualty, in which event Section 9.1 controls), Tenant shall be entitled to terminate this Lease upon written notice to Landlord, given prior to the earlier of: (x) the [*****] day of the Essential Service Failure or (y) cure of the Essential Service Failure. As used herein, the term, “Essential Service Failure” shall mean and be limited to the interruption, malfunction, suspension or termination of any of the following services: (i) access to the Building and/or the Tenant Space, and (ii) electricity to the Tenant Space (which, for the avoidance of doubt, shall mean electricity being available at the output side of the primary Building switchgear that exclusively serves the Premises). Landlord and Tenant agree that the duration of an Essential Service Failure related to access to the Building and/or the Tenant Space shall be deemed (for the purposes of the foregoing periods) to have commenced upon Landlord's receipt of written notice from Tenant notifying Landlord of same with reasonable particularity.
7.4Building Management System. Landlord shall provide Tenant with access, within each Tenant Space, to the Building Management System, to permit Tenant to monitor and observe, twenty-four (24) hours per day, seven (7) days per week during the Term, (a) the environmental conditions [i.e., temperature and humidity] within each Suite; (b) the status of the PAHUs within each Suite; and (c) the load parameters (current, KVA & kW) for the Infrastructure and that portion of any other electrical systems and equipment in the Building directly supporting each Tenant Space. Landlord and Tenant agree that Landlord's BMS responsibility will be limited to the initial installation and configuration of the BMS and the equipment, facilities and other components thereof. The foregoing notwithstanding, from and after the Commencement Date Tenant will be responsible for the BMS.

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8.	MAINTENANCE; ALTERATIONS; REMOVAL OF TENANT'S PERSONAL PROPERTY.

8.1Landlord's Maintenance. Except as expressly provided in this Section 8.1, Landlord shall have no obligation to repair and/or maintain the Tenant Space or any Early Access Suite. Landlord will maintain and keep in good repair and condition the Base Building, including without limitation, the Common Area cable management systems (comprised of ladder racks, fiber trays, under-floor cable trays and other similar equipment located within the Common Area that are installed for the benefit of all occupants of the Building) and Base Building Systems, including the Common Area HVAC system within the Building.

8.2Tenant's Maintenance. During the Term of this Lease, Tenant shall, at Tenant's sole cost and expense, maintain and keep in good order and repair and in a clean and safe condition, the Tenant Space, all Infrastructure and all other non-Base Building equipment located therein or located outside the Tenant Space but exclusively serving the Tenant Space, including, without limitation, the Pathway, the PDUs serving the Premises, the elements of access control (other than Landlord's Access Control Systems) exclusively serving the Premises, the HVAC systems exclusively serving the Premises, the UPS Plants serving the Premises, all components of the electrical system exclusively serving the Premises, commencing with the output side of the primary Building switchgear, the Back-Up Power Systems, the raised floor system and non-structural walls, collectively, in accordance with the Maintenance Schedule described in Section 8.2.1 below (collectively, “Tenant's Repair Obligations”). For the avoidance of doubt, Landlord and Tenant acknowledge and agree that, as part of Tenant's Repair Obligations, Tenant shall, at Tenant's sole cost and expense but subject to the terms and provisions of Section 8.2.3 below, replace any equipment comprising the Infrastructure which cannot reasonably be repaired or restored to operate in accordance with its design intent, including the extent to which any such equipment is damaged by Casualty or Taking. All such replacement equipment shall be (x) new, (y) of a quality at least as good as the original quality of the equipment being replaced, and (z) designed to perform in accordance with the original design intent of the Premises served by such equipment. Tenant shall perform all maintenance and make all repairs and replacements with due diligence and due care in a good and workmanlike manner and in compliance with all Applicable Laws. Notwithstanding anything to the contrary contained herein, if Tenant fails to perform its covenants of maintenance, repair and/or replacement hereunder, or if Tenant or any of Tenant's technicians or representatives physically damages the Property, the Building or any portion of any of the above, or the personal property of any other tenant or occupant, or causes an interruption of services to the Premises and/or in the Building, Landlord may, at its election (but shall not be obligated to), after giving Tenant written notice of the need for any such maintenance and repair and the passage of ten (10) days to cure [or, if such repair is such that it cannot reasonably be completed with 10 days, such longer time reasonably required to perform such maintenance and repair, provided Tenant commences to perform such maintenance and repair within such 10-day period and proceeds to completion with diligence and continuity], perform all necessary or appropriate maintenance and repair, and any amounts expended by Landlord in connection therewith, plus an administrative charge of [*****] of such amounts, shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord's demand therefor, together with reasonable supporting documentation.

8.2.1    As part of Tenant's obligation to maintain the Tenant Space, Tenant agrees during the Term of this Lease to adhere to the standard maintenance practices with respect to the Infrastructure prescribed by (a) Applicable Laws, (b) the National Fire Protection Association, (c) the equipment manufacturers' recommended maintenance standards (to the extent provided to Tenant by Landlord in writing), and (d) otherwise, consistent with the standard maintenance practices to which operators of first class datacenters adhere at other datacenters of comparable size and quality (the “Maintenance Schedule”). Tenant shall be permitted to deviate from and/or change the Maintenance Schedule upon Landlord's approval thereof, such approval not to be unreasonably withheld, conditioned or delayed. Tenant agrees to keep books and records reflecting its repair and maintenance activities with respect to the Infrastructure consistent with industry standards for first-class datacenters (“Books and Records”). During the Term, Landlord shall have the right, once per Lease Year with regard to each Premises, to confirm Tenant's compliance with the Maintenance Schedule by inspecting Tenant's Books and Records, interviewing Tenant's relevant employees or contractors, and visually inspecting the Infrastructure (collectively, “Landlord's Maintenance Inspection”). Landlord shall exercise the foregoing right by delivering prior written notice (the “Maintenance Inspection Notice”) to Tenant no less than thirty (30) days before the date upon which Landlord desires to perform Landlord's Maintenance Inspection, detailing the equipment for which Landlord wishes to inspect the Books and Records. Any Landlord's Maintenance Inspection shall be performed during Tenant's normal business hours at a time reasonably designated by Tenant. Tenant shall respond to Landlord's Maintenance Inspection Notice within five (5) business days after Tenant's receipt of the Maintenance Inspection Notice with the date, time and location of Landlord's Maintenance Inspection. If Landlord's Maintenance Inspection reveals that Tenant is delinquent in complying with the Maintenance Schedule, Landlord shall deliver written notice to Tenant of such delinquency, and Tenant shall cure such delinquency within the time allowed pursuant to Section 15.1.2 of this Lease.
8.2.2    Landlord shall assign all warranties for all Infrastructure located in or supporting the Tenant Space, to

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the extent that such warranties are assignable by Landlord without unreasonable payment to the applicable vendor, to Tenant within sixty (60) days after the Commencement Date (or such longer period as is reasonably necessary, using commercially reasonable, diligent efforts to complete the same). For any warranties that are not assignable by Landlord to Tenant without unreasonable payment or that are assignable but have not yet been assigned by Landlord as aforesaid, (a) Landlord agrees to enforce such warranties on Tenant's behalf using diligent efforts consistent with a first class datacenter operator; and (b) during the Term, Landlord delegates all of its rights and remedies under such non-assigned warranties to Tenant. In the event Landlord fails to: (x) timely assign any warranties regarding any component or portion of the Infrastructure to Tenant that are assignable; or (y) enforce any warranties that are not assignable without unreasonable payment or otherwise using diligent efforts as set forth hereinabove, then any costs actually incurred by Tenant to maintain, repair and/or replace any component or portion of the Infrastructure that would have been covered by any such warranties shall be reimbursed by Landlord to Tenant within thirty (30) days after Tenant's demand therefor, together with reasonable supporting documentation.
8.2.3    With respect to any equipment comprising the Infrastructure that Tenant is obligated to replace pursuant to and in accordance with Section 8.2 above as part of Tenant's Repair Obligations, the following terms and provisions shall apply, provided that Tenant has theretofore fully complied with its maintenance and repair obligations as described herein with regard to the equipment (including any generator) being replaced: (a) in the event Tenant is obligated to replace any such equipment in any Tenant Space during the final twelve (12) months of the applicable Datacenter Period (as the same may be extended), the cost thereof (not to exceed market rates) shall be amortized on a straight line basis, calculated over the useful economic life of such equipment, as determined using generally accepted accounting principles consistently applied, with interest at the Prime Rate, and that portion of the cost attributable to the time period falling within the applicable Datacenter Period (as the same may be extended) will be the responsibility of Tenant and that portion of the cost attributable to the time period occurring after the expiration of the applicable Datacenter Period (as the same may be extended) will be paid by Landlord to Tenant within thirty (30) days after Tenant's demand therefor, together with reasonable supporting documentation; and (b) without limiting the foregoing, in the event Tenant is obligated to replace any generator serving the Tenant Space at any point during the Term of this Lease (as the same may be extended), the cost (not to exceed market rates) thereof shall be amortized and allocated in the same manner as set forth in subsection (a) above.
8.3Alterations.

8.3.1    Notwithstanding any provision in this Lease to the contrary, Tenant shall not make or cause to be made any Alterations to the Tenant Space, or any other portion of the Building or Property, without the prior written consent and approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The foregoing notwithstanding, Landlord's consent shall not be required for any usual and customary installations and/or removals of equipment and/or telecommunication cables within the Tenant Space or any non-structural Alterations, if and to the extent that such installations, removals and/or non-structural Alterations (i) are usual and customary within the industry, (ii) are in compliance with the Building Rules and Regulations, and (iii) will not adversely affect the Building's structure, the provision of services to other Building tenants and/or any Base Building Systems. Landlord and Tenant acknowledge and agree that all Alterations shall be left as part of the Tenant Space, upon the expiration or earlier termination of this Lease, in good and operable condition, ordinary wear and tear excepted.
8.3.1.1    Landlord and Tenant acknowledge the possibility that Tenant's Alterations request could include a request for additional power to the Building and/or the Tenant Space. In the event of such a request, and in the event that additional power is reasonably available to be routed to the Building for such purpose without depriving any other space, building or tenant in the DPD Campus of appropriate power, Landlord and Tenant agree to work together in good faith to determine mutually acceptable terms and economics related to such additional power.
8.3.2    Each request for Alterations consent must contain one (1) full size hard copy of all drawings together with one (1) full set of drawings on CD.
8.3.3    In any instance where Tenant desires to conduct Alterations, Tenant's contractors, laborers, material men and others furnishing labor or materials for Tenant's job shall not unreasonably interfere with any labor utilized by Landlord, Landlord's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and if at any time such entry by one (1) or more persons furnishing labor or materials for Tenant's work shall result in unreasonable interference, Tenant shall cause the activity(ies) that is/are causing such unreasonable interference to cease immediately. Landlord shall have the right to remove or cause Tenant to remove any such persons from the Building upon written notice to Tenant. Additionally, all of Tenant's contractors, laborers, material men and others must obtain (and provide Landlord evidence of) commercially reasonable insurance (naming Landlord as an additional insured), prior to any such entry.

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8.4Removal of Tenant's Personal Property. Tenant agrees that, upon the expiration or earlier termination of this Lease, Tenant shall at Tenant's sole cost and expense, promptly remove all of Tenant's Personal Property, and shall restore those portions of the Building and/or the Tenant Space damaged by such removal of (or by the initial installation of) such Tenant's Personal Property to their condition existing immediately prior to the installation or placement of such items (including, without limitation, the replacement of all damaged floor tiles in the Premises), ordinary wear and tear excepted. If Tenant fails to promptly remove any such Tenant's Personal Property pursuant to this Section 8.4, Landlord shall have the right to cause the removal of such Tenant's Personal Property and the restoration of those portions of the Building and/or the Tenant Space damaged by such removal to their condition existing immediately prior to the installation or placement of such Tenant's Personal Property, ordinary wear and tear excepted, in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord's demand therefor, for all of Landlord's costs of removal and restoration plus an administrative fee equal to [*****] of such costs.

8.5Depreciation. Notwithstanding the ownership of the Alterations and the Infrastructure, Tenant retains the right to depreciation deductions of (a) all Alterations and (b) all equipment comprising the Infrastructure that Tenant replaces as part of Tenant's Repair Obligations, made at Tenant's expense, provided that Tenant agrees that such right to depreciation deductions shall not apply to the extent of any expenditures made by Tenant to replace equipment comprising the Infrastructure which are subsequently reimbursed to Tenant pursuant to Section 8.2.3 above.

9.	CASUALTY EVENTS; TAKINGS; INSURANCE.

9.1Casualty Events; Takings.

9.1.1Casualty Events. If, during the Term of this Lease, any portion of the Building and/or the Property shall be damaged or destroyed, in whole or in part, by a Casualty Event, (a) Landlord shall, subject to the terms of this Section 9.1.1, and Sections 9.1.1.1 and 9.1.1.2, below, cause any applicable Casualty Repair - Landlord to commence as soon as is reasonably practicable following the Casualty Event and to proceed to completion with reasonable diligence; and (b) Tenant shall, subject to the terms of this Section 9.1.1, and Sections 9.1.1.1 and 9.1.1.2, below, cause any applicable Casualty Repair - Tenant to occur. Landlord shall provide the Casualty Repair Notice to Tenant as soon as is reasonably practicable following the Casualty Event. For the avoidance of doubt, however, such repair and reconstruction obligation shall not be deemed to include any obligation on the part of Landlord with regard to any Alteration, nor any of Tenant's Personal Property, nor any equipment that is included within Tenant's Repair Obligations.

9.1.1.1    Landlord's Termination Right. Notwithstanding the foregoing, in the event of an Insurable Casualty Event, if (a) any portion of the Base Building Systems and/or the Building reasonably considered by landlords of high quality class A datacenter buildings comparable to the Building to be material to the operation of the Building is/are destroyed or materially damaged, and (b) the Repair Period-Estimated exceeds [*****], Landlord shall have the right to terminate this Lease by, and effective upon, written notice to Tenant as part of the Casualty Repair Notice given within [*****] after the date of such damage or destruction, provided that no termination by Landlord shall be effective unless Landlord has previously or simultaneously terminated the leases of all other tenants and occupants of the Building that are similarly affected by such damage or destruction. Further notwithstanding the foregoing, in the event of an Uninsurable Casualty Event, if more than [*****] of the Building is destroyed or materially damaged, then Landlord shall have the right to terminate this Lease by, and effective upon, written notice to Tenant as part of the Casualty Repair Notice given within [*****] after the date of such damage or destruction, provided that no termination by Landlord shall be effective unless Landlord has previously or simultaneously terminated the leases of all other tenants and occupants of the Building that are similarly affected by such damage or destruction. If this Lease is terminated pursuant to this Section 9.1.1.1 or Sections 9.1.1.2 or 9.1.1.3 below, Landlord shall grant to Tenant a license, expiring [*****] after the effective date of such termination, allowing Tenant the right to access the Building and the Tenant Space for the purpose of removing Tenant's Personal Property.
9.1.1.2    Tenant's Termination Right. Notwithstanding anything to the contrary contained herein, if a Casualty Event causes damage to: (a) the Tenant Space; (b) any critical electrical and/or mechanical infrastructure comprising the Base Building Systems and serving the Tenant Space and/or (c) any other portion of the Property outside of the Tenant Space the result of which is material impairment to access to and/or use of the Tenant Space, then Tenant shall have the right to terminate this Lease by, and effective upon, written notice to Landlord if: (1) the Repair Period-Estimated exceeds [*****] (in which case Tenant must provide written notice to Landlord of such termination within [*****] after Tenant's receipt of the Casualty Repair Notice), or (2) the Repair Period-Actual exceeds [*****] (in which case Tenant must provide written notice to Landlord of such termination prior to the [*****] of the Repair Period-Actual). Further notwithstanding anything to the contrary contained herein, in the event an: (x) Insurable Casualty Event damages and/or destroys: (i) any portion of the Infrastructure for a particular Tenant Space, the result of which is material impairment of Tenant's use of such Tenant Space for the Permitted Use, and such damage

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and/or destruction cannot reasonably be fully repaired and/or restored within [*****] after the occurrence of such damage and/or destruction; or (ii) a Tenant Space during the last year of the Datacenter Period for such Tenant Space and the cost of repair and/or restoration work to the Infrastructure that would be required to be performed by Tenant as a result of such damage and/or destruction is reasonably estimated to exceed [*****] of the replacement cost of all Infrastructure for the damaged Tenant Space; or (y) Uninsurable Casualty Event damages and/or destroys a particular Tenant Space and the cost of repair and/or restoration work to the Infrastructure that would be required to be performed by Tenant as a result of such damage and/or destruction is reasonably estimated to exceed [*****] of the replacement cost of all Infrastructure for the damaged Tenant Space, then Tenant shall have the right to terminate this Lease with respect to such Tenant Space by, and effective upon, written notice to Landlord given within [*****] after the date of such damage or destruction.
9.1.1.3    Casualty-Complete. The foregoing notwithstanding, in the event of a Casualty-Complete, this Lease shall automatically terminate as of the date of the Casualty-Complete.
9.1.1.4    Remedies - Casualty Events. In the event that this Lease is terminated pursuant to Sections 9.1.1.1, 9.1.1.2 or 9.1.1.3, above, Landlord shall refund to Tenant any prepaid Base Rent, less any sum then owing to Landlord by Tenant, and, if the Casualty Event is an Insurable Casualty Event, Tenant shall promptly provide Landlord an amount (i.e., not limited to available insurance proceeds) equal to the replacement value of all equipment that is the subject of Tenant's Repair Obligations and that is damaged or destroyed in connection with such Insurable Casualty Event. If, however, this Lease is not terminated pursuant to any of said Sections, Base Rent shall be abated proportionately during the Repair Period-Actual to the extent that: (a) (i) the Tenant Space is inaccessible by Tenant and/or (ii) damage to the Base Building elements of the Tenant Space render the Tenant Space unfit for use by Tenant in the ordinary conduct of Tenant's business; and (b) the Tenant Space actually is not used by Tenant. For the avoidance of doubt, however, in the event that a Casualty Event only damages one of the Tenant Spaces, the proportionate abatement of Base Rent shall only be provided as it relates to the damaged Tenant Space, regardless of the extent to which, if at all, the Tenant Spaces are then being operated jointly.
9.1.2Takings.

9.1.2.1    Total Taking. If all or substantially all of the Tenant Space, the Building or the Property shall be the subject of a Taking, this Lease shall terminate as of the date of the vesting of title in the condemning authority.
9.1.2.2    Partial Taking. If only a part of the Tenant Space, the Building or the Property shall be the subject of a Taking, this Lease shall continue in full force and effect, subject to the terms of Sections 9.1.2.3-9.1.2.7, below.
9.1.2.3    Landlord's Termination Right - Partial Taking. If the part of the Building or the Property that is taken or condemned as part of the Taking contains a part of the Tenant Space, the Building or the Property that, in Landlord's reasonable discretion, is material to Landlord's ability to provide services to, or otherwise satisfy Landlord's obligations with respect to, the Tenant Space as provided for herein, Landlord may terminate this Lease by notice to Tenant given within [*****] following the date upon which Landlord received notice of such Taking. If Landlord so notifies Tenant, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than [*****] following the giving of such notice.
9.1.2.4    Tenant's Termination Right - Partial Taking. If: (a) the part of the Building or the Property that is taken or condemned as part of the Taking contains greater than [*****] of the total area of the Tenant Space that existed immediately prior to such Taking; (b) by reason of such Taking, Tenant no longer has reasonable means of access to the Tenant Space; (c) any electrical and/or mechanical infrastructure comprising the Base Building Systems and serving the Tenant Space and/or any portion of the Infrastructure located outside the Tenant Space that is/are material to the operation of the Tenant Space for the Permitted Use is/are taken or condemned as part of the Taking; or (d) all or any portion of the Datacenter-A UPS Rooms, the Mechanical Yard Space (A), the Datacenter-B UPS Rooms and/or the Mechanical Yard Space (B), that is/are material to the operation of the Tenant Space for the Permitted Use is/are taken or condemned as part of the Taking, then Tenant may terminate this Lease by notice to Landlord given within [*****] following the date upon which Tenant received notice of such Taking. If Tenant so notifies Landlord, this Lease shall terminate upon the date set forth in the notice, which date shall not be more than [*****] following the giving of such notice.
9.1.2.5    Restoration - Taking. If this Lease shall not have been terminated pursuant to Sections 9.1.2.3 or 9.1.2.4, above, Landlord, at Landlord's expense, shall commence as soon as is reasonably practicable following the Taking, and proceed to completion with reasonable diligence, the repair and/or restoration of those Base-Building elements of the Tenant Space that were not taken or condemned as part of the Taking to self‑contained rental units substantially equivalent (with respect to character, quality and appearance) to that which existed immediately prior to occurrence of the Taking, excluding Tenant's Personal Property, Tenant's Repair Obligations and Tenant's Alterations. If all or any portion of the Common Area is taken, then Landlord

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shall promptly restore any Common Area elements that are reasonably material to Tenant's use of, and/or access to, the Tenant Space for the Permitted Use (e.g., loading docks or public restrooms) or furnish substitute facilities that are functionally equivalent to or better than, and within a reasonable distance from, any such Common Area elements that were taken.
9.1.2.6    Base Rent Abatement - Taking. In the event that this Lease is terminated pursuant to Sections 9.1.2.1, 9.1.2.3 or 9.1.2.4, above, Landlord shall refund to Tenant any prepaid Base Rent, less any sum then owing to Landlord by Tenant. If, however, this Lease is not terminated pursuant to any of said Sections, Base Rent related to the taken Tenant Space shall be reduced proportionately to the extent that the square footage of each such Tenant Space is reduced as a result of the Taking.
9.1.2.7    Taking Award Rights. Landlord reserves the right to receive the entirety of the condemning authority's award related to a Taking of any portion of the Property. The foregoing notwithstanding, in the event that this Lease is terminated in connection with any Taking, nothing contained herein shall prevent or preclude Tenant from making a separate claim against the condemning authority, in any appropriate proceeding, for the value of Tenant's unamortized, but taken, leasehold improvements or other improvements to the Tenant Space made by Tenant and for Tenant's moving expenses related to such Taking, but only if such claim and/or recovery does not reduce the condemnation/taking award otherwise payable to Landlord in connection with such Taking. If any such award that is made, or compensation that is paid, to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly make an accounting of same to the other.
9.1.3Tenant's Remedy. Tenant's termination rights and rights to Base Rent abatement, to the extent provided above in this Article 9, shall be Tenant's sole and exclusive remedies in the event of a Casualty Event or Taking. Notwithstanding anything to the contrary contained herein, however, if any Casualty Event is caused by any grossly negligent act or omission or act of willful misconduct of Tenant or any Tenant Party, then Tenant shall not be entitled to terminate this Lease under Section 9.1.1.2, and there shall be no abatement of any Base Rent (or any other Rent or other amounts) due hereunder.

9.2Tenant's Insurance. Tenant shall, at Tenant's expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B-1” to this Lease. All of Tenant's insurance policies with respect to the Tenant Space shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Tenant's waiver of claims with respect to the Landlord Group set forth in Section 14.1.1 of this Lease.

9.2.1    The commercial liability policies procured by Tenant hereunder shall name Landlord and Landlord's managing agent, and any Holders designated by Landlord as additional insureds. The property (special peril) policies procured by Tenant hereunder to insure the Infrastructure shall name Landlord and any Holders designated by Landlord as additional insureds with regard to the Infrastructure coverage only. Prior to occupying the Tenant Space, and prior to the expiration of each such policy, Tenant shall submit to Landlord certificates of insurance evidencing such policies (and the applicable renewals thereof) being in effect. All insurance policies procured hereunder shall contain a provision stating that the insurer shall endeavor to provide at least thirty (30) days' written notice to Landlord and all others named as additional insureds prior to any cancellation of such policy. If Tenant does not deliver to Landlord a certificate or other proof of renewal or coverage from an insurance carrier at least fifteen (15) days prior to the expiration dates of each expiring policy, Landlord may obtain such insurance on behalf of Tenant, and Tenant shall, within thirty (30) days after Landlord's written demand therefor, pay to Landlord an amount equal to the cost of such insurance policies plus an administrative surcharge of [*****].
9.3Landlord's Insurance. Landlord shall, at Landlord's expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B-2” to this Lease. Each of such insurance policies shall be endorsed so as to include a waiver of subrogation in accordance with and to the full extent of Landlord's waiver of claims with respect to the Tenant Group set forth in Section 14.1.2 of this Lease. For the avoidance of doubt, however, Landlord and Tenant acknowledge and agree that, in no event, shall Landlord be obligated to carry any insurance covering any of Tenant's Personal Property, any Alteration to the Tenant Space made by or on behalf of Tenant, any of Tenant's Repair Obligations, or covering any Tenant Party.

10.TRANSFERS.

10.1Restrictions on Transfers; Landlord's Consent. Except as otherwise expressly set forth in Section 10.1.1 and Section 10.5, below, to the contrary, Tenant shall not effect a Transfer, without Landlord's express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise expressly set forth in this Lease, no Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord's prior written consent.

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10.1.1Permitted Transfer. Notwithstanding anything to the contrary in this Lease, Tenant may, without the consent of Landlord (and without being subject to Landlord's recapture rights under Section 10.3, below) undertake Permitted Transfers.

10.2Notice to Landlord. If Tenant desires to make any Transfer (other than a Permitted Transfer, for which Tenant must merely notify Landlord prior to the occurrence of same), then at least [*****] (but no more than one hundred eighty (180) days) prior to the proposed effective date of the Transfer, Tenant shall submit a Transfer Notice to Landlord. If, thereafter, Tenant modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant agrees to re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 10.

10.3Landlord's Recapture Rights. Except with regard to a Permitted Transfer, in the event of (a) a proposed Transfer during the final year of the Term or (b) a proposed sublease of more than [*****] of the total number of rentable square feet in the Suites, Landlord shall have the right (but not the obligation), exercisable by written notice to Tenant at any time within [*****] after Landlord's receipt of all (but not less than all) of the information and documents described in Section 10.2, to elect to cancel and terminate this Lease. Notwithstanding the foregoing, if Landlord sends Tenant a termination notice pursuant to the immediately preceding sentence, then Tenant shall have the right, for a period of [*****] after receipt of such notice, to withdraw (by written notice to Landlord) the applicable Transfer Notice, thereby rendering Landlord's termination right set forth in this Section 10.3 null and void and of no further force or effect with regard to such Transfer Notice.

10.4No Release; Subsequent Transfers. No Transfer (whether or not a Permitted Transfer) will release the undersigned Tenant from Tenant's obligations under this Lease or alter the primary liability of the undersigned Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of breach by any Transferee in the performance of any of the terms hereof, Landlord may proceed directly against the undersigned Tenant without the necessity of exhausting remedies against such Transferee. Notwithstanding anything to the contrary contained herein, in the event of an assignment of this Lease effectuated pursuant to and in accordance with the terms and provisions of this Article 10, if Tenant's assignee or any subsequent assignee has, at the time of the assignment, a market capitalization of at least [*****], determined as of the end of the most recent fiscal year of such assignee prior to such intended release (unless more current figures are available), then Tenant shall be released and discharged from any further liability under this Lease. The provisions of the foregoing sentence shall not apply where the Transfer in question is a Permitted Transfer.

10.5Colocation. Landlord acknowledges that the business to be conducted by the undersigned Tenant in the Premises may include Tenant entering into Colocation Agreements that will permit Colocation Parties to engage in Colocation Activities. Landlord expressly agrees that Tenant may, without the need for Landlord's consent, enter into such Colocation Agreements; provided, however, that (a) the Colocation Agreements, and each Colocation Party's use of the Tenant Space, must comply with the terms of this Lease (including the Building Rules and Regulations) and all Applicable Laws; (b) the Colocation Agreements, and the Colocation Parties' rights thereunder, shall be subject and subordinate at all times to this Lease and all of its provisions, covenants and conditions; and (c) in no event may the rights of any Colocation Party, vis a vis the members of the Landlord Group, be greater than the rights of Tenant hereunder. Anything to the contrary contained herein notwithstanding, Landlord and Tenant acknowledge and agree that the Colocation Agreements shall not constitute, or be deemed to be: (x) the grant of a leasehold interest, or otherwise constitute, or be deemed to be, a real property interest; or (y) an assignment of this Lease or a sublet of the Tenant Space, or any portion thereof, or otherwise constitute, or be deemed to be, a Transfer. Furthermore, for avoidance of doubt, the Colocation Activities and Colocation Agreements shall not be subject to the terms and provisions of Section 10.3 above or 10.6 below.

10.6Excess Rent. Landlord and Tenant agree that, if Tenant assigns this Lease, or subleases any part of the Tenant Space, for any Excess Rent, then Tenant shall pay to Landlord, as Additional Rent, [*****] of any such Excess Rent immediately upon Tenant's receipt thereof.

11.ESTOPPEL CERTIFICATES. At any time and from time to time, within [*****] after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying, to Tenant's actual knowledge without duty of inquiry, matters relating to this Lease customarily and reasonably requested by Landlord and/or any prospective purchaser of the Building and/or the Property and/or any Holder. Tenant acknowledges and agrees that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by Landlord and any prospective purchaser of the Building and/or the Property and by any current and/or prospective Holder, and any assignee of any such Holder.

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12.SUBORDINATION AND ATTORNMENT; HOLDER RIGHTS.

12.1Subordination and Attornment. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any Holder, this Lease will, subject to the terms and provisions of this Article 12, be subject and subordinate at all times to all Security Documents, which may now exist or hereafter be executed which constitute a lien upon or affect the Property or any portion thereof, or Landlord's interest and estate in any of said items. Notwithstanding the foregoing, Landlord reserves the right to subordinate (or cause the subordination of) any such Security Documents to this Lease. In the event of any termination or transfer of Landlord's estate or interest in the Property, the Building or the Tenant Space by reason of any Foreclosure of any such Security Documents (and notwithstanding any subordination of such Security Document to this Lease that may or may not have occurred), Tenant agrees to attorn to and become the tenant of any successor-in-interest to Landlord, provided that Tenant's right to possession of the Tenant Space pursuant to and in accordance with the terms and provisions of this Lease, shall not be disturbed as long as Tenant is not in default under this Lease beyond any applicable notice, grace and/or cure periods. Tenant covenants and agrees to execute and deliver a commercially reasonable SNDA within [*****] after mutual agreement by Tenant, Landlord and the applicable Holder on the form thereof.

12.2Intentionally Omitted.

12.3SNDA. At any time that the Building is hereafter made subject to the lien(s) of any Security Document(s), Landlord shall use commercially reasonable, good-faith efforts to cause the Holder to execute and deliver an SNDA to Tenant. Notwithstanding anything herein to the contrary, the subordination of this Lease to any Security Document hereafter placed upon the Building, and Tenant's agreement to attorn to the Holder as provided in this Article 12, shall be conditioned upon the Holder and Landlord entering into an SNDA with Tenant. [*****].

13.SURRENDER OF TENANT SPACE; HOLDING OVER.

13.1Tenant's Method of Surrender. Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant's right to possess the Tenant Space, Tenant shall, subject to the provisions of this Article 13 and Sections 8.3.1, 8.4 and Article 9 above, quit and surrender possession of the Tenant Space to Landlord in good working order and clean condition (including all of Tenant's Repair Obligations being met), ordinary wear and tear excepted.

13.2Disposal of Tenant's Personal Property. Subject to the terms and provisions of Section 9.1.1.1 above, if any property not belonging to Landlord remains in the Tenant Space after the expiration of, or within thirty (30) days after any earlier termination of, the Term of this Lease or the termination of Tenant's right to possess the Tenant Space, Tenant shall be deemed to have abandoned such property and to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant or any other Tenant Party.

13.3Holding Over. If Tenant should remain in possession of all or any portion of the Tenant Space after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant's right to possess the Tenant Space), without the execution by Landlord and Tenant of a new lease or an extension of the Term of this Lease, then Tenant shall be deemed to be occupying the entire Tenant Space as a tenant-at-sufferance, upon all of the terms contained herein, except as to term and Base Rent. During any such holdover period, Tenant shall pay to Landlord a monthly Base Rent in an amount equal to [*****] of the Base Rent payable by Tenant to Landlord during the last month of the Term of this Lease and Additional Rent as set forth in the Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession, nor shall such monthly rent be considered to be any form of Consequential Damages related to such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord's rights or remedies with respect to such holdover. As such, and notwithstanding any provision to the contrary contained herein, Landlord expressly reserves the right to require Tenant to surrender possession of the Tenant Space upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover.

13.4Survival. The provisions of this Article 13 shall survive the expiration or early termination of this Lease.

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14.WAIVERS; INDEMNIFICATION; CONSEQUENTIAL DAMAGES; LIENS.

14.1Waivers.

1.Tenant hereby waives its rights against the Landlord Group with respect to any claims or damages or losses for damage to any Tenant's Personal Property and to items, equipment and/or materials that are included within Tenant's Repair Obligations, which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Tenant under this Lease, and were, in fact, carried by Tenant at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required, including all such claims, damages and losses, which are caused by or result from the negligence or willful misconduct of any member of the Landlord Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease.

2.Landlord hereby waives its rights against the Tenant Group with respect to any claims or damages or losses for damage to the Base Building, the Property and/or any of Landlord's equipment and fixtures that are not part of Tenant's Repair Obligations, which are caused by or result from (i) risks insured against under any insurance policies which are required to be obtained and maintained by Landlord under this Lease and that were, in fact, carried by Landlord at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Landlord under this Lease had such insurance been obtained and maintained as required, including all such claims, damages and losses, which are caused by or result from the negligence or willful misconduct of any member of the Tenant Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease. However, the foregoing waivers shall apply with regard to claims, damages and/or losses, which are caused by, or during, or arise as a result of, the Re-Commissioning and/or are caused by any Tenant Party in connection with the same, only to the extent that such claims, damages and/or losses exceed the amounts of the limits required for Tenant's commercial liability insurance, as set forth in Exhibit “B-1”, attached hereto.

14.2Indemnification.

14.2.1    Subject to the terms and provisions of Section 14.2.2 below, Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the other members of the Landlord Group from and against (and to reimburse Landlord and the other members of the Landlord Group for) any and all Claims arising from and/or in connection with:
(i)    the use or occupancy of the Tenant Space by Tenant or any other Tenant Party and/or any person claiming by, through or under Tenant or any other Tenant Party, including, without limitation:
(a)    Claims related to any Colocation Agreement;
(b)    the acts or omissions of any Colocation Party;
(c)    the payment (or non-payment) of Taxes - Equipment;
(d)    Intentionally Omitted;
(e)    Claims related to any of Tenant's Personal Property;
(f)    Claims by any Tenant Party (or any individual accessing the Tenant Space on any Tenant Party's behalf) for bodily injury;
(g)    Tenant's failure to surrender the Tenant Space upon the expiration or any earlier termination of this Lease or the termination of Tenant's right to possess the Tenant Space in accordance with the terms of this Lease;
(h)    the removal, exercise of dominion over and/or disposition of any of Tenant's Personal Property that is left in the Tenant Space after the expiration of the Term of this Lease in violation of Section 13.2; and
(i)    Claims related to the performance of any Re-Commissioning of any Suite; and
(ii)    the gross negligence or willful misconduct of Tenant or any other Tenant Party with respect

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to any other portion of the Building or the Property; and
(iii)    any person or entity, other than the Tenant's Broker listed in Item 13 of the Basic Lease Information, making a claim for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant if based on an allegation that such claimant represented Tenant.
14.2.2    The foregoing Section 14.2.1 notwithstanding, Tenant shall not be required to indemnify Landlord or any other member of the Landlord Group to the extent that the relevant Claims were caused by the gross negligence or willful misconduct of any member of the Landlord Group.
14.2.3    In the event that any action or proceeding is brought against Landlord or any other member of the Landlord Group by reason of any indemnified Claim, Tenant, upon notice from Landlord, shall defend such action or proceeding at Tenant's cost and expense by counsel reasonably approved by Landlord. Tenant agrees that no settlement offer shall be offered or accepted by Tenant in connection with any such indemnification and/or defense without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This indemnity provision and Tenant's obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant's vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord.
14.2.4    Subject to the terms and provisions of Section 14.2.5 below, Landlord hereby agrees to indemnify, defend, and hold harmless Tenant and the other members of the Tenant Group from and against (and to reimburse Tenant and the Tenant Group for) any and all Claims arising from and/or in connection with: (i) the negligent acts or acts of willful misconduct in connection with the use and operation of any portion of the Building and the Property other than the Tenant Space by Landlord or any member of the Landlord Group; (ii) the gross negligence or willful misconduct of Landlord or any member of the Landlord Group with respect to the Tenant Space; and (iii) any person or entity, other than the Landlord's Broker listed in Item 13 of the Basic Lease Information, making a claim for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant if based on an allegation that such claimant represented Landlord.
14.2.5    The foregoing Section 14.2.4 notwithstanding, Landlord shall not be required to indemnify Tenant or any member of the Tenant Group to the extent that the relevant Claims were caused by the gross negligence or willful misconduct of Tenant or any Tenant Party.
14.2.6    In the event that any action or proceeding is brought against Tenant or any other member of the Tenant Group by reason of any indemnified Claim, Landlord, upon notice from Tenant, shall defend such action or proceeding at Landlord's cost and expense by counsel reasonably approved by Tenant. Landlord agrees that no settlement offer shall be offered or accepted by Landlord in connection with any such indemnification and/or defense without Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. This indemnity provision and Landlord's obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant's vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord.
14.3    Consequential Damages. Notwithstanding anything to the contrary (express or implied) contained herein, under no circumstances whatsoever shall Landlord [*****] ever be liable under this Lease for first-party or third-party Consequential Damages.
14.4    Liens. Notwithstanding anything to the contrary herein, in no event shall Tenant have any right (express or implied) to create or permit there to be established any lien or encumbrance of any nature against the Tenant Space, the Building or the Property or against Landlord's or Tenant's interest therein or hereunder, including, without limitation, for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Tenant shall require each contractor which it engages to perform any improvements or alterations within the Tenant Space or elsewhere in the Building or the Property, to acknowledge and agree in writing that it is performing its work under its agreement with Tenant solely for the benefit of Tenant and that Tenant is not acting as Landlord's agent. Any mechanic's lien filed against the Tenant Space, the Building or the Property, or any portion of any of the above, for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged by Tenant within thirty (30) days after the filing of the lien. Notwithstanding the foregoing, Tenant shall have the right, in good faith and at its own expense, to contest or protest any claim

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relating to any such mechanic's lien. If any such mechanic's lien is filed against the Tenant Space, Tenant shall, within [*****] after the filing of such lien, bond over such lien. In the event of any contest or protest of such lien by Tenant within [*****] after the filing of such lien together with the timely bonding over of such lien, Landlord shall not pay the claimant or discharge the lien on Tenant's account, and shall have no right to seek reimbursement of such payments if it does.
14.4.1    Collateral Access Agreement. Section 14.4, above, notwithstanding, Landlord acknowledges that Tenant will, in all likelihood, finance all or a portion of Tenant's Personal Property. Landlord further acknowledges that Tenant's lender(s) for such financing will, in all likelihood, desire to enter into a “collateral access agreement”, to enable such lender(s) to access and/or remove the financed items of Tenant's Personal Property in connection with such financing. As such, Landlord does hereby agree to work diligently and in good faith with Tenant and Tenant's lender(s), following the Effective Date, to settle on, execute and deliver a mutually acceptable commercially reasonable form of collateral access agreement related to such financing of Tenant's Personal Property.
15.TENANT DEFAULT.

15.1Events of Default By Tenant. Each of the following shall constitute an Event of Default by Tenant under this Lease:
15.1.1Any failure or refusal by Tenant to timely pay any Rent or any other payments or charges required to be paid hereunder, or any portion thereof, within five (5) days of notice that the same is due.

15.1.2Any failure by Tenant to perform or observe any other covenant or condition of this Lease (including, without limitation, those contained in the Building Rules and Regulations) to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure continues for a period of [*****] following written notice to Tenant of such failure; provided, however, that in the event Tenant's failure to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within [*****] following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within such [*****] period and thereafter diligently prosecutes the curing thereof to completion.

15.1.2.1    Event of Default-ECT Overage. Section 15.1.2, above, notwithstanding, it shall be an Event of Default by Tenant (i) if Tenant fails to remedy* an ECT Overage within [*****] after its receipt of an ECT Default Notice, and/or (ii) if [*****] Separate/Independent ECT Overages occur in any rolling [*****] period. As used herein, the term “Separate/Independent ECT Overages” shall mean and refer to ECT Overages that occur from separate and unrelated root causes, each of which continues for [*****] or more consecutive hours after Tenant's receipt of an ECT Default Notice.
*In connection with this Section 15.1.2.1, the term “remedy” shall mean and refer to a meaningful and relatively permanent remedy of the condition causing the ECT Overage.
15.1.3The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) a petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors, or (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property, (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

15.1.4Any failure by Tenant to execute and deliver any statement or document described in Article 11, Section 12.1 or Section 17.21 requested to be so executed and delivered by Landlord within the time periods specified in such Article or Section, where such failure continues for [*****] after delivery of written notice of such failure by Landlord to Tenant.

15.1.5Intentionally Omitted.

The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Applicable Laws.
15.2Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall, in addition to an action for money damages, specific performance and/or injunctive relief, have the option to pursue any one or more of the remedies described in Section 1 of Exhibit “D” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive.

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15.3Tenant's Liability. Notwithstanding anything to the contrary contained in the Lease Documents, it is expressly understood and agreed by and between the parties to this Lease that no personal liability or personal responsibility of any sort with respect to any of Tenant's Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, any member of the Tenant Group other than Tenant and Guarantor.

16.LANDLORD'S LIABILITY.

16.1Landlord Default; Tenant's Remedies.

1.Landlord Default. It shall constitute a Landlord Default if: (a) Landlord shall fail to perform or observe any of Landlord's Lease Undertakings, and (b) such failure continues for a period of [*****] following written notice to Landlord of such failure; provided, however, that in the event that Landlord's failure to perform or observe any of Landlord's Lease Undertakings cannot reasonably be cured within [*****] following written notice to Landlord, such failure to cure shall not be a Landlord Default if Landlord commences its cure within such [*****] period and thereafter diligently prosecutes the curing thereof to completion (a “Landlord Default”). Notwithstanding the foregoing, Tenant shall be required to provide Landlord with neither notice nor the opportunity to cure in order to exercise any of the remedies of Tenant set forth under: (x) Section 2.2.2 related to a failure of Landlord to timely cause the Commencement Date Conditions to be completed; and (y) Section 7.3.1 above regarding Essential Service Failures, except for the extent to which, if at all, notice and/or the opportunity to cure are expressly provided under such sections.

2.Tenant's Remedies. Except as otherwise expressly provided herein, (a) in the event of any Landlord Default, Tenant's sole and exclusive remedies for any such failure shall be an action for money damages, specific performance, injunctive relief and/or the right to terminate this Lease, and (b) in no event shall Tenant's obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of Landlord's Lease Undertakings.

3.[*****].

4.Payments Due from Landlord. If Landlord (a) fails to pay to Tenant [*****] within [*****] after Landlord's receipt of an invoice therefor, or (b) fails to pay any other amount due to Tenant under this Lease (including, but not limited to, a final, non-appealable money judgment against Landlord) within [*****] after Tenant gives Landlord written notice of such past due amount (or, in the case of the final, non-appealable money judgment, within [*****] after the due date specified in such judgement), then in addition to all other rights and remedies that Tenant may have against Landlord (but without duplication in recovering the amounts due Tenant), Tenant shall be entitled to [*****].

16.2Landlord's Liability. In consideration of the benefits accruing under this Lease to Tenant, and notwithstanding anything to the contrary contained in the Lease Documents, it is expressly understood and agreed by and between the parties to this Lease that:

(i)    the collective recourse of Tenant and its successors and assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Landlord of any of Landlord's Lease Undertakings, and (b) any other matter relating to Tenant's occupancy of the Tenant Space, shall be limited, in the aggregate, solely to an amount equal to Landlord's Liability Cap;
(ii)    other than Landlord's Liability Cap, Tenant shall have no recourse against any other assets of Landlord;
(iii)    Tenant shall have no recourse against any assets of any member of the Landlord Group other than Landlord;
(iv)    except to the extent of Landlord's Liability Cap, no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, Landlord; and
(v)    no personal liability or personal responsibility of any sort with respect to any of Landlord's Lease Undertakings, or any alleged breach thereof, is assumed by, or shall at any time be asserted or enforceable against, any member of the Landlord Group other than Landlord.
16.3Transfer of Landlord's Interest. Landlord (and each of Landlord's successors-in-interest) shall have the right,

CONFIDENTIAL MATERIAL HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISION. BOXES AND ASTERIXES DENOTE SUCH OMISSION

from time to time, to assign its interest and obligations, in writing and/or by operation of law, in and under this Lease to any third party to whom Landlord conveys its interest in the Property. Subject to the terms and provisions of the immediately succeeding sentence, once and if Landlord (and/or any successor to Landlord) shall convey its interest in the Property to a third party, (a) Landlord (and each such successor) shall be fully released from all of the obligations and liabilities of Landlord under the Lease Documents accruing on or after the date of such transfer of Landlord's interest in the Property to such third party, and (b) Tenant agrees to look solely to the successor-in-interest of Landlord for all such obligations and liabilities accruing on or after the date of such transfer, provided such third-party transferee assumes in writing all obligations of Landlord under the Lease Documents accruing on and after the date of such transfer. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord shall transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security. Without limiting the foregoing, upon acceptance of any Rent from Tenant, the transferee shall be deemed to have automatically and unconditionally assumed all obligations of Landlord under this Lease accruing on and after the date of such transfer, and Tenant shall be entitled to rely upon such assumption.

16.3.1    Status as a Real Estate Investment Trust. Landlord shall have the right, from time to time, to assign part of its interest and obligations in and under this Lease to a wholly owned subsidiary of Landlord (or a wholly owned subsidiary of Landlord's parent company), if and to the extent that Landlord determines such partial transfer is necessary or advisable in connection with the status of Landlord, or any other member of the Landlord Group, as a real estate investment trust, provided that no such assignment or other transfer set forth in this Section 16.3.1 shall release, or alter the primary liability of, the undersigned Landlord from, or to perform, Landlord's Lease Undertakings under the Lease Documents.
17.MISCELLANEOUS.

17.1Severability. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect; and (ii) the invalid or unenforceable term or provision shall be replaced by a term or provision that is valid and enforceable and that comes closest to effectuating the intention of such invalid or unenforceable term or provision.

17.2No Waiver. No failure or delay by either party hereto to insist on the strict performance of any obligation, covenant, agreement, term or condition of this Lease, or to exercise any right or remedy available upon such non-performance, will constitute a waiver thereof, and no breach or failure by either party to perform will be waived, altered or modified, except by written instrument signed by the non-breaching party.

17.3Attorneys' Fees and Costs. If either Landlord or Tenant initiates any litigation, mediation, arbitration or other proceeding regarding the enforcement, construction or interpretation of this Lease, then the non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and costs (including, without limitation, but only to the extent applicable, all expense reimbursements, expert witness fees, litigation costs, court or arbitration tribunal costs, filing fees, exhibit fees, forensic consultant fees, litigation support costs, the costs of appeals and attorneys' fees and costs incurred in connection with post-judgment collection and enforcement efforts). In addition, if it should otherwise be necessary or proper for Landlord to consult an attorney concerning this Lease for the review of instruments evidencing a proposed Transfer or for the purpose of collecting Rent, Tenant agrees to pay to Landlord its actual attorneys' fees whether suit be brought or not to the extent such fees exceed $500.00. The parties agree that this Section 17.3 shall survive the expiration or termination of this Lease.

17.4Waiver of Right to Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. FOR THE AVOIDANCE OF DOUBT, THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

17.5Headings; Time; Survival. The headings of the Articles, Sections, Schedules and Exhibits of this Lease are for convenience only and do not define, limit or construe the contents thereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. In all instances where a party is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Except as expressly set forth herein, any obligations of a party accruing prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease, and such party shall promptly perform all such obligations whether or not this Lease has expired.

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17.6Notices. Any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered by (i) hand delivery or personal service, (ii) a reputable overnight courier service which provides evidence of delivery, (iii) facsimile (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), or (iv) e-mail (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if for Landlord, to the Building office and at the address specified in Item 11 of the Basic Lease Information, or if for Tenant, at the address specified in Item 3 of the Basic Lease Information and, in the event of notice by email, to Tenant's Emergency Contacts, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given, (a) when delivered (if delivered by hand or personal service), (b) if sent by a reputable overnight courier service, on the business day immediately following the business day on which it was sent, (c) the date the facsimile is transmitted (provided a confirming copy is forwarded by reputable overnight courier service within 24 hours thereafter), or (d) the date the e-mail is transmitted (provided a confirming copy is forwarded by reputable overnight courier service within 24 hours thereafter).

17.7Governing Law; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. In addition, Landlord and Tenant hereby submit to the local jurisdiction of the State in which the Property is located. Each party agrees that any action by the other against such party shall be instituted in the State in which the Property is located.

17.8Incorporation; Amendment; Merger. This Lease, along with any schedules, exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Lease by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Tenant Space and the Property and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral or written agreements, understandings and/or practices relative to the leasing or use of the Tenant Space and/or the Property are merged herein or revoked hereby.

17.9Brokers. Each party hereto represents to the other that the representing party has not engaged, dealt with or been represented by any broker in connection with this Lease other than the respective broker specified in Item 13 of the Basic Lease Information.

17.10Examination of Lease; Binding on Parties. Each of the parties hereto acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. This Lease shall not be binding or effective until each of the parties hereto has executed and delivered an original counterpart hereof to each other. No contractual or other rights shall exist between Landlord and Tenant with respect to the Tenant Space and/or the Property until both have executed and delivered this Lease, notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Lease. The submission of this Lease to Tenant shall not constitute the grant of an option for the Tenant to lease, or otherwise create any interest by Tenant in, the Tenant Space. The execution of this Lease by Tenant and return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has, in fact, executed and delivered this Lease to Tenant.

17.11Recordation. Neither Tenant nor any person or entity acting through, under or on behalf of Tenant shall record or cause the recordation of this Lease, a short form memorandum of this Lease or any reference to this Lease, provided that nothing in this Section 17.11 shall prohibit the recordation by either party hereto of any SNDA.

17.12Authority. Each of Landlord and Tenant represents to the other party that the person executing this Lease on its behalf is duly authorized to execute and deliver this Lease pursuant to its respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Lease is being executed on its behalf and for its benefit.

17.13Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

17.14Force Majeure. Except for the extent to which a party's obligations or rights are expressly stated herein to apply

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notwithstanding the effect of Force Majeure events, a party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) if such failure is caused by a Force Majeure event. The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time such party is delayed in performing such obligation by reason of any Force Majeure event.

17.15No Partnership or Joint Venture; No Third Party Beneficiaries. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant. Except as otherwise expressly provided herein, Landlord shall have no obligations hereunder to any person or entity other than Tenant, and no other parties shall have any rights hereunder as against Landlord. Except as otherwise expressly provided herein, Tenant shall have no obligations hereunder to any person or entity other than Landlord, and no other parties shall have any rights hereunder as against Tenant.

17.16Access by Landlord. Subject to the terms and provisions of Article 7 of this Lease and this Section 17.16, Landlord and Landlord's agents and employees shall have the right to enter upon any and all parts of the Tenant Space: (a) at any reasonable time upon prior reasonable written notice* (except in the case of an emergency when no prior notice shall be required) to: (i) examine the condition thereof; (ii) make any repairs, alterations or additions required to be made by Landlord hereunder; (iii) determine whether Tenant is complying with all of its obligations under this Lease; and/or (iv) exercise any of Landlord's rights or remedies expressly provided for hereunder; and/or (b) to show the Tenant Space, only upon 48 hours' prior written notice, to: (i) prospective or current mortgage lenders of the Building, provided that any such prospective or current mortgage lender: (A) executes and delivers to Tenant a mutually acceptable, reasonable confidentiality/nondisclosure agreement prior to entering upon any portion of the Tenant Space; and (B) shall be prohibited from taking any photos or video of any portion of the Tenant Space, including without limitation any portion of Tenant's Personal Property and/or the Infrastructure; or (ii) prospective purchasers of the Building, provided that: (A) any such prospective purchaser: (I) executes and delivers to Tenant a mutually acceptable, reasonable confidentiality/nondisclosure agreement prior to entering upon any portion of the Tenant Space; and (II) shall be prohibited from taking any photos or video of any portion of the Tenant Space, including without limitation any portion of Tenant's Personal Property and/or the Infrastructure; and (B) notwithstanding anything to the contrary contained herein, Tenant shall have the right to prohibit any prospective purchaser that is a competitor of Tenant from entering upon any portion of the Tenant Space, with the determination as to which prospective purchasers qualify as competitors of Tenant to be made by Tenant in Tenant's reasonable discretion. For avoidance of doubt, Landlord and Landlord's agents and employees shall not be permitted at any time during the Term of this Lease to enter upon any portion of the Tenant Space to show the Tenant Space to prospective tenants, occupants and/or licensees of the Building and/or any other building owned, operated, managed and/or leased by Landlord and/or any member of the Landlord Group. In connection with Landlord's rights hereunder, Tenant agrees that Landlord shall at all times have and retain a key that will unlock all of the doors in, on or about the Tenant Space; and, in the absence of such a key, Landlord shall, in the event of emergency, have the right to use any reasonable means to open such doors to obtain entry to the Tenant Space. Notwithstanding anything herein to the contrary, in connection with any such entry, Landlord shall diligently endeavor to: (x) minimize the disruption to Tenant's use of the Tenant Space, and, in all events, shall not materially interfere with Tenant's use of, or access to, the Tenant Space for the Permitted Use; and (y) conduct such entry only during normal working hours (except in the event of an emergency). Tenant shall be permitted the opportunity to cause a representative of Tenant to accompany Landlord during any such entry (except in the case of emergency), provided that such representative of Tenant does not unreasonably interfere with or delay Landlord exercising its rights or satisfying its obligations hereunder.

*    The parties agree that such written notice (related to items (a)(i)-(iv)) need only be delivered by e-mail to Tenant's emergency e-mail notice address (i.e., dfw2notifications@lists.rackspace.com), and need not be followed up by a confirming copy by any other method of delivery.
17.17Rights Reserved by Landlord. Except as otherwise expressly provided to the contrary in this Lease, Landlord hereby expressly reserves all rights related to the Premises, the Building and the Property, including, but not limited to the right: (i) to change the name or street address of the Building and/or the Property; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Property, provided that Landlord shall not install, affix, display or maintain any signs, advertisements or notices not required by Applicable Law that identify Tenant or any other member of the Tenant Group, on or within the Building and/or the Property without Tenant's prior written consent, which consent may be granted or withheld in Tenant's sole and absolute discretion; (iii) to change, from time to time, the dimensions, configurations and locations of the Common Areas, and/or to otherwise make such alterations to the Building as Landlord deems desirable; (iv) to install, operate and maintain systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Building and/or the Property; (v) to maintain pipes, ducts, conduits, wires and structural elements located in the Tenant Space as of the Commencement Date and which serve other parts or other tenants or occupants of the Building and/or the Property; (vi) to create any additional

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improvements to structural and/or mechanical systems, interior and exterior walls and/or glass; and (vii) to lease space in the Building and the Property, and to create such other tenancies in the Building and the Property as Landlord shall desire, provided that, in all such events, Landlord shall not: (a) unreasonably interfere with Tenant's use or occupancy of, or access to, the Tenant Space in accordance with the Permitted Use, or (b) otherwise materially increase Tenant obligations or materially decrease Tenant's rights under the Lease Documents.

17.18Counterparts; Delivery by Facsimile or E-mail. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile or e-mail shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.

17.19Confidentiality. Each party agrees that: (i) the terms and provisions of this Lease are confidential and constitute proprietary information of the parties; and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except that each party shall have the right to disclose such information for valid business, legal and accounting purposes and/or if required and/or advisable under any applicable securities laws regarding public disclosure of business information and/or as required by Applicable Laws and/or any court ruling. The sole remedy for a breach by either party hereto of any of the terms and provisions of this Section 17.19 shall be an action for specific performance, injunction or restraining order, and such a breach shall not otherwise be deemed to constitute a default under this Lease or give rise to any claim for damages or other relief.

17.20Incorporation of Schedules and Exhibits. All of the terms and conditions of all of the Schedules and Exhibits to this Lease are hereby incorporated into this Lease.

17.21Financial Statements. Within twenty (20) days after Landlord's written request therefor, which request shall be made only in the event that any actual or prospective lender, mortgagee or purchaser of the Building has required same, Tenant shall deliver Tenant's and Guarantor's Financial Statements to Landlord for the two (2) fiscal years immediately preceding Landlord's request. If Tenant or Guarantor does not then have its Financial Statements audited, Tenant must forward unaudited Financial Statements certified by Tenant's (or, as the case may be, Guarantor's) chief financial officer as true, complete and correct in all material respects. Tenant's failure to timely comply with this Section 17.21 beyond the applicable notice and cure period shall be an Event of Default by Tenant as specified under Section 15.1.4 of this Lease. Landlord hereby agrees to maintain Tenant's and Guarantor's Financial Statements as proprietary and confidential and agrees not to disclose, and to cause the other parties specified in this sentence not to disclose, Tenant's and/or Guarantor's Financial Statements to any third party other than any actual or prospective lender, mortgagee, or purchaser of the Building, and Landlord's attorneys, accountants and similar business advisors. Notwithstanding the foregoing, this Section 17.21 shall not apply with regard to Tenant's and Guarantor's Financial Statements, and Tenant shall have no duty or obligation to comply with the terms and provisions of this Section 17.21, for so long as (a) the entity named as “Tenant” or the entity that is named as “Guarantor” under this Lease is a publicly traded entity that is traded on a nationally recognized stock exchange, and (b) the applicable entity continues to make available the types of financial information for such entity that are, on the Effective Date, available online (at http://www.sec.gov/edgar.shtml) at no cost to Landlord.

17.22Intentionally Omitted.

17.23Re-Commissioning. Subject to the terms of this Section 17.23, Tenant shall have the right, at Tenant's sole cost and expense, to perform (or cause to be performed) a Re-Commissioning of Datacenter-A and/or Datacenter-B and the Infrastructure associated therewith. In order to exercise such right, Tenant must commence performance of Re-Commissioning of Datacenter-A (and its associated Infrastructure) and/or Datacenter-B (and its associated Infrastructure) within one hundred eighty (180) days after the Commencement Date that is applicable to the pertinent space. Any Re-Commissioning performed hereunder shall be subject to Landlord's prior written approval of the Re-Commissioning Agent(s) and the scripts and procedures therefor, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant acknowledges and agrees that it shall not be unreasonable for Landlord to withhold its approval of any proposed Re-Commissioning Agent who fails or refuses to enter into a commercially reasonable confidentiality agreement with Landlord related to the performance of the Re-Commissioning. Re-Commissioning of each Datacenter (and its associated Infrastructure) shall conform to, and no element of Re-Commissioning shall be permitted to exceed, the design intent of the Infrastructure and other equipment for such Datacenter (and its associated Infrastructure). Landlord shall be permitted the opportunity to cause one (1) or more representatives of Landlord [utilizing Landlord's Commissioning Agent and/or any employee or other agent of Landlord] to observe any such Re-Commissioning, provided that no such representative of Landlord unreasonably interferes with or delays Tenant in performing any Re-

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Commissioning, and Tenant agrees to reimburse and/or pay, as applicable, Landlord in connection with any such observation in the manner set forth in the immediately succeeding sentence, up to but not exceeding [*****] in the aggregate. Subject to the limitation set forth in the immediately preceding sentence, (x) if Landlord employs its Commissioning Agent to observe all or any Re-Commissioning performed by or on behalf of Tenant hereunder, Tenant agrees to reimburse Landlord for any reasonable, out-of-pocket expenses actually incurred by Landlord in connection therewith, and/or (y) if Landlord's employees and/or other agents observe all or any Re-Commissioning performed by or on behalf of Tenant hereunder, Tenant agrees to pay to Landlord an amount equal to the product of [*****] times the actual number of hours (rounded to the nearest half-hour) any such employee(s) and/ or other agent(s) observe(s) any Re-Commissioning, with any such reimbursement and/or payment, as applicable, to be made by Tenant within thirty (30) days after receipt of written demand therefor, together with reasonable supporting documentation. Notwithstanding anything herein to the contrary, all Re-Commissioning shall be at Tenant's sole risk, and Tenant shall, subject to the terms and provisions of this Section 17.23 herein below, repair (including, without limitation, replacement of equipment, as necessary) any damage caused by, or as a result of, any Re-Commissioning. In connection therewith, Landlord and Tenant acknowledge and agree that, as part of Tenant's obligation to repair and/or replace such equipment, Tenant's replacement obligation shall be to replace (at Tenant's sole cost and expense) any equipment which cannot reasonably be repaired or restored to operate in accordance with its design intent, consistent with the terms and provisions of Section 8.2 above. Notwithstanding anything to the contrary contained herein, in the event the results of the Re-Commissioning, or any portion thereof, demonstrate or reflect that the Infrastructure for any Tenant Space, or any portion thereof, is not in good working order or does not perform in accordance with the specifications and/or design intent required by this Lease, then Landlord shall immediately repair, or, if necessary, replace, at Landlord's sole cost and expense and not subject to reimbursement as an Operating Expense under Article 3 above, any such portion of such Infrastructure, except for the extent to which, if at all, the need for such repair or replacement was caused by any Tenant Party and/or by any of the Re-Commissioning activities.

17.24[*****].

17.25Parking. During the Term, Tenant shall have the right to use up to [*****] parking spaces within parking areas located within the DPD Campus in reasonable proximity to the Building on an unreserved basis (the “Parking Spaces”). Landlord covenants that, throughout the Term, Landlord will maintain on the Land (or shall obtain the legal right to use on land in the vicinity of the Land), at a minimum, the number of parking spaces required by Applicable Laws. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, vehicles, or contents therein, in or about such parking area (except for the extent caused by the willful misconduct of Landlord or any other member of the Landlord Group). During temporary periods of construction or repair, Landlord shall use commercially reasonable efforts to provide suitable substitute parking facilities in reasonable proximity to the Building; provided, however, if for any reason Landlord fails or is unable to provide suitable substitute parking facilities in reasonable proximity to the Building, Landlord shall not be liable therefor, nor be deemed to be in default hereunder.

17.26Reporting. Landlord agrees to provide Tenant, at Landlord's sole cost and expense (and without reimbursement from Tenant as part of Operating Expenses), but not more than one (1) time per report, any so-called “SAS70 Type II report” (or then-current equivalent) that Landlord causes to be performed for the Property. Furthermore, Landlord will cooperate with, and use commercially reasonable efforts to assist, Tenant, at Tenant's sole cost and expense, with respect to Tenant's compliance obligations and reporting, including, without limitation, (a) Tenant's preparation of independent SAS70 Type II reports (or then-current equivalent), (b) Tenant's PCI DSS compliance and (c) Tenant's ISO27001 compliance. Such cooperation shall include, without limitation, allowing Tenant and Tenant's auditors and consultants access to the Building or such other location reasonably agreed to by Landlord and Tenant, in order to review testing logs and information and maintenance logs, schedules and other information regarding the Base Building Systems.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the respective dates set forth below to be effective as of the Effective Date.

LANDLORD:

COLLINS TECHNOLOGY PARK PARTNERS, LLC,
a Delaware limited liability company

By:    Digital Collins Technology Park Investor, LLC
a Delaware limited liability company,
its manager

By:    Digital Realty Trust, L. P.,
a Maryland limited partnership,
its manager

By:    Digital Realty Trust, Inc.,
a Maryland corporation,
its general partner

By: /s/ Glenn H. Benoist, Sr.
Name:    Glenn H. Benoist, Sr.
Title:    Vice President

Date:	12/29/2011

TENANT:

RACKSPACE US, INC.,
a Delaware corporation

By: /s/ Mark Roenigk
Name: Mark Roenigk
Title: COO

Date:	12/24/2011

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SCHEDULE “1”
SCHEDULE OF BASE RENT
Datacenter-A Base Rent Table

[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

Datacenter-B Base Rent Table

[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

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EXHIBIT “A”
DEPICTION OF SUITES, THE UPS ROOMS, THE MECHANICAL YARD SPACES; THE P-POP ROOM AND THE S-POP ROOM
[attached]
[*****]
EXHIBIT “A-1”
DESCRIPTION OF THE LAND
DESCRIPTION, of a 7.584 acre tract of land situated in the Baurch Cantrell Survey, Abstract No. 265, Dallas County, Texas; said tract being part of Lot 5A, Block 1, Collins Technology Park, an addition to the City of Richardson, Texas according to the plat recorded in Instrument No. 20080075596 of the Official Public Records of Dallas County, Texas and part of that certain tract of land described in Special Warranty Deed to Collins Technology Park Partners, LLC recorded in Instrument No. 200900264871 of said Official Public Records; said 7.584 acre tract being more particularly described as follows (bearing system is based on a bearing of North 00 degrees, 02 minutes, 37 seconds East for an east right-of-way line of Alma Road according to said plat of Collins Technology Park):

BEGINNING, at a “+” cut in concrete found for corner in the said east line of Alma Road (a variable width right-of-way, 80-feet wide at this point); said point being the southwest corner of Lot 1B, Block 1, Collins Technology Park, an addition to the City of Richardson, Texas according to the plat recorded in Instrument No. 201000017362 of said Official Public Records; said point also being South 00 degrees, 02 minutes, 37 seconds West, a distance of 871.54 feet from the intersection of the south right-of-way line of East Collins Boulevard (a variable width right-of-way) and the said east line of Alma Road;

THENCE, Due East, departing the said east line of Alma Road and along the south line of said Lot 1B, a distance of 765.85 feet to an “+” cut in concrete found for corner in the west line of Lot 6A, Block 1 of the first referenced Collins Technology Park; said point being the southeast corner of said Lot 1B;

THENCE, Due South, along the said west line of Lot 6A, a distance of 431.27 feet to a point for corner in the centerline of a 50-foot wide Firelane, Mutual Access and Public Utility Easement (as shown on the plat of Collins Technology Park an addition to the City of Richardson, Texas recorded in Volume 2001064 Page 4384 of the Deed Records of Dallas County, Texas, and commonly known as Alcatel Way, a private road);

THENCE, Due West, departing the said west line of Lot 6A and along the said centerline of the firelane, mutual access and public utility easement (and Alcatel Way), a distance of 766.18 feet to a point for corner in the said east line of Alma Road; said east line of Alma Road being the west terminus of said firelane, mutual access and public utility easement (and Alcatel Way);

THENCE, North 00 degrees, 02 minutes, 37 seconds East, departing the said centerline of the firelane, mutual access and public utility easement (and Alcatel Way) and along the said east line of Alma Road, a distance of 431.27 feet to the POINT OF BEGINNING;

CONTAINING, 330,360 square feet or 7.584 acres of land, more or less.

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EXHIBIT “B-1”
TENANT'S INSURANCE REQUIREMENTS

Policies

A.Commercial liability insurance (including contractual liability):	[*****] single limit; [*****] aggregate limit.*
B.“Special Peril Form” property insurance:	Full replacement value of Tenant's Personal Property and all equipment, items and/or materials that are part of Tenant's Repair Obligations.
C.Workers' compensation insurance:
In accordance with the laws of the state in which the Property is located, and Employer's Liability insurance with a limit not less than [*****] Bodily Injury Each Accident; [*****] Bodily Injury By Disease - Each Person; and [*****] Bodily Injury By Disease - Policy Limit.

D.Automobile liability insurance:	Primary auto liability insurance with limits of not less than [*****] per occurrence covering owned, hired and non-owned vehicles used by Tenant or any other member of the Tenant Group.
E.Business interruption insurance:
In such amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against by the property insurance described above for a period of not less than twelve (12) months.

*some or all of which may be provided by umbrella coverage.

Requirements:
All insurance required of Tenant under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best's Insurance Guide.” Such insurers shall be authorized to do business in the State in which the Property is located. Tenant's commercial general liability policy shall be written to apply to all bodily injury (including death), property damage and personal injury losses, and shall include blanket contractual liability, broad form property damage, independent contractor's coverage, cross liability and severance of interest clauses. Tenant's insurance coverage shall be primary, as it relates to any damages to the Building or Landlord's equipment caused by Re-Commissioning, and as it relates to damages to the Infrastructure.

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EXHIBIT “B-2”
LANDLORD'S INSURANCE REQUIREMENTS

Policies

A. Commercial liability insurance (including contractual liability):	[*****] single limit; [*****] aggregate limit.*
B.“Special Peril Form” property insurance:	Full replacement value of the Base Building and Landlord's personal property installed therein to the extent that such personal property is not part of Tenant's Repair Obligations.*
C.Workers' compensation insurance:
In accordance with the laws of the state in which the Property is located, and Employer's Liability insurance with a limit not less than [*****] Bodily Injury Each Accident; [*****] Bodily Injury By Disease - Each Person; and [*****] Bodily Injury By Disease - Policy Limit.

D.Automobile liability insurance:	Primary auto liability insurance with limits of not less than [*****] per occurrence covering owned, hired and non-owned vehicles used by Landlord or any other member of the Landlord Group.
*some or all of which may be provided by umbrella coverage.

Requirements:
All insurance required of Landlord under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best's Insurance Guide.” Such insurers shall be authorized to do business in the State in which the Property is located. Landlord's commercial general liability policy shall be written to apply to all bodily injury (including death), property damage and personal injury losses, and shall include blanket contractual liability, broad form property damage, independent contractor's coverage, cross liability and severance of interest clauses.

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EXHIBIT “C”
DESCRIPTION OF PATHWAY

•	[*****].
During the entire Term of this Lease (as the same may be extended or reduced from time to time), the term “Pathway” shall be deemed to include the 1215-1232 Conduits.*
During the Suite A-1 Period, the term “Pathway” shall be deemed to include the Suite A-1 Pathway.
During the Suite A-2 Period and, if applicable, the portion of any Early Access Period applicable to Suite A-2, the term “Pathway” shall be deemed to include the Suite A-2 Pathway.
During the Suite A-3 Period and, if applicable, the portion of any Early Access Period applicable to Suite A-3, the term “Pathway” shall be deemed to include the Suite A-3 Pathway.
During the Suite B-1 Period, the term “Pathway” shall be deemed to include the Suite B-1 Pathway.
During the Suite B-2 Period and, if applicable, the portion of any Early Access Period applicable to Suite B-2, the term “Pathway” shall be deemed to include the Suite B-2 Pathway.
During the Suite B-3 Period and, if applicable, the portion of any Early Access Period applicable to Suite B-3, the term “Pathway” shall be deemed to include the Suite B-3 Pathway.
Tenant shall be permitted to pull and/or install Cables in the Pathway. Tenant shall be limited in the number of Cables that may be pulled through said Pathway only by Applicable Law and by the physical constructs of such Pathway. Tenant is responsible for the costs and installation of all such Cables.
*    Notwithstanding anything to the contrary contained herein, the 1215-1232 Conduits shall be deemed (a) to be part of Datacenter-A Pathway during the Datacenter-A Period; and (b) to also be part of Datacenter-B Pathway during the Datacenter-B Period. For the avoidance of doubt, in the event that Tenant extends the Term of this Lease with regard to one Tenant Space, but not the other, the 1215-1232 Conduits shall, during the extended Term, be deemed to exclusively be part of the Pathway for the Tenant Space for which the Term was extended.

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EXHIBIT “D”
TEXAS STATE LAW PROVISIONS
1.    REMEDIES FOR EVENTS OF DEFAULT.
1.1    Landlord's Right to Terminate Upon Tenant Event of Default. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord's option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following without notice or demand, any such notice or demand being hereby waived:
1.1.1    Terminate this Lease, in which event Tenant shall immediately surrender possession of the Tenant Space to Landlord.
1.1.2    Enter upon and take possession of the Tenant Space and expel or remove Tenant and any other occupant therefrom, with or without having terminated this Lease.
1.1.3    Alter locks and other security devices at the Tenant Space.
1.1.4    Terminate any and all agreements, subleases, licenses, concessions or other consensual arrangements for possession entered into by and between Tenant and Landlord, and affecting the Tenant Space or any part of the POP Room or the Building.
1.2    No Surrender or Merger. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available upon the occurrence of an Event of Default by Tenant shall not be deemed to be an acceptance of surrender of all or any part of the Tenant Space by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal by Landlord of the property of Tenant or others on or about the Tenant Space as set forth herein upon the occurrence of an Event of Default shall be deemed unauthorized or constitute a conversion. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, except to the extent caused by the gross negligence or willful misconduct of any member of the Landlord Group, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect.
1.3    Damages Upon Default. If Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder (including, without limitation, Rent and all other charges under this Lease) for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Tenant Space for such period, both discounted to present value at the Prime Rate then in effect.
In the event that Landlord elects to terminate this Lease by reason of any Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Section 1.3, Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate this Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Tenant Space during said period (after deducting expenses incurred by Landlord as provided in Section 1.5 below). Actions to collect amounts due by Tenant provided for in this paragraph of this Section 1.3 may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord's waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.
1.4    Repossession of Tenant Space. If Landlord elects to repossess the Tenant Space without terminating

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this Lease, Tenant shall be liable for and shall pay to Landlord all rental and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term of this Lease when due until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Tenant Space during said period (after deducting expenses incurred by Landlord as provided in Section 1.5 below). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Section 1.4 may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until the expiration of the Term of this Lease.
1.5    Landlord's Expenses. Upon an Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid pursuant to this Lease: (i) the costs and expenses of securing new tenants, including expenses for refixturing, any reasonable or necessary alterations and other costs in connection with preparing the Tenant Space for the new tenant, to the extent reasonably allocable to the then-remaining Term of this Lease (determined as though the Lease were not terminated due to such Event of Default), (ii) the cost of removing and storing Tenant's or other occupant's property, and (iii) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including actual attorneys' fees. Past due rental and other past due payments shall bear interest from maturity at the Default Rate (as defined in Section 3.5 of this Lease) until paid.
1.6    Cumulative Remedies; Equitable Relief. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled upon the occurrence of an Event of Default by Tenant. In addition to the other remedies provided in this Lease, subject to Applicable Laws, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.
1.7    Reletting. Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant's agreement and continuing obligation to pay all rental due throughout the Term. Upon termination of Tenant's right to possess the Tenant Space, Landlord shall, only to the extent required by Applicable Laws, use reasonable efforts to mitigate damages by reletting the Tenant Space. Notwithstanding Landlord's duty to mitigate damages as aforesaid, Tenant agrees that Landlord has no obligation to: (i) relet the Tenant Space prior to leasing any other space within the Building; or (ii) relet the Tenant Space: (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole but reasonable discretion; (B) to any entity not satisfying Landlord's then-standard financial credit risk criteria; (C) for a use (1) not consistent with Tenant's use prior to default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a burden upon the Building's facilities greater than Tenant's Permitted Use; or (4) which would involve any use of Hazardous Materials not otherwise permitted hereunder; or (iii) make any alterations to the Tenant Space or the Building at Landlord's expense or otherwise incur any costs in connection with any such reletting without reimbursement, unless Tenant unconditionally delivers to Landlord, in good and sufficient funds, the full amount thereof in advance.
1.8    Landlord's Right to Cure. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense. If Tenant should fail to make any payment (other than Base Rent) or cure any default hereunder within the time herein permitted (including, for avoidance of doubt, any applicable notice, cure and/or grace periods), Landlord, without being under any obligation to do so, without thereby waiving such default and in addition to and without prejudice to any other right or remedy of Landlord, may, subject to the terms and conditions regarding any specific self-help rights of Landlord included elsewhere in this Lease, make such payment and/or remedy such other default for the account of Tenant (and enter the Tenant Space for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay to Landlord as Additional Rent, within thirty (30) days following Landlord's written demand therefor, together with reasonable supporting documentation, all reasonable costs, expenses and disbursements (including actual attorneys' fees) actually incurred by Landlord in taking such remedial action, plus an administrative fee of [*****] of such amount.
1.9    Landlord's Lockout of Tenant. Tenant agrees that after and during an Event of Default under this Lease, Landlord may enter the Premises under this provision by use of a master key, a duplicate key or any other means to the extent permitted by law and without breaching the peace, in order to change, alter or modify the door locks, elevators or other security devices on all entry doors of the Premises, thereby permanently excluding Tenant and its agents, employees, contractors, directors, invitees, licensees, and patrons from the Premises, and Landlord shall not be: (a) liable to Tenant for damages in connection therewith, except to the extent caused by the gross negligence or willful misconduct of any member of the Landlord Group; or (b) required to provide a new key or right of access to Tenant. Upon the occurrence of an Event of Default by Tenant, Tenant agrees that this provision of the Lease will override and control any conflicting provisions of Sections 93.002 and 93.003 of the Texas

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Property Code, as well as any successor statute governing the right of landlord to change the door locks of a commercial tenant, provided that this sentence shall not preclude Tenant from recovering damages caused by the gross negligence or willful misconduct of any member of the Landlord Group.
2.    Intentionally Deleted.
3.    CALCULATION OF CHARGES. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions set forth in this Lease for determining charges, amounts and additional rent payable by Tenant (including, without limitation, payments under Section 3.4) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. Accordingly, Tenant hereby voluntarily and knowingly waives all rights and benefits of Tenant under Section 93.012 of the Texas Property Code, as WELL AS ANY SUCCESSOR STATUTE.
4.    Tenant hereby waives its rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et. seq., Business & Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney of Tenant's own selection, Tenant voluntarily consents to this waiver.
5.    OFAC. Neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.
6.    Waiver of Right to Protest. Tenant hereby waives any and all rights under Section 41.413 and 42.015 of the Texas Tax Code granting to tenant the right to contest appraised values, or to receive notice of reappraised values, on all or any portion of the Building irrespective of whether Landlord has elected to contest same. To the extent such waiver is prohibited by applicable law, Tenant hereby appoints Landlord as Tenant's attorney in fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may have under said Section of the Code with respect to the Building, but not with respect to Tenant's personal property located within the Premises.
7.    Waiver of Lien. Tenant waives all lien rights under Section 91.004 of the Texas Property Code, as well as any successor statute granting Tenant a lien in Landlord's property.
8.    INTENTIONALLY DELETED.
9.    Express Negligence / Fair Notice. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, THE INDEMNIFICATION, DEFENSE, WAIVER AND RELEASE PROVISIONS SET FORTH IN THIS LEASE SHALL APPLY EVEN IF THE LOSS OR DAMAGE IS CAUSED, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, BY THE ACTIVE OR PASSIVE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY(IES).

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EXHIBIT “E”
INTENTIONALLY OMITTED

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EXHIBIT “E-1”
AS-BUILT DRAWINGS AND COMMISSIONING DOCUMENTATION
Subject to the terms of Section 2.2.3 of the Lease, Landlord agrees to cause copies of the following items to be delivered to Tenant:
1.    As-Built Drawings. As-built drawings of each Datacenter and its supporting Infrastructure within the Building that Landlord receives from the A&E Firm (collectively, the “As-Built Drawings”), which shall, to the extent received by Landlord, consist of:
a.    Datacenter-specific building management system drawings;
b.    Datacenter-specific civil drawings;
c.    Datacenter-specific electrical drawings (including UPS/generator equipment);
d.    Datacenter-specific mechanical, plumbing and fire protection drawings;
e.    Datacenter-specific access control system drawings; and
f.    Datacenter-specific structural drawings
2.    Commissioning Documentation. Documentation received from the Commissioning Agent describing the procedures and results of the Commissioning for each Datacenter (collectively, the “Commissioning Documentation”), which shall, to the extent received by Landlord, consist of:

a.	Commissioning results (these include full testing report, factory test results, on-site start-up and acceptance documentation and punch list*);

b.
Commissioning scripts documentation (these include a list of procedures intended to be performed during Level 5 Commissioning (see Commissioning Criteria, attached as Exhibit “E-2”) including the integrated systems test);

c.	Daily Commissioning report (includes procedures performed during Commissioning, alterations to the test plan, items requiring repair/re-testing, items corrected, etc.);

d.	Commissioning results executive summary; and

e.
Commissioning Complete Letter - certifying that the mechanical and electrical systems supporting the particular Suite are fully operational in accordance with the design intent (in a form substantially similar to that which is attached as Exhibit “J”).

*    For the avoidance of doubt, Landlord's provision of the punch-lists to Tenant shall, in no event, be deemed to modify or otherwise increase the obligations of Landlord (with respect to the preparation and/or delivery of the respective Datacenter, or otherwise) that are set forth in this Lease.

EXHIBIT “E-2”
COMMISSIONING CRITERIA
Commissioning consists of five general levels of activities summarized as follows:

Level 1 - Factory Testing

Manufacturers' standard test reports will be reviewed prior to shipment of equipment to the site.

Level 2 - Component Verification

Individual system components are verified at the site upon delivery for compliance with the design specifications, drawings, and approved submittals or shop drawings.

Level 3 - System Construction Verification

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As the components are assembled into individual systems, the construction or installation of the overall system is verified. This includes an evaluation of interconnection between components, physical arrangement, support and anchoring, and access and clearance.

Level 4 - Individual System and Major Equipment Operation Verification

Subsequent to the completion of construction and assembly of each individual system or major equipment element, it is started-up and tested for proper functional operation and performance.

Level 5 - Integrated Systems Operation Verification

The test procedures that comprise Level 5 commissioning are designed to simulate the operation of the Infrastructure for a particular Datacenter during a full range of operational situations, including loss of utility services, single and multiple equipment failure, normal sequential changes to the equipment operation, and planned maintenance operations.

This effort is dependent upon the successful completion of all prior levels of commissioning. The assembly of appropriate documentation and certifications for the completion of Level Four commissioning will be a prerequisite.

Level 5 commissioning will typically be completed in four basic steps:

▪	Initial planning

▪	Preparation of test procedures

▪	Implementation of tests

▪	Issuance by Commissioning Agent of the Commissioning Complete Letter.

EXHIBIT “E-3”

INTENTIONALLY OMITTED

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EXHIBIT “E-4”
COMMENCEMENT DATE NOTICE

_________ __, 201__

VIA [FAX/E-MAIL]: [# OR E-MAIL ADDRESS]
AND FEDERAL EXPRESS

Rackspace US, Inc.
[INSERT TENANT'S ADDRESS
FOR NOTICES FROM BLI #3]

Re:
That certain Datacenter Lease with an effective date of ______ __, 20__ (as amended and modified from time to time, the “Lease”), by and between Rackspace US, Inc. (“Tenant”), as tenant, and Collins Technology Park Partners, LLC (“Landlord”), as landlord, covering certain premises more particularly described in the Lease at that certain building located at 1215 Datacenter Park Boulevard, Richardson, Texas. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

Ladies and Gentlemen:

Please be advised that Landlord has caused each of the [Commencement Date Conditions (A)] [Commencement Date Conditions (B)] to be completed. Accordingly, Landlord confirms that the [Commencement Date (A)] [Commencement Date (B)] of the Lease is _______ ___, 20__.

Should you have any questions, please contact Sammy O'Brien at (214) 666-3473, who will be glad to assist you.

Sincerely,

COLLINS TECHNOLOGY PARK PARTNERS, LLC,
a Delaware limited liability company

By:
[NAME]
[TITLE]
On behalf of Landlord

[INSERT ADDITIONAL NOTICE ADDRESSES, IF APPLICABLE]

cc:

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EXHIBIT “F”
ELECTRICITY CONSUMPTION THRESHOLD
Table A.
Table A, Item 1 applies only to Datacenter-A and only applies during the Datacenter-A Period.
Table A, Item 2 applies only to Datacenter-B and only applies during the Datacenter-B Period.

Electricity Consumption Threshold-A:	[*****]
Electricity Consumption Threshold-B:	[*****]

EXHIBIT “G”
Building Rules and regulations

[*****]

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EXHIBIT “H”
EXCLUSIONS FROM OPERATING EXPENSES

Notwithstanding anything to the contrary contained in the Lease, the following shall be excluded from Operating Expenses:

(1)    Costs for capital improvements and capital expenditures, other than those specified in subparagraph (vii) of the definition of Operating Expenses set forth in Schedule “1”;

(2)    Costs for repair, replacements and general maintenance paid by proceeds of insurance (or that would have been paid by proceeds of insurance had Landlord maintained the insurance required under applicable terms and provisions of the Standard Lease Provisions), condemnation proceeds, or by Tenant, other tenants in the Building or other third parties, and costs for alterations attributable solely to tenants of the Building other than Tenant;

(3)     Costs for principal, interest, amortization or other payments on loans to Landlord and all refinancings thereof;

(4)     Costs for depreciation of the Building, Building equipment and Landlord's personal property, including without limitation the initial costs of the Infrastructure;

(5)    Costs and expenses incurred in connection with leasing space in the Building to tenants (including Tenant), including, without limitation, marketing costs, legal fees, leasing commissions and the costs of any inducements provided to tenants, including but not limited to tenant improvement work, tenant finish allowances, costs incurred for materials and labor in connection with the installation of multi-tenant floor corridor configurations, security systems, rent allowances, lease takeover costs, payment of moving costs and other similar costs and expenses;

(6)    Costs for legal expenses, other than those incurred for the general benefit of the Building's tenants (e.g., tax disputes);

(7)    Costs for renovating or otherwise improving space for occupants of the Building or vacant space in the Building;

(8)    Costs for correcting structural defects or defects in the construction of the Building;

(9)    Costs for overtime and other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

(10)    Federal income taxes, inheritance, estate, gift, franchise, corporation, or similar taxes assessed against or imposed on or measured by the income of Landlord from the operation of the Building, except to the extent imposed in lieu of all or any part of taxes, [*****];

(11)    Costs for alterations, maintenance, repair or replacements attributable solely to specific tenants or occupants of the Building or for building equipment or systems dedicated to premises of other tenants in the Building and not the Tenant Space;

(12)    Costs for fees for professional services including legal, architectural, engineering, accounting and appraisal that (a) are not directly related to the management, operation, repair and maintenance of the Building, or (b) are related to the purchase, sale or leasing of the Building;

(13)    Costs incurred by Landlord to the extent that Landlord is entitled to receive reimbursement for such costs from any source (including, but not limited to, insurance and tenants of the Building);

(14)    Costs for real estate commissions, attorneys' fees, other costs and expenses incurred in connection with negotiations with purchasers or potential purchasers of the Building, and any other costs and expenses incurred in connection with the sale, financing or refinancing of the Building;

(15)    Costs and expenses (including but not limited to attorneys' fees) incurred in connection with disputes with tenants or other occupants of the Building;

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(16)    Costs and expenses in connection with services, utilities or other benefits which are not provided to Tenant, but which are provided solely to other tenants or occupants of the Building [for example, in the event that the premises of tenants in the Building, other than the Premises, are modified so that such spaces are cooled by water-cooled chillers (resulting in a substantial increase in the amount of water used by the Building), Landlord would be obligated to make appropriate accounting of the costs of such water usage, so that the portion of the water costs that are passed-through as Operating Expenses does not include the cost of the water-cooled chiller water usage.];

(17)    Costs incurred by Landlord due to the violation by Landlord, or any other tenants of the Building, of the terms and conditions of any lease or other occupancy agreement or license of space in the Building;

(18)    Costs for Landlord's general overhead and general administrative expenses and organizational expenses associated with the operation of the entity constituting Landlord;

(19)    Costs for rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment or machinery ordinarily considered to be of a capital nature, if such machinery or equipment would constitute a capital expenditure if purchased by Landlord;

(20)    Costs for advertising and promotional expenditures and charitable and tenant-relations costs and expenses;

(21)    Costs for penalties or fines incurred by Landlord due to a violation by Landlord of any legal requirement, building codes or any other government rule or requirement;

(22)    Costs for salary, benefits and commissions of Landlord's officers, management supervisors and leasing agents;

(23)    Costs and expenses related to compliance with Environmental Laws;

(24)    Costs necessitated by or resulting from the gross negligence of Landlord, its agents, officers, or employees or Landlord's breach of its obligations under this Lease or any lease with other tenants in the Building;

(25)    Any amounts payable under any ground lease;

(26)    Costs of repairing or restoring any portion of the Building damaged or destroyed (a) as a result of condemnation or (b) by an casualty or peril, whether insured, uninsured or uninsurable, the amount of any insurance deductible and any item covered under warranty; and

(27)    Costs of any work or service performed for any facility other than the Building.

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EXHIBIT “I”
LANDLORD'S INSTALLATIONS; DESCRIPTION OF DATACENTER-SPECIFIC INFRASTRUCTURE

DATACENTER-A

Landlord shall cause the following to be installed for Datacenter-A: (collectively, “Landlord's Installations (A)”; from and after Commencement Date (A) such items shall also be referred to herein as “Infrastructure (A)”)
a.[*****]

DATACENTER-A AND DATACENTER-B (SHARED)

Also, as part of Landlord's Installations (A), Landlord shall cause the installation of the 1215-1232 Conduits. Notwithstanding anything to the contrary contained herein, the 1215-1232 Conduits shall be deemed (a) to be part of Infrastructure (A) during the Datacenter-A Period; and (b) to also be part of Infrastructure (B) during the Datacenter-B Period. For the avoidance of doubt, in the event that Tenant extends the Term of this Lease with regard to one Tenant Space, but not the other, the 1215-1232 Conduits shall, during the extended Term, be deemed to exclusively be part of the Infrastructure for the Tenant Space for which the Term was extended.

EXHIBIT “I-1”
SPECIFICATIONS FOR DATACENTER-A AND DATACENTER-B PRIMARY AND REDUNDANT GENERATORS

[*****]

EXHIBIT “I-2”
DEPICTION OF THE PROPOSED APPROXIMATE LOCATIONS OF INFRASTRUCTURE (A)

[*****]

EXHIBIT “J”
FORM OF COMMISSIONING COMPLETE LETTER

[attached]

[*****]

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EXHIBIT “K”
FORM OF GUARANTY

[attached]

Guaranty

THIS GUARANTY is made as of December 29, 2011, by RACKSPACE HOSTING, INC., a Delaware corporation, having an address at 5000 Walzem Road, San Antonio, Texas 78218 (“Guarantor”), to COLLINS TECHNOLOGY PARK PARTNERS, LLC, a Delaware limited liability company (“Landlord”), having an address at c/o Digital Realty Trust, L.P., 2323 Bryan Street, Suite 100, Dallas, Texas 75201.

WHEREAS, Landlord has leased to Rackspace US, Inc., a Delaware corporation (“Tenant”), certain space (the “Tenant Space”) in a data center facility located at 1215 Datacenter Park Boulevard, Richardson, Texas, pursuant to that certain Data Center Lease by and between Landlord and Tenant dated as of December 29, 2011 (the “Lease”);

WHEREAS, Guarantor is materially benefited by the Lease, and Guarantor's executing this Guaranty is a material inducement to Landlord to enter into the Lease.

NOW THEREFORE, in consideration of the premises, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Landlord as follows:

1.    Guarantor unconditionally and irrevocably guarantees to Landlord that all sums stated in the Lease to be payable by Tenant shall be promptly paid in full when due in accordance with the Lease and that all covenants and obligations to be performed by Tenant shall be performed and observed in accordance with the Lease. If any such sum or covenant is not timely paid, performed or observed, then Guarantor shall, within fifteen (15) business days of receipt of written demand from Landlord, pay the same and/or cause the same to be performed (as applicable), regardless of (a) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person, (b) termination of the Lease as a result of Tenant's default, or (c) any other condition or contingency; provided that no such demand shall be made unless (i) with respect to payments of Base Rent, Additional Rent and/or any other sum due under the Lease, the payment was not timely received by Landlord by the actual due date therefore, in accordance with the terms of the Lease, or (ii) with respect to the performance of any non-monetary covenant, Tenant has failed to timely perform the same by the actual due date therefore, in accordance with the terms of the Lease (i.e., Landlord shall not be required to wait for an Event of Default to have occurred). Guarantor shall also pay all reasonable expenses of collecting such sum or any part thereof or of otherwise enforcing this Guaranty, including reasonable attorneys' fees. This Guaranty is irrevocable, unconditional and absolute.

2.    Guarantor's obligations and covenants under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto: (i) Landlord's waiver of the performance or observance by Guarantor or any other party (other than Tenant) of any covenant or condition contained in the Lease or this Guaranty; (ii) any extension, in whole or in part, of the time for payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the renewal of the Lease or this Guaranty; (iii) any assignment of the Lease or subletting of the Tenant Space or any part thereof; provided that, in the event Tenant assigns all of its interest in the Lease or subleases its interest in the Tenant Space in its entirety, other than to a Tenant Affiliate, Guarantor shall not be liable hereunder for any modifications of the Lease negotiated or effected between Landlord and any such assignee/sublessee, unless Guarantor otherwise agrees in writing (for the avoidance of doubt, the parties' memorialization in an amendment to the Lease of such assignee's/sublessee's exercise of an option period, renewal, or extension that existed under the Lease at the time that the assignee/sublessee took over as “Tenant” shall not be deemed to be the type of “modification of the Lease” indicated by this part (iii)); (iv) any modification or amendment (whether material or otherwise) of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty; (v) the doing or the omission of any act referred to in the Lease or this Guaranty (including the giving of any consent referred to in the Lease or this Guaranty); (vi) Landlord's failure or delay to exercise any right or remedy available to Landlord or any action on the part of Landlord granting indulgence or extension in any form whatsoever; (vii) the voluntary or involuntary liquidation, dissolution, sale of any or all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar

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proceeding affecting, Tenant or Guarantor or any of Tenant's or Guarantor's assets; or (viii) the release of Guarantor from the performance or observation of any covenant or condition contained in the Lease or this Guaranty by operation of law.

3.    To the extent not prohibited by law, Guarantor hereby expressly waives (a) any right Guarantor may now or hereafter have to any hearing prior to the attachment of any real or personal property to satisfy Guarantor's obligations, and (b) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt.

4.    No rejection, disaffirmance or termination of the Lease by Tenant or Tenant's trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors' rights, shall be effective to release and/or terminate the continuing liability of Guarantor to Landlord under this Guaranty. Guarantor agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until all obligations of “Tenant” under the Lease have been performed as set forth in the Lease (as the same may be modified, extended, renewed or amended, regardless of whether Guarantor has received notice of such modification or amendment, except as set forth in Section 2(iii), above).

5.    Guarantor hereby waives presentment, notice of dishonor, protest and notice of non-payment or non-performance. Notwithstanding anything to the contrary contained herein, the liability of Guarantor shall not be affected by (a) any defense based upon an election of remedies by Tenant that destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement; (b) any duty on the part of Tenant to disclose to Guarantor any facts Tenant may know about any affiliate or subsidiary of Tenant, it being agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and each subsidiary and affiliate thereof, and of all circumstances bearing on the risk of non‑payment of the payment obligations; (c) any defense arising from the bankruptcy or insolvency of Tenant or any subsidiary or affiliate thereof; (d) any defense afforded guarantors based on suretyship or impairment of collateral under applicable law, other than payment and performance in full of Tenant's obligations under the Lease.

6.    This Guaranty shall be construed in accordance with the laws of the jurisdiction in which the Tenant Space is located, without giving reference to conflict of law principles.

7.    This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord.

8.    Subject to Guarantor's right to avail itself of any defenses available to Tenant, Guarantor's liability shall be primary and joint and several with that of Tenant. The payment portion of this Guaranty is an absolute and unconditional guaranty of payment and not of collection. Landlord may proceed against Guarantor under this Guaranty without initiating or exhausting any remedy against Tenant, and may proceed against Tenant and Guarantor separately or concurrently. If Guarantor consists of more than one person or entity, the liability of each person or entity comprising Guarantor shall be joint and several with that of all other persons or entities comprising Guarantor, and Landlord may proceed separately or concurrently against any or all persons or entities comprising Guarantor.

9.    Within twenty (20) days after Landlord's written request, Guarantor agrees to execute and deliver to Landlord a written statement certifying any reasonable matter concerning this Guaranty or the Lease as Landlord may reasonably request.

10.    Any notice which Landlord may elect to send shall be binding upon Guarantor if delivered by overnight delivery by a nationally recognized carrier, or if sent by certified or registered mail, return receipt requested, postage prepaid, to Guarantor at the following address:

Rackspace Hosting, Inc.
5000 Walzem Road
San Antonio, Texas 78218
Attention: General Counsel
Telephone: (210) 312-4721

11.    All actions or proceedings arising in connection with this Guaranty shall be litigated only in a court of competent jurisdiction in the jurisdiction in which the Tenant Space is located. Each person or entity comprising Guarantor consents to the jurisdiction of the courts of such jurisdiction, waives any objection to the venue of any action filed in any court situated in such jurisdiction, and waives any right under the doctrine of forum non-conveniens, or otherwise, to transfer any such action filed

CONFIDENTIAL MATERIAL HAS BEEN OMMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISION. BOXES AND ASTERIXES DENOTE SUCH OMISSION

in any such court to any other court.

12.    This Guaranty shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

13.    Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Lease.

14.    THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT EITHER BY LANDLORD OR THE UNDERSIGNED (OR ANY OF THEM) AGAINST THE OTHER WITH RESPECT TO ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED TO THE LEASE OR THIS GUARANTY.
IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed effective as of the date first above written.

WITNESS:	GUARANTOR:
Jacques Greyling	RACKSPACE HOSTING, INC., a Delaware corporation
By: /s/ Mark Roenigk Name: Mark Roenigk Title: COO

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EXHIBIT “L”
ROOFTOP RIGHTS

1.    Rooftop Equipment. Landlord hereby grants to Tenant, during the Term, the non-exclusive right to install, maintain and operate, at Tenant's sole cost and expense, [*****] satellite dish antennae (together and singly the “antenna”), together with the cables extending from such antenna to the Tenant Space through plenums, risers, electrical closets, ducts or pipes on or serving the floor on which the Tenant Space is located (other than those installed for another tenant's exclusive use), in locations (collectively, the “Rooftop Area”), number, size, weight, height and all other features and specifications of the antenna, and the manner of the initial installation of the same, as are approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (the antennae, satellite dishes and related equipment being collectively referred to as the “Rooftop Equipment”). Notwithstanding anything herein to the contrary, Tenant's right to install, maintain and operate the Rooftop Equipment is subject to such Rooftop Equipment and/or any other part of Tenant's Rooftop Facilities (as defined in Section 4, below), (i) not adversely affecting, in any material manner, the structure of the Building, the roof of the Building, the warranty for the roof of the Building or the safety of the Building; (ii) not adversely affecting, in any material manner, the electrical, mechanical or any other system of the Building or the functioning thereof; (iii) not adversely interfering, in any material manner, with the operation of the Building or the provision of services or utilities to other current or future tenants and/or occupants of the Building; and (iv) being otherwise approved by Landlord in writing (which approval shall not be unreasonably, withheld, conditioned or delayed). No additional rental shall be payable with respect to the rooftop rights granted Tenant under this Exhibit, except in the event Tenant permits the use of any portion of the Rooftop Equipment by a party (including, without limitation, a Colocation Party) who derives revenues from the use thereof. Tenant shall not permit the use of any of the Rooftop Equipment by such party without Landlord's consent, which consent may be conditioned upon the payment of additional rental in accordance with market rates.
2.    Compliance with Law. Tenant shall install, maintain and operate the Rooftop Equipment in compliance with (i) all Applicable Laws, including all present and future governmental laws, codes, rules and regulations applicable to the Rooftop Equipment and the Building (the “Rooftop Applicable Laws”), including, without limitation, the rules and regulations of the Federal Communications Commission (“FCC”) and the Federal Aviation Administration (“FAA”) and any other governmental and quasi-governmental authorities having jurisdiction with respect to the Building or Tenant's installation, maintenance and/or operation of the Rooftop Equipment, and (ii) the conditions of any bond or warranty maintained by Landlord on the roof.
3.    Installation Procedures.
(i)Prior to installation of Tenant's Rooftop Facilities and any modifications or changes thereto, Tenant shall submit to Landlord in writing all plans for Landlord's approval, and may only commence the installation after having obtained Landlord's written approval, which shall not be unreasonably withheld, conditioned, or delayed. The size, weight, style, type, materials, exact location, method of installation and other matters related to Tenant's Rooftop Facilities shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Landlord may supervise any roof work, provided Landlord does not unreasonably interfere with or delay Tenant exercising its rights or satisfying its obligations hereunder.

(ii)In the event Tenant requires a supplemental electric power supply and/or usage in connection with Tenant's Rooftop Facilities, Tenant shall, at its sole cost and expense, obtain such supplemental power supply and pay any and all recurring charges associated with such supplemental power supply at the actual cost charged by the utility without mark-up by Landlord. Any work performed in connection therewith shall comply with the provisions of the Lease.

(iii)Landlord shall provide to Tenant reasonable access to the roof of the Building and other affected Common Areas of the Building to permit Tenant's maintenance and operation of Tenant's Rooftop Facilities as provided for herein. Access to the roof of the Building or other areas of the Building will be available by Tenant requesting access from Landlord according to the Building Rules and Regulations, and Landlord agrees to cooperate reasonably with Tenant in connection therewith. Tenant shall reimburse Landlord for all reasonable and actual costs and expenses incurred by Landlord with respect to any such access occurring at times other than the normal business hours of the Building. All such access to the roof of the Building and/or other Common Areas of the Building shall be subject to the continuing control of, and reasonable security and safety procedures established by, Landlord.

(iv)Tenant's Rooftop Facilities (in particular, the antenna) shall not be more than [*****] in height above the parapet wall and not more than the weight that Landlord shall reasonably determine is appropriate for the roof (which Landlord

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shall specify to Tenant promptly upon Tenant's written request).

4.    Maintenance and Removal of the Rooftop Equipment. Tenant shall, at its sole cost and expense, be responsible for the maintenance of the Rooftop Equipment and any cable, wiring, connecting lines, conduit, and other installations, equipment or property installed or placed by or on behalf of Tenant anywhere on the rooftop of the Building (collectively, “Tenant's Rooftop Facilities”) in accordance with all Rooftop Applicable Laws and the terms of the Lease. At the expiration or earlier termination of the Lease or termination of Tenant's right to possess the Tenant Space, Tenant shall remove Tenant's Rooftop Facilities from the Building and restore the roof and any other affected areas of the Building to the condition existing prior to the installation of Tenant's Rooftop Facilities, reasonable wear and tear, Casualty and Taking excepted, all at Tenant's sole cost and expense. The removal shall be performed in a good and workmanlike manner without causing any material interference or damage to the Building, structures, equipment, or operations of Landlord and/or any of the other tenants and/or occupants of the Building. Should any such interference, damage or destruction occur, it shall be immediately remedied by Tenant, at Tenant's sole cost and expense, reasonable wear and tear, Casualty and Taking excepted. If Tenant fails to remove Tenant's Rooftop Facilities within thirty (30) days after the expiration or earlier termination of the Term of this Lease or the termination of Tenant's right to possess the Tenant Space, Landlord shall have the right, but not the obligation, to elect either (i) to remove Tenant's Rooftop Facilities at Tenant's cost and expense, plus a [*****] administrative fee, and Landlord shall, except as otherwise expressly provided herein, have no liability for the return of, or damage to, Tenant's Rooftop Facilities, or (ii) to treat Tenant's Rooftop Facilities as abandoned by Tenant. Tenant shall indemnify and hold Landlord harmless from and against any and all demands, liability, liens, claims, losses, costs and expenses (including reasonable attorney's fees) relating to or arising from the design, construction, installation, operation, maintenance, existence and/or removal of Tenant's Rooftop Facilities, except to the extent caused by the gross negligence or willful misconduct of any member of the Landlord Group.